As filed with the Securities and Exchange Commission on July 13, 2005
Registration No. 333-_______

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
VITAL LIVING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	3652	88-0485596
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5080 North 40th Street, Suite 105 Phoenix, Arizona 85018 (602) 389-8600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

STUART A. BENSON PRESIDENT AND CHIEF EXECUTIVE OFFICER 5080 North 40th Street, Suite 105 Phoenix, Arizona 85018 (602) 952-9909
(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
ROBERT S. KANT, ESQ.
SCOTT K. WEISS, ESQ.
GREENBERG TRAURIG, LLP
2375 East Camelback Road
Phoenix, Arizona 85016
(602) 445-8000
____________________
Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.001 par value per share	6,062,386	$.05	$303,119.30	$35.68
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
____________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED JULY 13, 2005

PROSPECTUS

6,062,386 Shares

VITAL LIVING, INC.

Common Stock

____________________

The stockholders of our company listed in this prospectus are offering for sale up to 6,062,386 shares of common stock, currently outstanding or that may be issued upon conversion of notes and exercise of warrants.

We expect that sales made pursuant to this prospectus will be made

• in broker's transactions,

• in block trades,

• in transactions directly with market makers, or

• in privately negotiated sales or otherwise.

We will not receive any of the proceeds of sales by the selling stockholders. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.

The selling stockholders will determine when they will sell their shares, and in all cases, they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling stockholders to deliver this prospectus to purchasers when they resell their shares of common stock.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “VTLV.0B.” The last reported sale price of our common stock on the OTCBB on July 11, 2005 was $.06 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 to read about certain risks that you should consider before buying shares of our common stock.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus is               , 2005

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including “Risk Factors” and our financial statements and related notes.

Our Company

We develop and market nutritional fruit and vegetable supplements, protein supplements, and nutraceuticals products. Through a licensing agreement, we also have certain rights for the use of a pharmaceutical delivery system known as “GEOMATRIX.” Our principal products currently are Greensfirst®, Dream Protein®, and Complete Essentials®. We distribute our products primarily in the following three distribution channels:

•	healthcare practitioners, including physicians, condition specialists, chiropractors, nutritionists, and trainers who promote or prescribe our products;

•
regional nutritional distributors that market our proprietary products and patient selling system directly to healthcare practitioners who utilize our proprietary selling system to market our products directly to consumers; and

•	directly to consumers, through call centers and websites.

The following table sets forth our current target conditions, products, and distribution channels:

Target Conditions	Products Offered	Distribution Channels
General Health	GreensFIRST® Dream Protein® Complete Essentials®	Healthcare practitioners Regional distributors Consumer direct
Cardiovascular Health	Essentum®	Consumer Direct

Nutritional supplements represent a convenient and cost-effective way for an individual to obtain the nutritional benefits of whole foods. Nutritional supplements are formulated from whole foods and are intended to provide for improved health, reduced risk of diseases, and the delay onset of age related indicators while resulting in little added caloric and fat intake. Nutritional supplements come in powder, capsule, cracker, and other forms.

Nutraceuticals, consisting of vitamins, minerals, herbs, and supplements, are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, and drops. Nutraceuticals are intended to have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed our products to be incorporated by healthcare practitioners into standard patient routines in which healthcare practitioners recommend and sell our nutritional supplements and nutraceuticals products to their patients. Use of vitamins, minerals, herbs, and nutritional supplements continues to rise as consumers seek nutritional products to improve general health, increase longevity, and enhance the overall quality of life.

Strategy

Our goal is to become a major participant in the nutritional supplement and nutraceutical markets. Key elements of our strategy to achieve this goal include the following:

•	capitalize on the growing consumer interest in the use of nutritional supplements and nutraceuticals to complement traditional health care routines,

•	develop products that appeal to health care professionals and consumers,

•	enhance our distribution channels and the participants in those channels, and

•	pursue strategic acquisitions in the highly fragmented nutritional supplement and nutraceuticals markets to expand our product offerings, distribution channels, and geographic reach.

Our History

We were incorporated in the state of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. We acquired substantially all of the assets of Vital Living, Inc. effective as of May 7, 2001 and changed our name to Vital Living, Inc. on May 20, 2001. On August 16, 2001, we merged with VCM Technology Limited, a company reporting under the Securities and Exchange Act of 1934. Following the merger, we continued as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934.

Our Offices

Our executive offices are located at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018, and our telephone number is (602) 952-9909. Our website is located at www.vitalliving.com.

Our website is located at www.vitalliving.com. The information contained on our website does not constitute part of this prospectus. Through our website, we make available free of charge our annual reports on Form 10-KSB, our proxy statements, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. These reports are available as soon as reasonably practicable after we electronically file those materials with the Securities and Exchange Commission. We also post on our website the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, our Code of Conduct, our Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. The documents are also available in print by contacting our corporate secretary at our executive offices.

The Offering

Common stock offered by the selling stockholders	6,062,386 shares
Common stock currently outstanding	101,387,463 shares
Use of proceeds	We will not receive any of the proceeds of this offering.
OCTBB Symbol	VTLV.OB

The number of shares of common stock to be outstanding after this offering is based upon our outstanding shares as of June 13, 2005. These shares exclude the following:

•	options to purchase 5,501,390 shares of common stock,

•	warrants to purchase 30,454,859 shares of common stock, or

•	Senior Secured Convertible Notes convertible into 17,860,912 shares of common stock.

•	Preferred stock convertible into 1,500,000 shares of common stock.

Summary Financial Data

The following table sets forth our summary historical financial data. The statement of operations data for both the fiscal years ended December 31, 2004 and December 31, 2003 and the three months ended March 31, 2005 and 2004, and the balance sheet data as of December 31, 2004 have been derived from our audited financial statements, which are included elsewhere in this prospectus.

	Years Ended December 31,		Three Months Ended March 31,
	2004	2003	2005	2004

Statement of Operations Data:
Revenue	$4,161,000	$498,000	$1,262,000	$943,000
Costs and expenses:
Cost of sales	2,801,000	237,000	671,000	508,000
Gross Profits	1,360,000	261,000	591,000	435,000
Administrative Expenses:
Salaries and benefits	992,000	11,449,000	131,000	855,000
Professional and consulting fees	1,676,000	3,203,000	102,000	206,000
Selling, general and administrative	1,937,000	1,275,000	115,000	461,000
Research and development	1,180,000	411,000	30,000	298,000
Depreciation and amortization	4,560,000	1,811,000	614,000	1,229,000
Impairment of goodwill	14,976,000	6,777,000
Total	25,321,000	24,926,000	992,000	3,049

Net loss from continuing operations	(23,961,000)	(24,665,000)	(401,000)	(2,614,000)
Other income (expense)
Other expense	(76,000)	(43,000)	(321,000	(411,000)
Interest income	2,000	5,000
Interest expense	(1,962,000)	(2,503,000)
Net loss	(25,997,000)	(27,206,000)	$(722,000)	(3,025,000)
Loss per share before discounted operations(1)	$(0.44)	$(0.94)	$(0.01)	$(0.50)

	March 31,	December 31,
	2005	2004	2003
Balance Sheet Data:
Cash and cash equivalents	$122,000	$466,000	$1,729,000
Total assets	25,256,000	26,171,000	50,708,000
Total stockholders’ equity	$19,071,000	$19,915,000	$44,491,000
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(1)  Loss per share for the year ended December 31, 2004 and 2003, and with the quarter ended March 31, 2005 and 2004, is computed by dividing net loss by the weighted average number of shares of common stock outstanding.

RISK FACTORS

You should consider carefully the following risk factors and all other information contained herein in evaluating our company and our business. Our common stock involves a high degree of risk. If any of the following risks actually occur, our business, financial condition or operating results will suffer. Moreover, the price of our common stock could decline and you could lose all of your investment.

Our significant losses and negative cash flow raise questions about our ability to continue as a going concern.

We have only a limited operating history. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a business in the nutraceuticals industry, which is characterized by a large number of market participants, intense competition, and a high failure rate. We incurred net losses of approximately $28.6 million and $30.2 million for the years ended December 31, 2004 and 2003, respectively. We cannot assure you that we will be able to achieve or sustain revenue growth, profitability, or positive cash flow on either a quarterly or annual basis or that profitability, if achieved, will be sustained. If we are unable to achieve or sustain profitability, we may not be financially viable in the future and may have to curtail, suspend, or cease operations. Because of our recurring operating losses and negative cash flow, the report of our independent auditor on our financial statements for the fiscal years ended December 31, 2004 and 2003 contain an explanatory paragraph stating that the independent auditor has substantial doubt about our ability to continue as a going concern.

If we are unable to generate cash from operations, we may need to raise additional funds in the near future.

We had working capital deficits of $2.8 million at December 31, 2004. Historically, we have been dependent on equity or debt financings to fund our operations and working capital needs. We completed offerings of $4.6 million aggregate principal in Senior Secured Convertible Notes, which includes the conversion of $1.6 million in Bridge Note principal and accrued interest, during the fourth quarter of 2003; an offering of 510,000 shares of our common stock raising gross proceeds of $510,000 in the first quarter of 2004; an offering of 3.9 million shares of our common stock and 15.6 million warrants, which resulted in gross proceeds of $975,000 in June and July of 2004; and a special warrant offering, which began in November 2004 and concluded in January 2005, that resulting in the issuance of 7.1 million shares of our common stock and issuance of 6.4 million new warrants that generated $717,000 in gross proceeds. Our average net cash expenditures (cash generated from continuing operations less expenses paid) during 2004 was approximately $260,000 per month and we expect to reduce our net cash expenditures to approximately $110,000 per month in the first quarter of 2005. However, net cash expenditures may vary greatly on a monthly basis and this average is not necessarily indicative of future amounts. We may need to raise additional capital in the very near future to fund our operations and are currently examining various sources of additional financings. However, because our Senior Secured Convertible Notes are secured by substantially all of our assets, we may have difficulty securing additional debt financing on terms favorable to us or at all. Any equity financing that we obtain may be highly dilutive to existing stockholders. Our inability to generate cash flow from operations or to find sources of funding would have an adverse impact on our ability to maintain our operations.

We have substantial indebtedness and interest obligations that we must satisfy when due.

We have substantial indebtedness and interest obligations that we must satisfy in accordance with their terms. In connection with the MAF acquisition completed during 2002, we have a potential of approximately $410,000 of debt, which is included in our current liabilities. During the third quarter of 2004, we entered into an agreement to sell all property, rights, and assets related to our Boulder Bar product line. The purchaser agreed to assume the debt. However, the purchaser has not complied with the terms of the agreement, and we are currently seeking legal remedies. In addition, we have outstanding $4.2 million aggregate principal amount of Senior Secured Convertible Notes, which are secured by substantially all of our assets. In October 2004, we obtained majority consent of the holders of the notes to pay the 12% annual interest requirement in either cash or shares of our common stock. We cannot assure you that our operations will generate funds sufficient to repay these debt obligations as they come due. Our failure to repay any of our indebtedness and make required interest payments as required by these debt obligations could result in an event of default. In this event, the holders of our debt could force us to sell our assets in order to repay obligations owing to them.

We may record future losses because continuing adverse market conditions may require us to record an impairment of goodwill and other intangibles.

We had approximately $3.2 million of goodwill as of December 31, 2004 and approximately $20.8 million of net intangible assets at December 31, 2004 cumulatively accounting for approximately 92% of our total assets at December 31, 2004. We adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and are required to analyze our goodwill and other intangible assets for impairment issues on an annual basis or when events occur that would indicate that an intangible asset impairment had occurred. The value of our goodwill and other intangible assets is exposed to future adverse changes if we experience declines in operating results or experience significant negative industry or economic trends or if future performance is below historical trends. We periodically review goodwill and intangible assets for impairment using the guidance of applicable accounting literature. We are subject to financial statement risk to the extent that the goodwill and other intangible assets become impaired, and any impairment losses related to goodwill and other intangible assets may result in a non-cash charge to earnings.

We may lose our exclusive licensing rights to the GEOMATRIX technology if SkyePharma terminates the Development and License Agreement which we are a party to.

We are party to a Development and License Agreement with SkyePharma PLC under which we have certain exclusive licensing rights to the GEOMATRIX technology. We are in dispute with SkyePharma over the terms of the agreement and have failed to make payments, which total $750,000 called for under the agreement. On April 6, 2004, we received a demand letter from SkyePharma related to the past due payments under the agreement, which triggered a 30-day negotiation period under the agreement. This 30-day period is required before initiating formal collection proceedings. We are currently in discussions to modify both the terms and payment schedules under the agreement. We cannot assure you that these negotiations will be successful and that we will reach a satisfactory resolution of this matter. In the event a satisfactory resolution cannot be reached and SkyePharma exercises its rights of termination under the agreement, we may lose substantial and possibly all rights gained under this and related contracts with SkyePharma.

Any acquisitions that we undertake could be difficult to integrate, disrupt our business, dilute stockholder value, and harm our operating results.

We plan to continue to review opportunities to buy other businesses that would expand our product offerings, enhance our product distribution, expand the geographical breadth of our markets, or otherwise offer other growth opportunities. In the past two years, we have acquired three businesses, and we may acquire additional businesses in the future. If we make any future acquisitions, we may issue stock that would dilute existing stockholders' percentage ownership, incur substantial debt, or assume contingent liabilities. Our recent acquisitions, as well as potential future potential acquisitions, involve numerous risks, including the following:

•	problems integrating the purchased products, operations, personnel, distribution channels, and systems with our own;

•	unanticipated costs or undisclosed liabilities associated with the acquisition;

•	diversion of management's attention from our existing businesses;

•	potential compliance issues with regard to acquired companies that did not have adequate internal controls;

•	adverse effects on existing business relationships with suppliers distributors, and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees and customers of purchased organizations.

For example, certain of our acquired companies have continued to incur losses from operations or have required significant cost outlays and caused increases in our selling, general, and administrative expenses.

Our acquisition strategy entails reviewing and potentially reorganizing acquired business operations, corporate infrastructure and systems, and financial controls. Unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions could inhibit our growth and negatively impact our profitability. We may be unable to identify suitable acquisition candidates or to complete the acquisitions of candidates that we identify. Increased competition for acquisition candidates may increase purchase prices for acquisitions to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria. In addition, we may encounter difficulties in integrating the operations of acquired businesses with our own operations or managing acquired businesses profitably without substantial costs, delays, or other operational or financial problems.

We may issue common or preferred stock and incur substantial indebtedness in making future acquisitions. The size, timing, and integration of any future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. Consequently, operating results for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year. These fluctuations could adversely affect the market price of our common stock.

Our ability to grow through acquisitions will depend upon various factors, including the following:

•	the availability of suitable acquisition candidates at attractive purchase prices,

•	the ability to compete effectively for available acquisition opportunities, and

•	the availability of funds or common stock with a sufficient market price to complete the acquisitions.

As a part of our acquisition strategy, we frequently engage in discussions with various companies regarding their potential acquisition by us. In connection with these discussions, we and each potential acquisition candidate exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms, and conditions of the potential acquisition. In certain cases, the prospective acquisition candidate agrees not to discuss a potential acquisition with any other party for a specific period of time, grants us an option to purchase the prospective business for a designated price during a specific time, and agrees to take other actions designed to enhance the possibility of the acquisition, such as preparing audited financial information. Potential acquisition discussions frequently take place over a long period of time and involve difficult business integration and other issues, including in some cases, management succession and related matters. As a result of these and other factors, a number of potential acquisitions that from time to time appear likely to occur do not result in binding legal agreements and are not consummated.

We rely on others for our production, and any interruptions of these arrangements could disrupt our ability to fill our customers' orders.

We outsource through contract manufacturers for all of our production requirements. Competitors that manufacture their own products may have an advantage over us with respect to pricing, availability of products, and other areas through their control of the manufacturing processes. Any increase in labor, equipment, or other manufacturing costs could adversely affect our cost of sales. Qualifying new manufacturers is time-consuming and might result in unforeseen manufacturing and operations problems. The loss of our relationships with our manufacturers or their inability to conduct their manufacturing services for us as anticipated in terms of cost, quality, and timeliness could adversely affect our ability to fill customer orders in accordance with required delivery, quality, and performance requirements. If this were to occur, the resulting decline in revenue would harm our business.

We depend on third parties to maintain satisfactory manufacturing and delivery schedules, and their inability to do so could increase our costs, disrupt our supply chain, and result in our inability to deliver our products, which would adversely affect our results of operations.

We depend on our manufacturers to maintain high levels of productivity and satisfactory delivery schedules. Although we a have long-term contract with one of our manufacturers that does not guarantee adequate production capacity, prices, lead times, or delivery schedules. Our manufacturers serve many other customers, a number of which have greater production requirements than we do. As a result, our manufacturers could determine to prioritize production capacity for other customers or reduce or eliminate deliveries to us on short notice. At times, we have experienced lower than anticipated manufacturing turnarounds and lengthening of delivery schedules. We may encounter manufacturing delays and longer delivery schedules in commencing volume production of our new products. Any of these problems could result in our inability to deliver our products in a timely manner and adversely affect our operating results. We depend to a great extent on our manufacturers for the safety, purity, and potency of our products.

We depend on a limited number of wholesale distributors to sell a significant portion of our products.

We currently market our products on a wholesale basis through our distributors operating in the United States. We depend on these distributors to sell our products to retailers throughout the United States. If a significant distributor discontinues selling our products, performs poorly, does not pay for purchased products, reorganizes, or liquidates and is unable to continue selling our products, our business, financial condition, and operating results could be adversely affected. Our failure or inability to replace poorly performing distributors could have a material adverse effect on our business.

Any material increase in the cost of the raw materials used to manufacture our products could have a material adverse effect on our cost of sales.

We do not have contracts with all of our suppliers of the raw materials used in the production of our products. Historically, we have not experienced any difficulties obtaining the raw ingredients for our products on customary terms. We are, however, subject to variations in the prices of the raw materials used in the manufacture of our products. We may not be able to pass along any cost increases to our customers. As a result, any material increase in the cost of raw materials used in the manufacture of our products could have a material adverse effect on our cost of sales.

If we are unable to compete effectively with existing or new competitors, our existing business will decline and our anticipated business plan will not be successfully implemented.

We believe the market for nutritional supplements and nutraceuticals products is continually evolving and is highly dependent upon changes in the demographic and social trends. We compete with numerous competitors, many of which have significantly greater financial, technical, marketing, and other resources than we do. In making decisions regarding the development of new products and the enhancement and extension of our current products, we encounter competition in attempting to anticipate the needs and preferences of healthcare practitioners, consumers, and nutritionists. Consumer preferences, particularly in the nutritional supplements and nutraceuticals market, are continuously changing and are difficult to predict. We believe we can compete effectively by reacting quickly to expected and perceived customer requirements and desires by maintaining relationships with our existing strategic partners, and identifying and reaching agreements with new partners. However, we cannot assure you that our assessment of the market place is correct, or that our products will be accepted now or in the future.

Our failure to comply with current or future governmental regulations could adversely affect our business.

The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale of dietary supplements, such as those sold by us, are subject to regulation by a number of federal, state and local agencies, principally, the FDA, and the FTC, as well as foreign agencies in areas where we may operate. Among other matters, this regulation is concerned with product safety and claims made with respect to a product’s ability to provide health-related benefits. These agencies have a variety of procedures and enforcement remedies available to them, including the following:

•	initiating investigations;

•	issuing warning letters and cease and desist orders;

•	requiring corrective labeling or advertising;

•	requiring consumer redress, such as requiring that a company offer to repurchase products previously sold to consumers;

•	seeking injunctive relief or product seizures; and

•	imposing civil penalties or commencing criminal prosecution.

Federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, publicity related to dietary supplements may result in increased regulatory scrutiny of the nutritional supplements industry.

Our failure to comply with applicable laws could subject us to severe legal sanctions, which could have a material adverse effect on our business and results of operations. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business and operations. We cannot assure you that a state will not interpret claims presumptively valid under federal law as illegal under that state’s regulations, or that future FDA regulations or FTC decisions will not restrict the permissible scope of such claims. Additionally, we cannot assure you that such proceedings or investigations or any future proceedings or investigations will not have a material adverse effect on our business or operations.

If we are deemed to be subject to the federal Medicare Anti-Kickback statutes or similar state statutes, it could have a material adverse effect on our business and operations.

The healthcare industry is subject to extensive federal and state regulation relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, and payment for services. As Essentum® is not subject to Medicare or Medicaid reimbursement, we do not believe that our activities are subject to regulation under the federal Anti-Kickback statutes. The Anti-Kickback statutes generally prohibit persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. However, the statute was drafted broadly and it has resulted in many arrangements and practices that are lawful in businesses outside of the healthcare industry to be deemed unlawful. As a result, there has been a lack of uniform interpretation of the Anti-Kickback statutes, which make compliance even more difficult. The penalties for violating these statutes can be severe and include criminal penalties and civil sanctions, fines, imprisonment and possible exclusion from the Medicare and Medicaid programs. Many states have adopted laws similar to the federal Anti-Kickback statutes. Some of these state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid programs. Although we believe that we comply with both federal and state anti-kickback laws, any finding of a violation of these laws could subject us to criminal and civil penalties or possible exclusion from federal or state healthcare programs. Such penalties would adversely affect our financial performance and our ability to operate our business.

Our insurance may be inadequate to cover us against product liability claims that may be brought against us.

We maintain liability insurance with policy limits generally of $1.0 million per occurrence and $2.0 million in the aggregate. Our insurance coverage includes property, casualty, comprehensive general liability, and products liability insurance. We believe that our insurance coverage is adequate. The testing, marketing, and sale of health care products, however, entail an inherent risk of product liability. We cannot assure you that product liability claims relating to dietary supplement products will not be asserted against us, our licensees, or third parties with whom we operate. Many claims related to dietary supplements have already been brought against businesses in our industry. Further, we cannot assure you that such insurance will provide adequate coverage against any potential claims. A product liability claim or product recall could have a material adverse effect on our business, financial condition, or results of operations.

We depend on key employees and the loss of either of their services could harm our business.

We are heavily dependent upon Stuart A. Benson, our President and Chief Executive Officer, and Gregg Linn, our Chief Financial Officer. We have entered into employment agreements with both Mr. Benson and Mr. Linn that provide for them to be employed by us through December 2007. The agreements, however, cannot assure us of their continued service. The loss of either Mr. Benson or Mr. Linn could have a material adverse effect on us. Under the terms of Mr. Benson’s employment agreement, we are permitted to apply to obtain, and have made application with respect thereto, for a “key-man” insurance policy for Mr. Benson in the amount of $500,000. We will be the beneficiary of this policy when and if the insurance is obtained.

Our existing stockholders will experience dilution if we issue additional securities.

As of June 13, 2005, we had 101,068,713 outstanding shares of common stock, 1,500,000 shares of preferred stock currently convertible into 1,500,000 shares of common stock, options to purchase 5,471,390 shares of common stock, which are subject to stockholder approval, warrants to purchase 30,459,713 shares of common stock, and Senior Secured Convertible Notes convertible into 17,860,192 shares of common stock. If we issue additional shares, or if our existing stockholders exercise or convert their outstanding options, warrants, or notes, our other stockholders may find their holdings drastically diluted, which if it occurs, means that they will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution. If all convertible instruments were converted and all outstanding warrants and options were exercised, we would have 153,747,341 shares of common stock outstanding.

We are party to a voting agreement pursuant to which certain officers, directors and stockholders can elect a majority of our Board of Directors.

We are party to a voting agreement with Stuart A. Benson, our President and Chief Executive Officer, Donald C. Hannah, chairman of our Board of Directors, and SkyePharma, PLC and Fifth Avenue Capital, Inc., both significant stockholders. As a result of voting together under the terms of the agreement, the parties have the ability to elect a majority of our Board of Directors and to approve most, if not all, of any corporate actions requiring stockholder approval without the vote of any other stockholders.

The market price of our common stock is highly volatile and subject to wide fluctuations as a result of many factors.

Our common stock has been traded on the OTC Bulletin Board since March 28, 2002. The market price of our common stock has been highly volatile and may continue to be volatile in the future. Many factors could affect the trading price of our common stock, including the following:

•	the low price, thin trading volume, and relatively small public float of our common stock;

•	variations in our quarterly operating results;

•	introduction of new products and customer acceptance of products;

•	general trends in the nutritional supplement and nutraceuticals markets;

•	the number of holders of our common stock; and

•	the interest of securities dealers in maintaining a market for our common stock.

As long as there is only a limited public market for our common stock, the sale of a significant number of shares of our common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered and could cause a severe decline in the price of our common stock.

Because our common stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Because we currently have less than $5,000,000 of net tangible assets and the market price of our common stock is less than $5.00 per share, transactions in our common stock are subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. These rules require broker-dealers that recommend our securities to persons other than institutional accredited investors to do each of the following:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. Therefore, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We have never paid any cash dividends on our common stock.

We have never paid any cash dividends on our common stock, and we do not expect to pay cash dividends on our common stock in the foreseeable future. In addition, the terms of our outstanding preferred stock and Senior Secured Convertible Notes restrict our ability to pay cash dividends.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding our “expectations,”“anticipation,”“intentions,”“beliefs,” or “strategies” regarding the future. Forward-looking statements also include statements regarding revenue, margins, expenses, and earnings for fiscal 2005 and thereafter; future products or product development; product development strategies; beliefs regarding product performance; potential acquisitions or strategic alliances; the success of particular product or marketing programs; and liquidity and anticipated cash needs and availability. All forward-looking statements included in this report are based on information available to us as of the filing date of this report, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from the forward-looking statements. Among the factors that could cause actual results to differ materially are the factors discussed under “Risk Factors.”

USE OF PROCEEDS

We will not receive any of the proceeds from sales of shares of common stock by the selling stockholders.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

PRICE RANGE OF COMMON STOCK

Our common stock has been traded in the OTC Bulletin Board under the symbol VTLV. OB since March 28, 2002. The following table sets forth the high and low sales prices of our common stock for each calendar quarter indicated.

Year ended December 31, 2002:	High	Low
Second quarter	$3.40	$2.45
Third quarter	$1.56	$0.91
Fourth quarter	$1.34	$0.64
Year ended December 31, 2003:
First quarter	$0.95	$0.74
Second quarter	$1.25	$0.70
Third quarter	$1.52	$1.12
Fourth quarter	$1.34	$1.13
Year ended December 31, 2004:
First quarter	$0.92	$0.77
Second quarter	$0.57	$0.30
Third quarter	$0.24	$0.17
Fourth quarter	$0.20	$0.14
Year ended December 31, 2005:
First quarter	$0.17	$0.06
Second quarter	$0.12	$0.05
On July 11, 2005, the closing price of our stock was $0.06 and we had 460 record holders of our common stock.

We have never paid dividends and do not expect to pay any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2005.

March 31, 2005
Common stock, $.001 par value; 150,000,000 shares authorized; 101,387,000 issued and outstanding(1)	$101,000
Treasury Stock	(72,000)
Additional paid-in capital	86,848,000
Stock, options and warrant - unamortized	(391,000)
Preferred stock $0.001 par value, 51,000,000 share authorized, 1,5000,000 shares issued and outstanding	1,000
Additional paid-in-capital preferred	304,000
Accumulated others comprehensive income	(946,000)
Convertible notes payable(2)	4,286,000
Accumulated deficit	(66,774,000)
Total capitalization	$23,357,000
_______________
(1) Excludes the following:

•	options to purchase 5,501,000 shares of common stock,

•	warrants to purchase 30,454,000 shares of common stock, or

•	Senior Secured Convertible Notes convertible into 17,860,000 shares of common stock.

Please read the capitalization table together with “Management’s Discussion and Analysis” and our financial statements and related notes included elsewhere in this prospectus.

(2) The Senior Secured Convertible Notes are reported on the Balance Sheet as of March 31, 2005 net of unamortized debt discount of $2,140,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

We develop and market fruit and vegetable supplements, protein supplements and nutraceutical products which are marketed for distribution through physicians, medical groups, chiropractic offices, and retail outlets. Additionally, through a licensing agreement, we have certain rights for a pharmaceutical delivery systems (our GEOMATRIX technology). Nutraceuticals are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, or drops. These nutraceuticals may have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products. We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed them to be incorporated by healthcare practitioners into a standard patient system where healthcare practitioners recommend and sell our whole food and nutraceuticals products to their patients. Our focus has been with our Greensfirst®, Dream Protein® and Complete Essentials® products. Additionally, we have targeted cardiovascular health.

Our business strategy is to capitalize on the growing complimentary and alternative medicine market by creating condition-specific formulations that offer a broad range of benefits. Our products focus on general health by utilizing nutraceuticals and whole foods as a means to gain the healthcare practitioner confidence and support. We plan to focus on certain target conditions, providing the market with high quality, relevant products through our healthcare practitioner distribution channels.

Results of Operations

Quarter Ended March 31, 2005 Compared with the Quarter Ended March 31, 2004

The following sets forth selected financial data and its percentage of net sales for the three months ended March 31:

	2005		2004		Increase
	Amount	%	Amount	%	(Decrease)%

Revenue	$1,262,000	100	$943,000	100	$319,000	34
Cost of goods sold	671,000	53	508,000	54	163,000	32
Gross profit	591,000	47	435,000	46	156,000	36
Administrative expenses
Salaries and benefits	131,000	10	855,000	91	(724,000)	-85
Professional and consulting fees	102,000	8	206,000	22	(104,000)	-50
Selling, general and administrative	115,000	9	461,000	49	(346,000)	-75
Research and development	30,000	2	298,000	32	(268,000)	-90
Depreciation and amortization	614,000	49	1,229,000	130	(615,000)	-50
Total	992,000	79	3,049,000	323	(2,057,000)	-67

Net loss from continuing operations	(401,000)	-32	(2,614,000)	-277	2,213,000	-85
Other income (expenses)
Interest expense	(321,000)	-25	(411,000)	-44	90,000	-22
Net loss from continuing operations	$(722,000)	-57	$(3,025,000)	-321	$2,303,000	-76

Revenue

Total revenue for the quarter ended March 31, 2005 was $1,262,000 compared with $943,000 for the quarter ended March 31, 2004, an increase of $319,000. This increase was primarily attributable to comparative revenue growth in our DFN subsidiary.

Cost of Goods Sold and Gross Profit: Cost of goods sold for the quarter ended March 31, 2005 $671,000 compared with $508,000 for the quarter ended March 31, 2004, an increase of $163,000. This increase directly corresponded to the increase in revenues in our DFN subsidiary. Our gross margins in both quarters ended March 31, 2005 and 2004 was 46%.

Administrative Expenses:

Salaries and benefits for the quarter ended March 31, 2005 was $131,000 compared with $855,000 for the quarter ended March 31, 2004, for a decrease of $724,000. The decline was attributable primarily to the combined effects of a $199,000 reduction due to re-pricing adjustments required in accordance with FIN No. 44(1) related to warrants issued to one of our officers, severance settlements with our former Chairman and other former executives in the first quarter of 2004 combined with an overall comparative reduction in employees and consolidation of locations into our Phoenix office.

(1)
In accordance with Financial Interpretation No. (“FIN”) 44, “Accounting for Certain Transactions Involving Stock Compensation,” a non-cash charge to compensation expense is required if the price of our common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued to officers or employees. The requirements of FIN 44 may also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period, provided however that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN 44, we adjust compensation expense upward or downward on a monthly basis based on the trading price at the end of each period.

Professional and consulting fees

Professional and consulting fees was $102,000 for the quarter ended March 31, 2005 compared with $206,000 for the quarter ended March 31, 2004, for a decrease of $104,000. The decrease was primarily related our focus on cost containment and expense management.

Selling, general, and administrative expenses

Selling, general, and administrative expenses for the quarter ended March 31, 2005 was $115,000 compared with $461,000 for the quarter ended March 31, 2004, for a decrease of $346,000. The decrease was primarily related our focus on cost containment and expense management.

Research and development

Research and development costs are expensed as incurred and totaled $30,000 for the quarter ended March 31, 2005 compared with $298,000 for the quarter ended March 31, 2004, decreasing $268,000. The decrease was primarily related to the fact that we have previously recorded required quarterly payments of $250,000 in 2004 which are due under our agreements with Skye related to the licensing of the GEOMATRIX® technologies.

Depreciation and amortization

Depreciation and amortization expense for the quarter ended March 31, 2005 was $614,000 compared with $1,229,000 for the quarter ended March 31, 2004, decreasing $615,000. The decrease was primarily attributable to the complete amortization of the intangible balances related to certain marketing agreements acquired or recorded as part of previous acquisitions.

Other Income (Expense):

Other income (expense) for the quarter ended March 31, 2005 was a net expense of $321,000 compared with $411,000 for the quarter ended March 31, 2004 for an decrease of $90,000. This decrease was primarily related to the combination of interest charges related to shares of our common stock that must be issued to stockholders as a penalty due to our failure to timely file and have declared effective a registration statement to register the shares of common stock issued in our November 2002 private placement, interest charges related to a penalty due to our failure to timely file and have declared effective a registration statement to register the shares of common stock underlying our December 2003 offering, amortization of deferred debt issuance costs and debt discount attributable to our December 2003 Senior Secured Convertible Notes, and interest expense from our Senior Secured Convertible Notes.

Net loss from continuing operations

Our net loss for the quarter ended March 31, 2005 was $722,000 compared with $3,025,000 for the quarter ended March 31, 2004, for a decrease of $2,304,000. The overall reduction resulted from the combined effects of a 34% quarterly comparative growth in our revenues, which resulted in a 36% growth in our quarterly comparative gross margins combined with the effects the combination of an overall comparative reduction in employees, consolidation of locations into our centralized Phoenix office along with our continued focus on cost containment and expense management.

Year Ended December 31, 2004 Compared With Year Ended December 31, 2003

The following sets forth selected financial data and its percentage of net sales for the years ended December 31:

2005		2004		Increase
Amount	%	Amount	%	(Decrease)%
Revenue	$4,161,000	100	$498,000	100	$3,663,000	735
Cost of goods sold	2,801,000	67	237,000	48	2,564,000	1081
Gross profit	1,360,000	33	261,000	52	1,099,000	421
Administrative expenses
Salaries and benefits	992,000	24	11,449,000	2299	(10,457,000)	-91
Professional and consulting fees	1,676,000	40	3,203,000	643	(1,527,000)	-48
Selling, general and administrative	1,937,000	47	1,275,000	256	(662,000)	52
Research and development	1,180,000	28	411,000	83	(769,000)	187
Depreciation and amortization	4,560,000	110	1,811,000	364	(2,749,000)	152
Impairment of intangibles	14,976,000	360	6,777,000	1361	(8,199,000)	121
Total	25,321,000	609	3,049,000	5005	395,000	2

Net loss from continuing operations	(23,961,000)	-576	(24,926,000)	-4,953	704,000	-3
Other income (expenses)
Other expense	(74,000)	-2	(38,000)	-8	(36,000)	95
Interest expense	(1,962,000)	-47	(2,503,000)	-503	541,000	22
Net loss from continuing operations	$(25,997,000)	-625	$(27,206,000)	-5,463	$(1,209,000)	-4

Revenue

Total revenue for the year ended December 31, 2004 was $4.2 million compared with $498,000 for the year ended December 31, 2003, an increase of $3.7 million. This increase was primarily attributable to the growth in our Greensfirst® product line which was acquired as part of the DFN acquisitions in the fourth quarter of 2003

Cost of Goods Sold and Gross Profit

Cost of goods sold for the year ended December 31, 2004 was $2.8 million compared with $237,000 for the year ended December 31, 2003, an increase of $2.6 million. This increase reflected the increase in revenues in our DFN subsidiary along with a $728,000 inventory reserve for our X-Fat® inventory. The gross profit percentage for the year ended December 31, 2004 was 50%, excluding the X-Fat® inventory reserve compared with 52% for the year ended December 31, 2003. The small decline in the gross margin reflects the change in our marketing strategy in 2004 where a greater portion of our products are sold to distributors at wholesale pricing as compared with 2003, where a greater portion were sold directly to healthcare practitioners.

Administrative Expenses

Salary and Benefit Costs

Salary and benefit costs for the year ended December 31, 2004 was $992,000 compared with $11.4 million for the year ended December 31, 2003, a decrease of $10.5 million. The decrease was substantially due to a non-cash repricing adjustments required in accordance with FIN No. 44(1) related to warrants issued to one of our officers during 2003.

(1)
In accordance with Financial Interpretation No. (“FIN”) 44, “Accounting for Certain Transactions Involving Stock Compensation,” a non-cash charge to compensation expense is required if the price of our common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued to officers or employees. The requirements of FIN 44 may also result in a credit to compensation expense to the extent that the trading price declines from the trading price as of the end of previous reporting period, except that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN 44, we adjust compensation expense upward or downward on a monthly basis based on the trading price at the end of each period.

Professional and consulting fees

Professional and consulting fees were $1.7 million during the year ended December 31, 2004 compared with $3.2 million for the year ended December 31, 2003, a decrease of $1.5 million. This decrease was primarily comprised of repricing adjustments in accordance with FIN 44 related to options previously issued in our agreement with the Arizona Heart Institute, our distribution partner for Essentum®, and amortization of common stock, options, or warrants issued under various consulting or other service contracts, as most of these contracts during 2003.

Selling, general, and administrative expenses

Selling, general, and administrative expenses for the year ended December 31, 2004 was $1.9 million compared with $1.3 million for the year ended December 31, 2003, an increase of $663,000. The increase related primarily to additional expenditures during 2004 in our DFN subsidiary.

Research and development costs

Research and development costs are expensed as incurred and totaled $1.2 million for the year ended December 31, 2004 compared with $411,000 for the year ended December 31, 2003, an increase of $769,000. This increase was primarily related to outstanding obligations in 2004 to Skye related to the development of our rights in the Geomatrix® technology.

Depreciation and amortization expenses

Depreciation and amortization expense for the year ended December 31, 2004 was $4.6 million compared with $1.8 million for the year ended December 31, 2003, an increase of $2.8 million. The increase was primarily attributable to amortization of intangibles acquired or recorded as part of acquisitions, as well as increased depreciation related to acquired tangible assets..

Impairment of Goodwill and Other Intangible Assets:

Goodwill and other intangibles created by our acquisitions are tested for impairment at least annually, or upon occurrence of such events that may indicate impairment exists, in accordance with SFAS No. 142. As a result of lower than expected operating results net cash flows, we revised our expectations and, as a result, recorded a goodwill impairment loss of $15.0 million and $6.8 million during 2004 and 2003, respectively. The change in fair value of each component of goodwill and other intangibles were estimated using certain operational results and assumptions, as described below.

MAF. The gross value of goodwill related to the MAF acquisition was $5.0 million. On September 30, 2004, we entered into an agreement to sell all property, rights, and assets related to our Boulder Bar product line. The purchaser agreed to assume the debt of approximately $400,000. However, the purchaser has not complied with the terms of the agreement, and we are currently seeking legal remedies. As a result of this transaction and MAF’s inability to generate positive cash flow from operations, we have discontinued its operations and recorded impairment charges of $104,000 and $38,000 related to intangible assets and other MAF assets deemed to be of no remaining value, respectively. During 2003, we determined that as a result of marketplace competition and various other factors, a portion of the goodwill related to the MAF acquisition was impaired and accordingly, we recorded a $4.4 million impairment charge to goodwill.

NSI. The gross value of goodwill related to the COF acquisition was $3.9 million. In order to resolve certain disputes between a former employee of the COF subsidiary, on July 9, 2004, we settled all matters via an execution of a Settlement and Release Agreement calling for the settlement of all claims and the sale of certain assets and liabilities back to the previous owners of COF. As part of the agreement, we agreed to pay the previous owners of COF $150,000 in six equal monthly installments beginning July 2004 in exchange for the return of 2,600,000 shares of our common stock originally paid as part of the acquisition price. In addition, we will assign certain assets and the previous owners and COF will assume certain liabilities of NSI as of the effective date, the previous owners of COF will sublease our leased facilities located in Spanish Fork, Utah for a period of one year from the effective date, and executive employment agreements with two former employees which was executed as part of the COF acquisition become null and void. Should either party fail to perform its obligations under the agreement, certain rights and options exist allowing the parties to terminate the agreement. During 2004, we paid $50,000 of $150,000 required payments under the Agreement. The remaining $100,000 balance was paid directly to the Internal Revenue Service as a result of being served with a final demand notice from the IRS related to obligations from the previous owners of COF. These amounts were the obligation of the previous owners of COF, which was ratified in the agreement. However, in order to avoid any further claims related to this matter, in November 2004, we entered into a settlement agreement with the IRS related to this matter and paid the remaining $100,000 obligation under the agreement directly to the IRS. The IRS has agreed not pursue us related to this matter.

As of December 15, 2004, we had not received the 2.6 million shares of common stock back from the previous owners of COF. Accordingly, we are currently seeking specific remedies.

During the period ended December 31, 2003, we experienced an operating loss of approximately $533,000, prior to depreciation, amortization, and interest charges, and the business was not able to generate positive cash flow from operations to date. As a result, we determined the goodwill recorded because of the COF acquisition was impaired by $2.4 million, which has been recorded as goodwill impairment expense during 2003.

DFN. The gross value of goodwill related to the DFN acquisition was $2,113,000. During 2004, we generated operating income of approximately $751,000, before depreciation, amortization, and interest charges. We expect increasing net cash flows from operations, as we increase the national distribution of GreensFIRST® along with our Dream Protein® and Complete Essentials® product lines by cross-selling into distribution channels currently and expanding sales of GreensFIRST® into net markets. We also anticipate launching additional products currently under development. Based on our analysis, we do not believe the goodwill amount at December 31, 2004 is impaired and have not recorded an adjustment to the carrying value.

WWS. The gross value of goodwill related to the WWS acquisition was $805,000. WWS was acquired in the second quarter of 2004 and, to date, has been well received by our existing distribution channels and has played a major role in increasing the number of health practitioners to which we market our products. Accordingly, we do not believe the goodwill amount at December 31, 2004 is impaired and have not recorded an adjustment to the carrying value.

ENI. Our primary intangibles, outside of goodwill discussed above, were obtained in the ENI acquisition and consist of several licensing and marketing agreements. The GEOMATRIX® system, with an associated gross intangible value of $20.8 million at December 31, 2004, is our licensed technology. We are in dispute with SkyePharma over the terms of the Development and Licensing Agreement and failed to make payments of $750,000 called for under the licensing agreement during 2004. On April 6, 2004, we received a demand letter from SkyePharma related to the past due payments under the Development and License Agreement, which triggered the 30-day negotiation period under the agreement.  This 30-day period is required before initiating formal collection proceedings. We are currently in discussions to modify both the terms and payment schedules under the licensing agreement. Although we believe we will reach a settlement of the terms and conditions of the agreement with SkyePharma, we cannot assure you that these negotiations will be successful and that we will reach a satisfactory resolution of this matter. In the event a satisfactory resolution can not be reached and SkyePharma exercises their rights of termination under the agreement, we may lose substantial and possibly all rights gained under this and related contracts with SkyePharma. Accordingly, amounts recorded as intangible assets associated with this agreement, which represent substantially all of our intangible assets, would be impaired. During 2004, certain events occurred that caused us to modify the business model underlying the original valuation of these intangibles, including the anticipated timing of future cash flows and the sources from which revenue will be derived. As a result, we determined that the net book value of the intangible assets associated with the GEOMATRIX® license and marketing agreements was impaired by $9,545,000 and $1,727,000, respectively; therefore, $11,272,000 was recorded as impairment expense during 2004.

X-Fat®, with a related gross intangible value of $4,093,000 at December 31, 2003, is our licensed dietary supplement aimed at weight loss and was launched in test markets throughout the United States in early March 2004. During 2004, certain events occurred that caused us to modify the business model underlying the original valuation of this intangible, including the anticipated timing of future cash flows and the sources from which revenue will be derived. As a result, we determined that the net book value of the intangible assets associated with X-Fat® license agreements was impaired by $3.7 million and was recorded as impairment expense during 2004.

Other Income (Expense):

Interest Expense for the year ended December 31, 2004 was $2.0 million compared with $2.5 million for the year ended December 31, 2003, a decrease of $541,000. The decrease relates primarily to the expensing debt issuance cost of $542,000 in 2003 that did not occur in 2004.

Net loss from continuing operation: Our net loss for the years ended December 31, 2004 was $25.9 million compared with $27.2 million for the year ended December 31, 2003, a decrease of $1.3 million. Of these losses, approximately $21.2 million and $22.7 million during 2004 and 2003, respectively, related to non-cash charges described herein and as follows and included only those items that would not have been required to be settled in cash or other assets by their original terms.

	2004	2003

Net loss from operations	$(25,997,000)	$(27,206,000)
Non-cash charges
Officer compensation for common stock, options, warrants and warrant amendments	(581,000)	10,362,000
Common stock, options, and warrants issued for services, including amortization of such	(664,000)	1,696,000
Impairment loss	14,976,000	6,777,000
Interest and other charges related to debt financing	1,772,000	2,050,000
Depreciation and amortization	4,560,000	1,827,000
Total non-cash charges	21,225,000	22,712,000

Net loss excluding non-cash charges	$(4,772,000)	$(4,494,000)

Liquidity and Capital Resources

At December 31, 2004, we had $466,000 in cash, primarily as a result of our warrant offering that began in November 2004 and concluded in December 2004, which resulted in approximately $700,000 in gross proceeds.

Cash flows used in operating activities of approximately $3,555,000 and $4,737,000 in 2004 and 2003, respectively, have decreased over prior year as a result of our decision during 2004 to both discontinue the operations of MAF and COF and the consolidation all of our entire operations in Phoenix. We anticipate that during 2005 the effects of the consolidation in Phoenix as well as certain expense containment and efficiency initiatives that began in 2004 and continued into 2005 along with continued growth in our core revenues will result in improved cash flow from operations. Cash flows from financing activities was $2,294,000 and $5,560,000 in 2004 and 2003, respectively, reflecting the financings (as outlined below), partially offset by servicing of indebtedness.

To date, we have funded our operations and acquisition activity primarily from cash generated from private placements and with funds from borrowings under various debt instruments, as summarized in the table below, generating an aggregate in net cash proceeds of $7.9 million during 2004 and 2003.

The following summarizes private placement offerings completed during 2004 and 2003:

Date	Description	Shares or Principal	Price Per Share	Net Cash Proceeds	Options & Warrants

April 2003	Series B Preferred	1,000,000	$1.00	$875,000	1,000,000 Series E
					500,000 Series D
July 2003	Series C Preferred	500,000	1.00	438,000	500,000 Series E
August 2003	Series D Preferred	1,000,000	1.00	815,000	N/A
October -					3,060,000 No Series
December 2003	Bridge Notes	1,530,000	1.00	1,316,000	1,530,000 No Series
December 2003	Senior Secured Notes	4,587,738	1.00	2,502,000	4,587,738 No Series
March - April 2004	Common Stock	510,000	1.00	469,000	N/A
June -	Common Stock	3,900,000	0	897,000	11,700,000 Series G
July 2004					3,900,000 Series H
November - December 2004	Warrant Offering	7,056,706	0.10	631,000	6,560,000 No Series
				$7,943,000

In addition to the above offerings, during the fourth quarter of 2003, we used short-term notes payable to various stockholders and related parties, borrowing an aggregate principal amount of $396,672. The notes generally matured in 60 days and bore interest at stated rates ranging between 10% and 28%, with 12 months of interest earned and payable immediately. The notes, including interest earned of $58,672, were paid in full prior to December 31, 2003.

Going concern

The accompanying consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations, have a working capital deficit, and are dependent on funding from sources other than operations. Since inception, we have been required to raise additional capital by the issuance of both equity and debt instruments. There are no commitments from prior funding sources should cash flows be insufficient to fund ongoing operations and other cash commitments as they come due. These factors raise substantial doubt about our ability to continue as a going concern. We will be required to raise additional capital in the near term through offerings of securities to fund operations and will attempt to continue raising capital resources if we do not begin to generate revenue sufficient to maintain our company as a viable entity. No assurance can be given that such financing will be available or, if available, that it will be on commercially favorable terms. Moreover, available financing may be dilutive to current investors.

We are in the process of improving, acquiring, or developing products for sale that would generate revenue to sustain its operations, as well as consolidating our operations in order to gain cost synergies and efficiencies. If successful, these actions will serve to mitigate the factors that have raised doubt about our ability to continue as a going concern and increase the availability of resources for funding of our current operations and future market development. In addition, in March and April 2004, we entered into purchase agreements with investors and sold 510,000 shares of common stock at $1.00 per share with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat®. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

Acquisitions

We account for acquisitions in accordance with Statement of Financial Accounting Standards, (“SFAS”) No. 141 “Business Combinations” and accordingly apply the purchase method of accounting for all business combinations initiated after June 30, 2001 and separately identify recognized intangible assets that meet the criteria and amortizes these assets over their determinable useful lives.

Goodwill

Goodwill represents the excess of the aggregate price paid by us over the value of the net equity acquired in an acquisition. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” we are no longer required to amortize goodwill, but are required to review goodwill for impairment at least annually whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” As of December 31, 2004, events had occurred that would indicate goodwill had been impaired and, accordingly, an impairment loss was recorded.

Intangible assets

Our other intangible assets include trademarks, patents, formulations, customer lists, and various marketing and license agreements. Intangible assets are amortized on a straight-line basis over the lesser of the correlating agreements or estimated useful lives ranging from two to 14 years.

Impairment of Long-lived assets

Long-lived assets and identifiable other intangible assets to be held and used are reviewed for impairment at least annually whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill and other intangible assets arising from various acquisitions are evaluated for impairment on at least an annual basis or when events occur that would indicate that impairment had occurred. Impairment is measured by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition.

Assumptions used include estimates of (1) market share penetration, (2) timing of product rollouts for new products, (3) licensing royalty percentages, (4) manufacturing costs, (5) selling prices, (6) volumes sold and (7) discount rates. Any changes in assumptions applied in the cash flow model used to evaluate goodwill and other intangibles for impairment may effect the outcome of the analysis. Unfavorable changes in assumptions may result in further impairments of goodwill and other intangibles.

As of December 31, 2004, events had occurred that would indicate goodwill had been impaired; accordingly, an impairment loss was recorded.

Stock based compensation

We account for our stock option plans in accordance with the provisions of SFAS No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148 “Accounting for Stock-Based Compensation-Transition and Disclosure.” SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations and provide pro forma net income or loss and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

We are subject to reporting requirements of FASB Financial Interpretation No. (“FIN”) 44, “Accounting for Certain Transactions Involving Stock Compensation,” which requires a non-cash charge to deferred compensation expense if the price of our common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

We account for our stock option plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock issued to Employees,” and related Interpretations. No stock-based employee compensation (except that related to repriced warrants in accordance with FIN No. 44) is reflected in net loss, as all options and warrants granted had an exercise price equal to or below the market value of the underlying common stock at the date of grant.

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 did not have a material effect on our Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement is effective for contracts entered into or modified after September 30, 2003. The adoption of SFAS No. 149 did not have a material effect on our Company.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.” In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after September 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

In December 2003, the FASB issued a revised Interpretation No. 46 (“FIN 46R”), “Consolidation of Variable Interest Entities.” FIN 46R requires companies to consider whether entities, in which they have financial interests, lack sufficient equity at risk to permit that entity to finance its activities without additional subordinated financial support and to consolidate those entities where the company would absorb the majority of any losses. The consolidation requirements are effective for interim and annual periods ending after March 15, 2004. The adoption of FIN 46 and FIN 46R did not have a material effect on our Company.

In December 2004, the FASB issued a revised Statement 123 (SFAS 123R), “Accounting for Stock-Based Compensation” requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award - usually the vesting period. The effective date for this statement is as of the first interim period that begins after June 15, 2005. The Company is evaluating the impact of this new pronouncement and has not yet estimated the effect of implementation on the Company’s financial statements.

BUSINESS

Products

Our current principal products are GreensFirst®, Dream Protein®, Complete Essentials® and Essentum®.

GreensFIRST®is a highly concentrated formulation of fruits and vegetables with natural, organic, whole foods and extracts, produced in a powder for mixing with a variety of liquids. GreensFirst® supplies natural vitamins, minerals, plant enzymes, antioxidants, phytonutrients, and symbiotic intestinal flora designed to provide for more optimal energy metabolism, fat burning, digestion, detoxification, immunity, repair, recovery, rejuvenation, and vital longevity. GreensFIRST® is currently distributed through more than 2,500 healthcare practitioners throughout the United States.

Dream Protein® is a whey protein highly concentrated formula, consisting of proprietary hormone free, ultra-lowtemp™ whey protein isolate. We start with hormone free whey from New Zealand cows, which are “meadow fed” and not given any rBGH or BST Hormones. Dream Protein is also made with an Ultra-Low Temp™ process in which the protein is not denatured (damaged) from an extensive heat treatment.

Complete Essentials®is a ultra pure omega 369 dietary supplement that contains essential fatty acids derived from organic flaxseed oil, borage seed oil, and deep sea cold water fish oil. Because the human body cannot manufacture essential fatty acids on its own, our unique dietary supplement is a blend of healthy oils designed to satisfy an individual’s need for essential fatty acids.

Essentum® and EssentumNP® (collectively “Essentum”) are our proprietary, patent-pending supplements designed by cardiologists to meet specific nutritional needs for cardiovascular health. Cardiovascular disease affects nearly 60 million Americans and is one of the leading causes of death in the United States. The American Heart Association estimates that 100 million Americans could benefit from improved dietary and exercise regimens to reduce their risk of heart attack. The nutrients in Essentum are designed to support healthy levels of cholesterol, triglycerides, and homocysteine, as well as to provide necessary vitamins and minerals. Because physicians formulated it, Essentum will not interact with, or reduce the effectiveness of, typical cardio-related prescription medications.

Sales and Marketing

We market our products through the following distribution channels:

•	healthcare practitioners, which includes physicians, condition specialists, chiropractors, nutritionists, and trainers, who promote or prescribe our products.

•
regional nutritional distributors that market our proprietary products and patient selling system directly to healthcare practitioners who utilize our proprietary selling system to market directly to consumers.

•	directly to consumers through call centers and websites.

We distribute a majority of our products, including Greensfirst®, Dream Protein®, and Complete Essentials®, primarily through healthcare practitioners. We currently sell our Essentum® product directly to consumers through call centers, and other means. During 2004 and 2003, our Greensfirst® product was primarily responsible for a significant portion of our revenue. During 2004 and 2003, Essentum® represented a an immaterial portion of our revenue.

During the third quarter of 2004, we entered a joint venture with Wellness Watchers Systems providing for the development and marketing of the Healthy Living Kit. The Healthy Living Kit creates a Wellness Smoothie, which is a meal replacement designed for all types of metabolisms and blood types. It consists of one scoop of GreensFirst® and one scoop of Dream Protein® in six ounces of water along with one Complete Essential® Ultra Pure Omega 3-6-9 capsule. Each Healthy Living Kit Wellness Smoothie meal replacement is a balanced, low-calorie, low-glycemic, hypoallergenic, high-antioxidant, nutrient-dense food source. It is created from a combination of potent organic, hormone and pesticide free all-natural foods. The Health Living Kit along with the lifestyle program were created to assist healthcare practitioners in dealing with chronic diseases, such as cancer, heart disease, and diabetes.

We continue to explore other possibilities to distribute our products nationally and internationally. We may evaluate the regulatory and distribution structures in Europe, Asia, and other international markets to determine the best way to distribute our products in those markets.

Research and Development

Our research and development efforts focus on developing, testing, and substantiating the efficacy of new products in response to what we perceive is a need in the healthcare practitioner distribution channel to complement existing product lines currently available to our customers. Additionally, we continually reformulate existing products in response to literature and market demand.

We believe that flexibility and innovation with respect to new products are crucial factors in remaining competitive in the nutritional supplements and nutraceuticals markets and being able to produce the most effective products, which healthcare practitioners will be willing to prescribe for their patients for specific conditions. By monitoring market trends and avoiding short-lived “fad” products, we attempt to anticipate healthcare practitioners demand for certain product categories. Maintaining flexibility is a key to enabling us to capitalize on emerging sciences relative to nutritional products as well as shifts in consumer needs.

Research and development costs amounted to approximately $1.1 million and $400,000 for 2004 and 2003, respectively. Research and development costs incurred from our formation until December 31, 2004 were $2.1 million.

Manufacturing

We utilize independent contract manufacturers to produce all of our products. Competitors that manufacture their own products may have an advantage over us with respect to pricing, availability of products, and other areas through their control of manufacturing processes. During the first quarter of 2005, we entered into a one-year contractual arrangement with one of our primary manufacturers. The potential loss of our relationships with our manufacturers or their inability to conduct their manufacturing services for us as anticipated in terms of cost, quality and product delivery could adversely affect our ability to provide cost-effective, high-quality, and timely product delivery to our customers. We depend to a great extent on our manufacturers for the safety, purity, and potency of our products.

Raw Materials and Quality Control

The principal raw materials used in the manufacture of our nutritional supplements and nutraceuticals are natural ingredients purchased from manufacturers and other suppliers in the United States, with certain materials imported from other countries. We purchase these raw materials directly or through our manufactures and other suppliers. Therefore, with our suppliers and manufacturers, we maintain the responsibility for documenting all certificates of analysis for the materials in accordance with good manufacturing practices (“GMP”) and guidelines. All raw materials are sent directly to our manufacturers for milling and other fabrication. We do not have contracts with suppliers of raw materials used in the production of our products. Historically, we have not experienced difficulties obtaining raw ingredients for our products on customary terms. We believe that the materials used in our products are readily available from numerous sources and that the loss of any of our current suppliers would not adversely affect our operations. There is no assurance, however, that suppliers will continue to provide the raw materials needed by us in the quantities required or on favorable terms. Because we do not control the source of these raw materials, we also are subject to delays caused by interruptions in production of materials based on conditions outside our control. Any significant delay in, or disruption of, the supply of raw materials could have any of the following results:

If supply shortages were to occur and we were unable to meet the demands of our customers, even if for only a short time, the result could be a long-term decrease in the anticipated sales of our products. We cannot assure you that, on a long-term basis, an adequate supply of ingredients will be available to us on commercially reasonable terms in order for us to meet the supply obligations to our customers.

Finished products are produced by our manufacturers, which maintain quality control laboratories and testing facilities. Our manufactured products are packaged by and protected by a tamper-resistant outer safety seal. All of this is done by our manufacturers according to current GMPGovernment Regulation

Acquisitions and Strategic Initiatives

During 2004 and 2003, we completed the acquisition of three companies with complimentary business or products ranging from start-ups to businesses with revenue up to $2.5 million per year. These acquisitions were intended to shift our business toward established, higher margin products or to expand into new product lines. These acquisitions also increased our geographic presence with locations through various portions of the United States. During 2004, we discontinued the operations of both MAF BioNutritional, LLC, which was acquired during 2002, and Christophers’s Original Formulas, Inc, which was acquired during 2003. See Note 9 of the Audited Financial Statements for further discussion related to discontinued operations. The following information provides a summary of our acquisitions:

E-Nutraceuticals, Inc. ("ENI”). On August 20, 2003, we acquired ENI for net consideration of $41.3 million, consisting of 30.5 million shares of common stock. ENI had developed safe and effective alternatives to prescription medications for non-life threatening chronic ailments, such as obesity and depression. In addition, through a collaborative partnership with SkyePharma, PLC, or Skye, a UK pharmaceuticals company and a major stockholder of our company, we acquired certain rights to a licensed FDA-approved, proprietary delivery systems. Under an amended Development and License Agreement, we acquired exclusive rights to Skye’s drug delivery technology, GEOMATRIX®, and marketing and royalty rights to pharmaceutical sales using GEOMATRIX® in the Peoples Republic of China, Taiwan, and Hong Kong. ENI did not generate any material revenue during both 2004 and 2003.

Doctors For Nutrition, Inc. ("DFN"). On October 14, 2003, we acquired DFN for consideration of $2.7 million, consisting of 3.1 million shares of common stock. DFN’s product line includes GreensFIRST®, a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. Mixed with water, GreensFIRST® contains certified organic fruits, vegetables, and barley grass, which are first juiced and then spray-dried at low temperature, leaving all the important nutrients and live enzymes intact. Benefits of usage include increased energy, improved digestion, and enhanced immune response. DFN currently distributes GreensFIRST® through more than 2,500 practitioner offices throughout the United States. DFN generated annualized pro forma revenues of approximately $3.8 million and $1.6 million during the years ended December 31, 2004 and 2003, respectively.

Wellness Watchers Systems, LLC. On August 17, 2004, we consummated a joint venture with Wellness Watchers International, Inc., or WWI, and together formed Wellness Watchers Systems, LLC, or WWS. We paid WWI $805,000 for its 50% interest in WWS. The purchase price consisted of 3.0 million shares of our common stock along with a $25,000 cash payment. We and WWI originally owned 50% of WWS. The operating agreement gave us overall operating responsibility. WWS manufactures a proprietary brand of dietary protein powder called Dream Protein®, which is directly marketed to the health practitioners together with our GreensFIRST® product. WWS plans to introduce complementary products that will be marketed as part of WWS’ Healthy Living Program®. Part of WWI’s contribution to WWS was the exclusive licensing of certain products, client lists and marketing strategies, which included Dream Protein®. WWS has developed a unique marketing strategy that channels products directly to health practitioners. Prior to forming WWS, WWI had no prior operating history. During 2004, WWS had total revenue of $.4 million During February 2005, we acquired 100% interest in WWS by issuing an additional 1.0 million shares of our stock. In conjunction with our acquisition of the remainder of WWS and certain other marketing and operation strategic productivity decisions, during the first quarter of 2005, we have consolidated the operations of WWS into DFN.

We plan to continue our acquisition strategy in the future. In particular, we intend to focus on candidates that have strong relationships with key vendors or have established complimentary distribution channels or customers. We believe that a number of factors will facilitate our acquisition strategy, including the following:

• the highly fragmented composition of the nutritional supplement and nutraceuticals markets;

• our status as a public corporation;

• a decentralized management strategy, which facilitates the acquired company's management remaining involved in operations should they desire to do so; and

• the ability of our management to identify acquisition opportunities.

Trademarks and Patents

We own numerous trademarks registered with the U.S. Patent and Trademark Office and with agencies in certain other major jurisdictions of the world. Our trademarks include Vital Living®, Vital Living - The Physician Nutraceutical Company® (plus a logo), Essentum®, Essentum For Cardiovascular Health® (plus a logo), X-Fat®, GreensFirst®, Dream Protein®, and Complete Essentials®.

Federally registered trademarks have a perpetual life as long as they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the marks. We believe that our registered and unregistered trademarks, patents, and other proprietary rights are valuable assets and that they have significant value in the marketing of our products. Accordingly, we intend to vigorously protect our intellectual property against infringement.

Competition

Our competitors vary by the nature of the distribution channel. In the healthcare practitioner and regional nutritional distributor channel, we compete with a number of companies selling whole foods and nutritional supplements, including Douglas Labs, Integration Therapeutics, Phyto Pharmacia, Metagenics Standard Process, Allergy Research, and Enzymatic Therapy.

Many of our competitors are substantially larger than us and have significantly greater financial, technical, marketing, and other resources. We compete primarily based on our ability to be first to market, and our distribution channels through healthcare practitioners who desire to have a nutritional line of products to supplement their practices.

Governmental Regulation

The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale (hereafter, collectively “sale” or “sold”) of dietary and nutritional supplements, such as those sold by us, are subject to regulation by one or more federal agencies, principally the Food and Drug Administration, or FDA, the Federal Trade Commission, or FTC, and to a lesser extent the Consumer Product Safety Commission and United States Department of Agriculture. Our activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain countries outside the United States. Among other matters, regulation by the FDA and FTC covers product safety and claims made with respect to a product's ability to provide health-related benefits.

Federal agencies, primarily the FDA and FTC, have a variety of procedures and enforcement remedies available to them, including the following:

•	initiating investigations,

•	issuing warning letters and cease and desist orders,

•	requiring corrective labeling or advertising,

•	requiring consumer redress, such as requiring that a company offer to repurchase products previously sold to consumers,

•	seeking injunctive relief or product seizures,

•	imposing civil penalties, or

•	commencing civil action and/or criminal prosecution.

In addition, certain state agencies have similar authority. These federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against industry participants. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our operations. In addition, increased sales of, and publicity about, dietary supplements may result in increased regulatory scrutiny of the dietary supplements industry.

The Dietary Supplement Health and Education Act, or DSHEA, was enacted in 1994, amending the Federal Food, Drug, and Cosmetic Act (FFD&CA). We believe the DSHEA is generally favorable to consumers and to the dietary supplement industry. DSHEA establishes a statutory class of “dietary supplements,” which includes vitamins, minerals, herbs, amino acids, and other dietary ingredients for human use to supplement the diet. Dietary ingredients on the market as of October 15, 1994 do not require the submission by the manufacturer or distributor to the FDA of evidence of a history of use or other evidence of safety establishing that the ingredient will reasonably be expected to be safe, but a dietary ingredient which was not on the market as of October 15, 1994 may need to be the subject of such a submission to FDA at least 75 days before marketing. Among other things, the DSHEA prevents the FDA from regulating dietary ingredients in dietary supplements as “food additives” and allows the use of statements of nutritional support on product labels. The FDA has issued proposed and final regulations in this area and indicates that further guidance and regulations are forthcoming. We cannot assure you that the FDA will accept the evidence of safety for any new dietary ingredient that we may decide to use and the FDA’s refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring FDA pre-approval based on newly conducted, costly safety testing. In addition, while the DSHEA authorizes the use of statements of nutritional support or “structure/function claims in the labels and labeling of dietary supplements, the FDA is required to be notified of such statements. We cannot assure you that the FDA will not consider particular labeling statements used by us to be drug claims rather than acceptable statements of nutritional support, thereby necessitating approval of a costly new drug application, or re-labeling to delete such statements. We do believe, however, that we substantially comply with the regulations promulgated under DSHEA with regard to labels and labeling of our dietary supplements.

In November 1998, the FTC announced new advertising guidelines specifically for the dietary supplement industry, entitled "Dietary Supplements: An Advertising Guide for Industry." These guidelines reiterate many of the policies the FTC has previously announced over the years, including requirements for substantiation of claims made in advertising about dietary supplements. We make every effort to ensure we are in compliance with FTC advertising standards.

The FFD&CA also authorizes the FDA to promulgate good manufacturing practices (GMP) standards for dietary supplements, which require special quality controls for the manufacture, packaging, storage, and distribution of supplements. The final version of FDA’s GMP regulation has not been published. We believe however, that we will be in substantial compliance with the regulations once they are issued. We contractually require that any independent third party manufacturers doing business with us comply with all existing, or to be promulgated, regulations. The FFD&CA further authorizes the FDA to promulgate regulations governing the labeling of dietary supplements, including claims for supplements pursuant to recommendations made by the Presidential Commission on Dietary Supplement Labels. These rules, which were issued on or after September 23, 1997, entail specific requirements relative to the labeling of our dietary supplements. The rules also require additional record keeping and claim substantiation, reformulation, or discontinuance of certain products, which would be a material expense to us.

The sale of our products in countries outside the United States is regulated by the governments of those countries. We are not currently marketing our products outside of the United States except in Canada, China, Mexico, and the United Kingdom. Our plans to commence or and sales in those countries may be prevented or delayed by such regulation. While compliance with such regulation will generally be undertaken by international distributors, we may assist with such compliance and in certain cases may be liable if a distributor fails to comply.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect such additional regulation, when and if it occurs, would have on our business in the future. Such additional regulation could require, however, any or all of the actions listed below, which could have a material adverse effect on our operations:

•	the reformulation of certain products to meet new standards,

•	the recall or discontinuance of certain products,

•	additional record keeping,

•	expanded documentation of the properties of certain products,

•	revised, expanded or different labeling, or

•	additional scientific substantiation.

Employees

As of July 6, 2005, we had 5 full-time employees all of whom were engaged in finance, administration, or management functions. None of our employees is subject to any collective bargaining agreements with us, and we believe our relationship with our employees is satisfactory. Our future success depends, in part, on our ability to attract, retain, and motivate highly qualified personnel.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors, executive officers, and key employees:

Name	Age	Position

Donald C. Hannah	72	Chairman of the Board
Stuart A. Benson	51	Chief Executive Officer, President, and Director
Gregg A. Linn	42	Chief Financial Officer
David Allen	62	Director
Michael Ashton	57	Director
Carson E. Beadle	71	Director
Michael Cardamone	57	Director
D. Clay Coffeen	38	Director

Donald C. Hannah has been our Chairman of the Board since January 2004 and has been a member of our Board of Directors since June 2002. In 1957, he assumed control of Hannah Marine Company and has since helped turn it into a worldwide marine shipping organization and the largest tugboat and barge company operating on the Great Lakes. In 1986, Mr. Hannah founded US Auction, Inc., which subsequently became affiliated with Merrill Lynch Realty in 1988. Mr. Hannah thereafter served as President and Chief Executive Officer of the Merrill Lynch Realty Auction Division until November 1989. In 1989, The Prudential Insurance Company of America acquired Merrill Lynch Realty along with the Auction Division. Mr. Hannah is Chairman and Chief Executive Officer of US Properties, which he formed in 1992 and which presently conducts real estate auctions and often assists in structuring financing of real estate projects. Mr. Hannah was a finalist for Inc. Magazine’s “Entrepreneur of the Year Award” in 1992.

Stuart A. Benson has served as our Chief Executive Officer since January 2004 and our President since March 2002. Mr. Benson also served as our Vice Chairman of the Board of Directors from March 2002 through January 2004 and our Executive Vice President from June 2001 until March 2002. From March 1997 until June 2001, Mr. Benson served as Chairman of the Board and Chief Executive Officer of Custom Food Concepts, Inc., a privately held company that operated a chain of restaurants in southern California. He has also served in both public and private companies as Chief Executive Officer and Chairman of the Board, including such companies as The Great Earth Vitamin Store chain and Nathan's Famous Inc., where he served as their Chairman of the Executive Committee, Chairman of the Board, President, and Chief Executive Officer. He is a member of UJA and ADL, sponsor of CBA (Caring for Babies with Aids), past Chairman of the 5 Towns United Fund Red Feather Ball, and has successfully organized numerous functions for the Reno, Nevada chapter of the Make A Wish Foundation. In May 2002, Mr. Benson filed for personal bankruptcy, primarily as a result of federal tax liens relating to certain real estate syndication activities in the 1980's. These liens relate to approximately $900 million of recaptured phantom income attributable to Mr. Benson and his affiliates, as the general partner of various real estate syndication programs and partnerships, as well as $900,000 of other claims and judgments. In 1995, other IRS liens, relating to similar real estate syndication activities, were discharged by Mr. Benson in a prior personal filing under Chapter 7. The current bankruptcy filing is unrelated to Mr. Benson's activities with us, and we do not believe that this filing will impact Mr. Benson's ability to perform his duties as an officer and director in any material fashion.

Gregg A. Linn has been the Chief Financial Officer of our company since August 2004. Mr. Linn served as the President of Red Rock Management, LLC, a private consulting firm located in Scottsdale, Arizona, from July 2001 to August 2004. Mr. Linn served as the Chief Financial Officer of DNA Model Management, LLC, a private fashion/entertainment company located in New York, from September 1994 to June 2001. From October 1993 to August 1994, Mr. Linn served as the Chief Financial Officer of Skyline Multimedia Entertainment, Inc., a Nasdaq Small-Cap company that operates the New York Skyride, a simulator attraction located in the Empire State Building in New York City.

David Allen has been a member of our Board of Directors since August 2003. Mr. Allen has served as managing director of Investment Information Services, Ltd., a United Kingdom limited company providing fundamental and technical research to several private banks in London and a group of high net-worth investors in the United Kingdom and the United States, since January 1990. Mr. Allen has also served as president of Investment Information Services Inc., a registered investment advisor in Colorado that provides fundamental and technical research to hedge funds and accredited investors, since 1999. Additionally, Mr. Allen has served as the investment consultant to US Tax and Financial Services, Ltd., a firm of accountants and lawyers in London, since 1989.

Michael Ashton has been a member of our Board of Directors since January 2004. Mr. Ashton's career of over 31 years has been dedicated to the pharmaceutical industry. Mr. Ashton has been chief executive officer of SkyePharma since November 1998 and a member of its board of directors since March 1997. He is also a director of Transition Therapeutics, Inc., a Toronto Stock Exchange-listed biopharmaceutical company developing therapeutics for the treatment of multiple sclerosis, diabetes and restenosis, and Astralis Limited, a public biotechnology company.

Carson E. Beadle has been a member of our Board of Directors since October 2002. Mr. Beadle has been the President of Carson E. Beadle, Inc., a strategic-planning consulting firm in New York, since April 1998. From September 1959 until April 1998, Mr. Beadle was affiliated with the Marsh & McLennan Companies where he served as a member of the board of directors of William M. Mercer, Inc., a subsidiary of Marsh & McLennan. As a senior partner in the Mercer division, he was responsible for the consulting practices of New York and Eastern Canada as well as other corporate functions, with a focus on employee benefits for large employers and strategic decision-making. Mr. Beadle originated the "flexible benefits" concept in Canada and the "total benefits strategic decision-making" concept in the United States. Mr. Beadle has given testimony before Senate Finance, House Ways & Means and other government committees. He is the author of over 100 articles appearing in The Wall Street Journal, the New England Journal of Medicine, Fortune, the New York Times, and many management and health publications in the United States and Canada. He is Chairman and Co-founder of The Health Project, the White House-supported organization that presents the annual C. Everett Koop National Health awards. He is also one of the founding directors of the Health Enhancement Research Organization of Birmingham. Mr. Beadle has been a member of the Board of Directors of Security Mutual Life Insurance Company of New York since 1995 and National Security Life and Annuity Company since 2001.

Michael Cardamone has served as a member of our Board of Directors since September 2004. Mr. Cardamone has served as a private financial advisor since 1974. He has also served as a director of Accommodations Plus Inc., a company that provides and arranges for hotel reservations, since June 1996. In 1978, Mr. Cardamone founded M.J. Originals Dresses, a clothing producer, and served as its Chief Financial Officer until May 1995.

D. Clay Coffeen has served as a member of our Board of Directors since September 2004. Mr. Coffeen has served as a financial consultant for RBC Dain Rauscher since June 1999. From May 1997 to June 1999, Mr. Coffeen served as a financial consultant to Morgan Stanley. Prior to this, Mr. Coffeen was a professional golfer. Mr. Coffeen is the Arizona Chairman for New Century Project, which is a grass roots political organization.

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Hannah, Allen, Beadle, Cardamone, and Coffeen are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist entirely of independent directors.

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at wwwvitalliving.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session generally is chaired by the Chairman of the Board or rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Vital Living, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Allen, Cardamone, and Hannah, each of whom is an independent director of our company under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Hannah (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Hannah serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Beadle, Cardamone, and Hannah, with Mr. Beadle serving as Chairman.

The Nominations and Corporate Governance Committee

The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Allen, Cardamone, and Hannah, with Mr. Hannah serving as Chairman.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s corporate secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.

The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2004. The Audit Committee met separately at four meetings during the fiscal year ended December 31, 2004. The Compensation Committee held one meeting during the fiscal year ended December 31, 2004. The Nominations and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2004. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2004, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2004.

The Executive Committee

The Executive Committee has all powers of the Board of Directors between meetings of the board, subject to applicable law. The members of the Executive Committee are Messrs. Hannah, Beadle, Cardamone, and Benson, with Mr. Beadle serving as Chairman.

Director Compensation

We grant our non-employee directors and members of our Audit, Compensation, Nominations and Corporate Governance Committees a one-time grant of shares of restricted common stock, a portion of which vest immediately upon election to our board of directors with the balance vesting in equal installments over the following two years provided they remain members of our Board of Directors. We also pay our non-employee directors $1,400 per day for those days that they assist us in activities that are beyond their board-related responsibilities.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth, for the periods indicated, the total compensation earned for services provided to us in all capacities by our Chief Executive Officer and our four next most highly compensated executive officers whose aggregate compensation exceeded $100,000 during fiscal 2004, whom we refer to as the named executive officers.

SUMMARY COMPENSATION TABLE

							Long-Term
							Compensation
							Awards
							Securities		All Other
	Annual Compensation(1)						Underlying		Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)			Options (#)(2)		($)(3)

Stuart A. Benson Chief Executive Officer, President, Secretary, Director	2004 2003 2002	$180,469 156,153 51,667		$	— 120,000 150,000	(1) (3)	— 5,000,000 1,340,000	(2) (2)	$10,336 — 37,000	(4)
Mitch Feinglas Former Chief Operating Officer	2004 2003 2002	$126,669 — —		$	— — —		— 100,000(5) —		$2,500 116,680(4) —
Bradley D. Edson Former Chairman and Chief Executive Officer(9)	2004 2003 2002	$100,555 215,211 179,468	(8)		— 50,000 —		— 1,300,000 —	(6)	$1,163 — 26,500	(7)
__________________
(1)	Represents bonus paid to Mr. Benson for successful consummation of various acquisitions

(2)
In connection with the execution of Mr. Benson’s original employment agreement, we granted Mr. Benson a warrant to purchase 1,340,000 shares of common stock at an exercise price of $1.50 per share. In April 2003, we amended the warrant to lower the exercise price to $0.01 per share and to extend the expiration date to March 31, 2008. In August 2003, as a condition to the consummation of our ENI Acquisition, the warrant was again amended to increase the total number of shares of common stock purchasable under the warrant to 6,340,000 shares, or an additional 5,000,000 warrants, 30,000 of which were exercised in 2003. Cumulative compensation expense of $1,526,461 related to repricing and amendments of the warrants was recorded in 2003. Compensation expense of $6,800,000 was recorded in August 2003 as a result of the new warrants.

(3)	Represents signing bonuses paid to Mr. Benson executed as part of his original employment agreement.

(4)	Represents payments for consulting services provided to us.

(5)	In connection with a consulting agreement and services provided thereunder, an entity related to Mr. Feinglas received on his behalf 100,000 shares restricted common stock valued at $134,000.

(6)	In connection with the ENI Acquisition, Mr. Edson received 1,300,000 shares of common stock valued at $1,781,000.

(7)	This amount represents amounts that were paid by us for the benefit of entities controlled by Mr. Edson.

(8)	Represents accrued salary that was subsequently paid in 2002.

(9)
In connection with the execution of Mr. Edson’s employment agreement, we granted Mr. Edson a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.35 per share. These warrants expired on September 30, 2004.

Option Grants

We did not grant any stock options to any director or executive officer during 2004. Subsequent to the end of our last fiscal year, we granted options to purchase a total of 5,100,000 shares of common stock.

Option Exercises and Option Holdings

The following table describes, for the named executive officers, the number of shares acquired and the value realized upon exercise of stock options during fiscal 2005 and the exercisable and unexercisable options held by them as of December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at June 26, 2004(#)		Value of Unexercised In-The-Money Options at June 26, 2004 ($) (1)
	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Stuart A. Benson	0	$0	6,310,000	0	$7,256,500	$0
Bradley D. Edson	765,100	$749,798	0	0	$0	$0
_______________
(1)	Calculated based upon the April 27, 2005, OTCBB closing price of $.09 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Employment Agreements

On February 15, 2005, we entered into an employment agreement dated as of January 1, 2005 with Stuart Benson providing for the employment of Mr. Benson as the President and Chief Executive Officer of our company. On February 15, 2005, we entered into an employment agreement dated as of January 1, 2005 with Gregg A. Linn providing for the employment of Mr. Linn as the Chief Financial Officer of our company. The employment agreements have initial terms of three years each, and both are subject to automatic renewal for successive one-year periods.

Mr. Benson’s employment agreement provides for Mr. Benson to receive an annual base salary of $220,000 from January 1, 2005 through December 31, 2005; $250,000 from January 1, 2005 through December 31, 2006; and $280,000 commencing on January 1, 2007. Mr. Linn’s employment agreement provides for Mr. Linn to receive an annual base salary of $160,000 from January 1, 2005 through December 31, 2005; $180,000 from January 1, 2006 through December 31, 2006; and $200,000 commencing on January 1, 2007. Both executives will also be eligible to receive annual bonuses pursuant to the employment agreements in amounts to be determined by the Board of Directors of our company.

As part of their compensation packages, we granted to Mr. Benson and Mr. Linn, options to purchase 3,000,000 shares and 2,000,000 shares, respectively, of common stock at an exercise price equal to the closing price of common stock on the date of execution of the agreements. The options vest one third on each of the first three annual anniversaries following the date of grant.

Under the employment agreements, we will provide Mr. Benson and Mr. Linn with (1) car allowances of $1,200 and $500 per month, respectively; (ii) reimbursement for travel and entertainment expenses incurred in connection with the business of our company; and (iii) the right to participate in any group insurance, hospital, medical, dental, accident, disability pension, retirement, vacation, expense reimbursement, and other plans, programs, or benefits as may from time to time be provided to other executive employees of our company. Pursuant to the employment agreements, we will reimburse the executive for premium on disability policies providing for coverage at a rate equal to 50% of his base salary in effect from time to time under the employment agreement.

In addition, during the term of his employment, we will pay premium for two life insurance policies of the life of Mr. Benson, one of which policies will have a face amount of $1,000,000 and will name our company as beneficiary, and one will have a face amount of $500,000 and will name as beneficiary a person or entity designated by Mr. Benson. Under Mr. Linn’s employment agreement, we will pay premiums for a life insurance policy on the life of Mr. Linn, which policy will have a face amount of $400,000 and will name as beneficiary a person or entity designated by Mr. Linn. The employment agreements contain provisions that prohibit the executives from competing with us or soliciting our personnel or employees for a period of 18 months following the termination of their employment with us.

The employment agreements each provide that either we or the executive may terminate the agreement at any time. If the executive’s employment is terminated unilaterally by us without cause or by us for good reason (as defined in the agreement), the executive will receive his base salary for the remainder of the term of the employment agreement. If the executive is terminated for reason of death or disability, he or his estate, as the case may be, will receive his fixed salary for 90 days after such termination. If the executive’s employment is terminated by him voluntarily or by us for cause as a result of certain acts committed by the executive (as set forth in the agreement), he will receive no further compensation under the employment agreement.

In the event of a change of control of our company, the executive may, at his option and upon notice to us, terminate his employment. If the executive terminates his employment due to a change of control, he will receive his base salary for the longer of the remainder of the employment term or a period of 18 months after such termination, as well as any unpaid fringe benefits, and such bonus as may have been earned prior to the change in control, all within 10 days after the termination.

Voting Agreements

In connection with our November 2002 acquisition of MAF BioNutritionals, LLC, we entered into a stockholders’ agreement with Stuart A. Benson, Donald C. Hannah, Bradley D. Edson, Martin Gerst, William Coppel, Phil Maffetone, Kenneth Martin, Leslie C. Quick, III, and Thomas C. Quick (the “MAF Voting Agreement”). Pursuant to the MAF Voting Agreement:

•
for so long as Messrs. Edson, Benson, Hannah, and Gerst beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they will be entitled to nominate and have elected four directors; and

•
for so long as Messrs. Coppel, Maffetone, Quick, and Quick beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they will be entitled to nominate and have elected three directors.

Each of the parties to the MAF Voting Agreement has agreed to vote the shares of common stock beneficially owned by him on the date of the agreement in favor of the other group’s nominees. Each of the parties has further agreed that he will not take any action, or cause us to take any action, to remove, with or without cause, a director nominated by any of the parties. Because Messrs. Coppel, Maffetone, Quick, and Quick do not still beneficially own the required 65%, they no longer have the right to nominate and have elected any directors.

In connection with our August 2003 acquisition of E-Nutriceuticals, Inc., we entered into a stockholders’ agreement, as amended, with Stuart A. Benson, Donald C. Hannah, SkyePharma PLC, Stephen Morris, and Fifth Avenue Capital, Inc. (the “ENI Voting Agreement”). Pursuant to the ENI Voting Agreement:

•
for so long as Messrs. Benson and Hannah beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they will be entitled to nominate three directors;

•
for so long as Stephen Morris and Fifth Avenue Capital beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they will be entitled to nominate one director; and

•	for so long as SkyePharma beneficially owns an aggregate of at least 65% of the shares of common stock owned by it on the date of the agreement, it will be entitled to nominate one director.

Each of the parties to the ENI Voting Agreement has agreed to vote the shares of common stock beneficially owned by him on the date of the agreement in favor of the other group’s nominees. Each of the parties have further agreed that he will take any action, or cause us to take any action, to remove, with or without cause, a director nominated by any of the parties.

Indemnification Under our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that no director will be personally liable to our company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Nevada General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and its stockholders, either directly or through stockholders' derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Nevada General Corporation Law. In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

Equity Compensation Plan Information

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our incentive stock option plans as April 27, 2005.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Stockholders	3,162,500	$0.18	0
Equity Compensation Plans Not Approved By Stockholders	2,338,890	$0.08	12,661,110
Total	5,501,390	$0.14	12,661,110

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Beadle, Cardamone, and Hannah. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 13, 2005 before and after the offering by

•	each of our directors and executive officers,

•	all of our directors and executive officers as a group,

•	each person or entity known by us to own more than 5% of our common stock, and

•	each selling stockholder.

Name of Beneficial Owner	Shares Beneficially Owned		Shares Being Offered for Sale	Shares Owned after Offering
	Number (1)	Percent (2)		Number	Percent

Directors and Executive Officers(3):
Donald C. Hannah	605,000(4)	*	―	605,000	*
Stuart A. Benson	7,980,000(5)	5.10%	―	7,980,000	5.10%
David Allen(6)	25,000(7)	*	―	25,000	*
Michael Ashtone(8)	―	*	―	―	*
Carson E. Beadle	110,000(9)	*	―	110,000	*
Michael Cardamone	165,000(10)	*	―	165,000	*
D. Clay Coffeen(11)	75,000(12)	*	―	75,000	*
Gregg A. Linn	2,000,000(13)	1.28%	―	2,000,000	1.28%

All directors and executive officers as a group (eight persons)	10,960,000(14)	7.00%		10,960,000	7.00%

Name of Beneficial Owner	Shares Beneficially Owned		Shares Being Offered for Sale	Shares Owned after Offering
	Number (1)	Percent (2)		Number	Percent

Non-officer, Non-director 5% Stockholders:
Fifth Avenue Capital, Inc.(15)	8,314,394(16)	5.31%	―	8,314,394	5.31%
Stephen Morris(17)	8,314,394(18)	5.31%	―	8,314,394	5.31%
Periscope Partners, L.P.(19)	12,249,498(20)	7.82%	―	12,249,498	7.82%
SkyePharma PLC(21)	21,463,324(22)	13.71%	―	21,463,324	13.71%
MAF Voting Group (23)	12,544,582(24)	7.99%	―	12,544,582	7.99%
ENI Voting Group(25)	37,708,377(26)	24.09%	―	37,708,377	24.09%

Other Selling Stockholders:
Robert Schecter	139,846	*	139,846	0	*
Crescent International LTD	6,588,194	4.21%	1,222,080	5,366,114	3.43%
Shiman Fishman	146,644	*	146,644	0	*
Daniel Myers	115,380	*	115,380	0	*
RFJM Partners LLC	2,222,329	1.42%	422,329	1,800,000	1.15%
Colbert Birnet LP	165,934	*	165,934	0	*
Silverman Partners LLC	6,138,412	3.92%	282,363	5,856,049	3.74%
Edward S. Gutman	4,338,412	2.77%	282,363	4,056,049	2.59%
Stephen Pollan	71,687	*	71,687	0	*
Philipp Kassai	115,370	*	115,370	0	*
Stephen Chen/Xu Hoa	6,828,643	4.36%	612,331	6,216,312	3.97%
HCFP Brenner	2,808,834	1.79%	-	2,808,834	1.79%
Stake Technology	125,506	*	125,506	0	*
Lovin Oven, LLC	318,750	*	318,750	0	*
Calvey Zenith Packaging, Inc.	60,000	*	60,000	0	*
Schuster Flexible Packaging	24,000	*	24,000	0	*
Zeke LP	579,670	*	579,670	0	*
Delta Opportunity Fund	1,564,695	1.00%	164,835	1,399,860	*
Cranshire Capital*	1,206,502	1.00%	164,835	1,041,667	*
Jones, Greg*	259,870	1.00%	164,835	95,035	*
Estate of Jerome Jakubowitz*	131,835	*	131,835	0	*
Miller, M*	65,934	*	65,934	0	*
ISKA/V tal Ptms*	46,154	*	46,154	0	*
Grossman, A*	26,374	*	27,374	0	*
Xu Hao	6,828,643	4.36%	612,331	6,216,312	3.97%
___________________
*Less than 1%.

(1)	Unless otherwise noted, the address of each person is care of Vital Living, Inc., 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018.

(2)
Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of April 27, 2005 by the exercise of vested stock options.

(3)
The percentages shown include the shares of common stock that the person will have the right to acquire within 60 days of April 27, 2005. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of April 27, 2005 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(4)
Includes 605,000 shares of common stock, a portion of which is subject to divestiture. Does not include (a) 5,788 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days and (b) shares of Common Stock held by the other members of the “MAF Voting Group” and “ENI Voting Group” described below in footnotes 23 and 25.

(5)
Includes 4,950,000 shares of common stock issuable upon exercise of immediately exercisable warrants and unvested options to purchase 3,000,000 shares of common stock. In October 2004, Mr. Benson transferred warrants to purchase 1,360,000 shares of common stock to a trust for the benefit of his former wife pursuant to a domestic relations order. Does not include shares of common stock held by the other members of the “MAF Voting Group” and “ENI Voting Group” described below in footnotes 23 and 25.

(6)	Mr. Allen’s business address is care of Investment Information Services Inc., 350 Montgomery Drive, Erie, Colorado 80516.

(7)	Includes 70,000 shares of stock subject to vesting.

(8)	Mr. Ashton’s business address is care of SkyePharma PLC, 105 Piccadilly, London, England W1J 7NJ.

(9)	Includes shares of common stock subject to vesting.

(10)	Represents shares of restricted stock received upon becoming a director and member of certain of the committees of our board of directors, which are subject to vesting.

(11)	Mr. Coffeen’s business address is 2398 East Camelback Road, Phoenix, Arizona 85016.

(12)	Represents shares of restricted stock received upon becoming a director, which are still subject to divestiture.

(13)	Includes unvested options to purchase 2,000,000 shares of common stock.

(14)	Includes and excludes the securities referred to in footnotes 4, 5, 7, 9, 10, 12, and 13.

(15)	The business address of Fifth Avenue Capital is Suite 1601-1603, Kinwick Centre, 32 Hollywood Rd., Central Hong Kong.

(16)	Stephen Morris, the president and sole director of Fifth Avenue Capital, Inc., exercises voting and dispositive power over these shares. Does not include shares of common stock held by other members of the “ENI Voting Group” described below in footnote 25. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on September 3, 2003.

(17)	Mr. Morris’s principal address is 8 the Meadows, Camps Bay, Cape Town, South Africa.

(18)	Represents 8,314,394 shares of common stock held by Fifth Avenue Capital, Inc., of which Mr. Morris is the president and sole director, and 30,000 shares of common stock issuable upon exercise of presently exercisable options held by Mr. Morris. The shares held by Fifth Avenue Capital are currently held in escrow and may be reduced based on certain post-closing adjustments from our acquisition of E-Nutriceuticals in August 2003. Does not include shares of common stock held by the other members of the “ENI Voting Group” described below in footnote 25.

(19)	The business address of Periscope Partners is 1600 Flatrock Road, Penn Valley, PA 19072

(20)	Leon Frenkel, the general partner of Periscope Partners, exercises voting and dispositive power over these shares. Represents (a) 4,228,113 shares of common stock issuable upon exercise of immediately exercisable warrants, (b) 4,222,221 shares of common stock issuable upon conversion of senior secured convertible notes, and (c) 3,131,032 shares of common stock. Does not include shares of common stock that may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.

(21)	The business address of SkyePharma is 105 Piccadilly, London, England W1J 7NJ.

(22)	Represents (a) 14,584,684 shares of common stock, (b) 1,000,000 shares of common stock currently issuable upon conversion of 1,000,000 shares of Series D Preferred Stock, (c) 4,166,667 shares of common stock currently issuable upon conversion of senior secured convertible notes, and (d) 1,052,632 shares of common stock currently issuable upon exercise of warrants issued in connection with the issuance of the notes. Does not include shares of common stock that may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock or shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 25. The foregoing information was derived from an Amendment to Schedule 13D/A filed with the SEC on December 19, 2003.

(23)
The MAF Voting Group consists of Bradley D. Edson, Stuart Benson, Martin Gerst, Donald C. Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie Quick, Thomas Quick, and Vital Living, each of whom is a party to, and has agreed to vote their shares in accordance with, the MAF Voting Agreement described below. Each of the members of this group shares voting power with respect to the shares of common stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(24)	Includes 7,950,000 shares of common stock issuable upon exercise of currently exercisable options or warrants.

(25)	The ENI Voting Group consists of Skye, Fifth Avenue Capital, Inc., Stephen Morris, Stuart Benson, and Don Hannah, each of whom is a party to, and has agreed to vote their shares in accordance with, the ENI Voting Agreement described below. Each of the members of this group shares voting power with respect to the shares of common stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(26)	Includes 1,000,000 shares of common stock issuable upon exercise or conversion of presently exercisable or convertible options, warrants, Series D Preferred Stock, or senior secured convertible notes.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 150,000,000 shares of common stock, $.001 par value and 50,000,000 shares of preferred stock, $.001 par value. The following description of our capital stock is intended to be a summary and does not describe all provisions of our certificate of incorporation or bylaws or Florida law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, New York.

DESCRIPTION OF SECURITIES

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of shares of preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock.

Series A Preferred Stock

We are authorized to issue up to 10,000,000 shares of Series A Preferred Stock. On June 21, 2002, we completed the private placement of, and issued, 3,712,000 shares of Series A Preferred Stock for $3,712,000 or $1.00 per share. Since the Series A Preferred Stock converted automatically by their terms into common stock after 18 months as described below, there are no longer any shares of Series A Preferred Stock outstanding and we are in the process of issuing a total of 1,263,243 shares of common stock as a result of such conversion. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

Voting Rights. The Series A Preferred Stock do not have any voting rights.

Dividends. The holders of the Series A Preferred Stock are entitled to a preferred dividend at the rate of 10% per annum, paid semi-annually. Dividends are cumulative and are paid in additional shares of Series A Preferred Stock at a price equal to $1.00 per share. As of the date of this prospectus, we have paid 380,488 shares of Series A Preferred Stock as dividends and are in the process of issuing an additional 204,616 shares of common stock as a dividend.

Liquidation Preference. Upon a liquidation, dissolution or winding up of our business, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of our assets to the holders of common stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to 12% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Series A Preferred Stock plus any accrued or declared but unpaid dividends on such shares.

Redemption. We may redeem all or a portion of the Series A Preferred Stock, on a pro rata basis, after 12 months from the date of issuance, at our option, for $1.50 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

Conversion. The holders of the Series A Preferred shall have the following conversion rights:

Optional Conversion. Each share of Series A Preferred Stock is convertible, at the holder's option, at any time following the first anniversary of the date of issuance of such shares and on or prior to the fifth day prior to redemption, if any, for such stock, into shares of common stock as is determined by dividing the Original Series A Issue Price by the conversion price. The conversion price per share for shares of Series A Preferred Stock shall be calculated as follows:

•
If the Series A Preferred Stock is converted between the first anniversary and prior to the 15th month from the date of issuance, the conversion price per share shall be equal to the Original Series A Issue Price; or

•
If, following the 15th month from the date of issuance, the common stock is publicly traded on Nasdaq, the OTC Bulletin Board or other national stock exchange, the conversion price shall be 60% of the average closing price of the common stock for the 30 days prior to the date of conversion ("Trading Conversion Price"); provided however, that in no event shall the conversion price be less than the Original Series A Issue Price.

Mandatory Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of common stock on the first day of the 18th month following the original issue date of the Series A Preferred Stock, at a conversion price equal to the greater of the Trading Conversion Price or the Original Series A Issue Price.

Warrants. For every five shares of Series A Preferred Stock converted to common stock, we will grant the stockholder a Series A Warrant to purchase one share of our common stock.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, we may not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding Series A Preferred Stock:

•
sell, convey, or otherwise dispose of or encumber all or substantially all of our property or business or merge into or consolidate with any other company (other than one of our wholly-owned subsidiaries) or effect any transaction or series of related transactions in which more than 50% of our voting power is disposed of;

•	alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect the Series A Preferred Stock;

•	increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

•
authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Series A Preferred Stock with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock; or

•	amend our amended and restated articles of incorporation or bylaws.

Series B Preferred Stock

We are authorized to issue up to 1,000,000 shares of Series B Preferred Stock. On April 16, 2003, we completed the private placement of 10 units, each unit consisting of 100,000 shares of Series B Preferred Stock, 100,000 Series D Warrant and 100,000 Series E Warrant, for $1,000,000 or $100,000 per unit. The Series D Warrants and Series E Warrants are described in greater detail below under the caption “Warrants.” In April 2004, we issued 250,000 shares of common stock to the holder of the Series B Preferred Stock as a dividend pursuant to its terms and the holder then elected to convert the 1,000,000 shares of Series B Preferred Stock into common stock. Accordingly there are no longer any shares of Series B Preferred Stock outstanding. The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

Voting Rights. The Series B Preferred Stock do not have any voting rights.

Dividends. The holders of the Series B Preferred Stock are entitled to a preferred dividend, payable in cash or shares of common stock, at the rate of 25% per annum, payable on the one-year anniversary of the issuance date.

Liquidation Preference. The Series B Preferred Stock do not have a liquidation preference.

Redemption. We have no rights to redeem the Series B Preferred Stock.

Conversion. The holders of the Series B Preferred Stock have the right to convert their stock into shares of common stock at any time after the first anniversary of the date of issuance on a one-for-one basis.

Protective Provisions. The Series B Preferred Stock do not have any other protective provisions.

Series C Preferred Stock

We are authorized to issue up to 3,000,000 shares of Series C Preferred Stock. On July 9, 2003, we completed the private placement of five units, each unit consisting of 100,000 shares of Series C Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, for $500,000 or $100,000 per unit. We subsequently issued 250,000 shares of common stock to the holder of the Series C Preferred Stock as a dividend pursuant to its terms. The rights, preferences, restrictions and other matters relating to the Series C Preferred Stock are as follows:

Voting Rights. The Series C Preferred Stock do not have any voting rights.

Dividends. The holders of the Series C Preferred Stock are entitled to a two-time preferred dividend, payable in cash or in shares of common stock, at the rate of 50% per annum, payable on the first and second anniversary of the issuance date.

Liquidation Preference. The Series C Preferred Stock do not have a liquidation preference.

Redemption. We have no rights to redeem the Series C Preferred Stock.

Conversion. The holders of the Series C Preferred Stock have the right to convert their stock into shares of common stock at any time after the first anniversary of the date of issuance on a one-for-one basis.

Protective Provisions. The Series C Preferred Stock do not have any other protective provisions.

Series D Preferred Stock

We are authorized to issue up to 1,000,000 shares of Series D Preferred Stock. On August 20, 2003, we completed the private placement of 1,000,000 shares of Series D Preferred Stock for $1,000,000 or $1.00 per share. The rights, preferences, restrictions and other matters relating to the Series D Preferred Stock are as follows:

Voting. The Series D Preferred Stock votes on an as-converted basis with the common stock.

Dividends. The holders of the Series D Preferred Stock are entitled to a like dividend or distribution, pro rata, should there be a cash or property dividend or distribution to any class of common stock or preferred stock other than the Series A Preferred Stock, determined on an as converted basis. This does not include any dividends paid in shares of common stock to the holders of Series B Preferred Stock and Series C Preferred Stock outstanding as of the date of issuance.

Liquidation Preference. The Series D Preferred Stock is senior to the Series B Preferred Stock and Series C Preferred Stock and the common stock upon liquidation and is entitled to an amount equal to the original $1.00 per share issue price plus any declared and unpaid dividends (as adjusted for stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

Redemption. We have no rights to redeem the Series D Preferred Stock.

Conversion. The holders of Series D Preferred Stock shall have the right to convert into common stock at any time. Each share of Series D Preferred Stock is convertible into one share of common stock subject to adjustment for declared and unpaid dividends, stock dividends, combinations, splits, recapitalizations and the like with respect to such shares. The conversion price is initially set at $1.00. The conversion price may be decreased at the end of two years if the common Stock is trading at a price below the conversion price then in effect. The floor for such adjustment is $0.25 per share. The conversion price of the Series D Preferred Stock may also be reduced in certain situations if we issue additional options, warrants or rights to purchase common stock at a price below the conversion price of the Series D Preferred Stock. In such event, the conversion price will be decreased by multiplying the conversion price then in effect by a fraction of which (i) the numerator will be the number of outstanding shares of common stock on the date of issuance of the rights plus the number of shares of common stock which could be purchased at the then conversion price from the aggregate offering price of the rights and (ii) the denominator will be the shares of common stock outstanding on the date of issuance of the rights plus the number of shares of common stock so offered for subscription or purchase pursuant to such rights.

Protective Provisions. So long as any shares of Series D Preferred Stock are outstanding, we may not, without the prior affirmative consent or vote of the holders of at least two thirds of the outstanding shares of the Series D Preferred Stock:

•
authorize, create, designate, establish or issue shares of, any class or series of capital stock ranking senior to or on parity with the Series D Preferred Stock or reclassify any shares of common stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of Series D Preferred Stock; or

•
amend, alter or repeal, whether by merger, consolidation or otherwise, our amended and restated articles of incorporation or bylaws or the resolutions contained in the certificate of designation of the Series D Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock, or which would increase the amount of authorized shares of the Series D Preferred Stock or of any other series of preferred stock ranking senior to the Series D Preferred Stock, with respect to the payment of dividends (whether or not such series of preferred stock is cumulative or noncumulative as to payment of dividends) or liquidation.

Warrants

Series A Warrants

Upon conversion of every five shares of Series A Preferred Stock into common stock, we will grant the stockholder a Series A Warrant to purchase one share of our common stock. Accordingly, in connection with the conversion of the 3,712,000 shares of Series A Preferred Stock sold in June 2002 and the subsequent issuance of the 380,488 shares of Series A Preferred Stock as a dividend to the holders of such preferred stock, we issued a total of 818,498 Series A Warrants. We are also in the process of issuing an additional 204,616 shares of common stock as a dividend and will issue an additional 40,923 Series A Warrants as a result thereof. The Series A Warrants are exercisable after one year from the date of grant at an exercise price of $2.00 per share and expire on the second anniversary of the date of grant. The exercise price of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions. We have agreed with the holders of the Series A Preferred Stock that we will file a registration statement on Form SB-2 with the SEC to register the shares of common stock underlying the Series A Warrants within 60 days following the first anniversary of the issuance date of such Series A Warrant.

Series B Warrants and Series C Warrants

On November 20, 2002, we completed a private placement of 19.54 units, each unit consisting of 70,000 shares of common stock, 70,000 Series B Warrants and 70,000 Series C Warrants. There are currently 1,367,500 Series B Warrants and 1,367,500 Series C Warrants outstanding. The Series B Warrants had an exercise price of $1.65 per Warrant and the Series C Warrants had an exercise price of $2.14 per Warrant. The warrants may be exercised, at the option of the holder thereof, at any time for a period of five years. The exercise prices of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions. Additionally, if we issue any additional shares of common stock at a price per share less than $1.00, then the exercise prices of the warrants upon each such issuance shall be adjusted and reset to such issuance price. However, this reset feature will not apply to any issuance of shares of common stock (or shares of common stock issuable upon the exercise of securities convertible into shares of common stock with an exercise price or a conversion price less than $1.00) if such securities were issued to consultants, employees or other service providers, or to third party vendors to satisfy amounts owed; provided that we may not issue to such individuals, in any rolling 12 month period, more than 1,600,000 shares of common stock or 10% of the actual number of shares of common stock issued and outstanding (assuming the conversion of the Series A Preferred Stock) and we may not issue to any one individual more than 500,000 shares of common stock. Accordingly, as a result of our issuance of common stock in June and July 2004, the exercise price of the warrants were reduced to $0.214 per share.

Provided that a registration statement covering the shares underlying the warrants is effective, we may redeem any or all of the warrants, at any time, at $0.05 per warrant if:

•
the closing price for our common stock on any 20 trading days within a period of 30 consecutive trading days ending on the date of the notice of the call has been in excess of 150% of the then effective exercise price and

•	no less than four of such 20 days occur during the last 5 trading days ending on the date of the notice of the redemption.

Series D Warrants and Series E Warrants

In connection with our sale of our Series B Preferred Stock and Series D Preferred Stock, we issued investors Series D Warrants and Series E Warrants. There are currently 1,950,000 Series D Warrants and 1,500,000 Series E Warrants outstanding. The Series D Warrants have an exercise price of $1.30 per warrant and the Series E Warrants have an exercise price of $1.60 per warrant. The warrants may be exercised, at the option of the holder, at any time for a period of five years. The exercise prices of the warrants are subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions.

Series F Warrant

In July 2003, we amended the terms of a consulting agreement for one of our consultants and issued him a Series F Warrant to purchase 125,000 shares of common stock. The Series F Warrant has an exercise price of $1.00 per share. The warrant may be exercised, at the option of the holder, at any time for a period of five years. The exercise price of the warrant is subject to adjustment for stock splits, dividends, reclassifications and other typical corporate actions.

Series G Warrants and Series H Warrants

In June and July 2004, we completed a private placement of 3,900,000 units, each unit consisting of one share of common stock, three Series G Warrants and one Series H Warrant. There are currently 11,700,000 Series G Warrants and 3,900,000 Series H Warrants outstanding. The exercise price of the Series G Warrants and Series H Warrants is $0.25 per warrant. The warrants may be exercised, at the option of the holder, at any time for a period of six years. The exercise prices of the warrants are subject to typical structural anti-dilution adjustments and weighted average adjustments for certain issuances of common stock at prices below the then current exercise price. The warrants contain a "cashless exercise" feature such that the warrants may be exercised by surrendering a portion of the warrants and receiving shares of common stock in exchange. In connection with the offering, we agreed to file a registration statement including the common stock and the shares of common stock underlying the Series G and Series H Warrants within 45 days from the closing. If the registration statement is not declared effective by the Securities and Exchange Commission within 180 days of the closing, we agreed to issue to the investors one share of our common stock for each unit purchased as a penalty. We may call the Series H Warrants for redemption at any time provided the registration statement is effective at a price of $.01 per warrant if the last sale price of a share of common stock exceeds $0.50 for a period of not less than ten consecutive trading days. We are not permitted to redeem the Series G Warrants. Additionally, if (i) the registration statement described above is not declared effective by the SEC within 60 days of the closing; (ii) the closing bid price for our common stock does not exceed $0.40 for the twenty trading days prior to the effectiveness of the registration statement; (iii) our revenues for the third quarter of 2004 do not exceed $3 million; or (iv) our pre-tax income for the third quarter of 2004 does not exceed $750,000, then each Series G Warrant will be convertible at the investor's option into one-half share of our common stock at any time prior to December 31, 2004. The Series H Warrants have no such feature.

Shares Available for Future Sale

A majority of shares of our outstanding common stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public, subject to volume restrictions, as described below. Commencing at various dates, these shares may be sold to the public without any volume limitations. In addition, we are registering 6,062,386 of such shares for sale by the selling stockholders hereunder. The remaining outstanding shares of common stock are freely tradable. The expectation of sales of a substantial number of shares of our common stock in the public market could adversely affect the prevailing market price of our common stock.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, or persons whose shares are aggregated with affiliates, who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the total number of outstanding shares of the same class. In the event our shares are sold on an exchange or are reported on the automated quotation system of a registered securities association, you could sell during any three-month period the greater of such 1% amount or the average weekly trading volume as reported for the four calendar weeks preceding the date on which notice of your sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

PLAN OF DISTRIBUTION

We are registering under this prospectus a total of 6,062,386 shares of common stock, all of which shares may be sold from time to time by the selling stockholders. As used in this prospectus, "selling stockholders" includes transferees, donees, pledgees, legatees, heirs, or legal representatives that sell shares received from a named selling stockholder after the date of this prospectus.

No sales may be made pursuant to this prospectus after such date unless we amend or supplement this prospectus to indicate that we have agreed to extend such period of effectiveness. We will pay all expenses of registration of the shares for resale by the selling stockholders, but the selling stockholders will pay any discounts commissions or concessions associated with the sale of the shares.

The selling stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. At the time a particular offering of common stock is made and to the extent required, the aggregate number of shares being offered, the name or names of the selling stockholders, and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, concessions, or commissions and other terms constituting compensation from the selling stockholders, and any discounts, concessions, or commissions allowed or reallowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

Sales of the common stock offered hereby may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock offered hereby directly to purchasers, through broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase such shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by selling stockholders may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the common stock offered hereby for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. As to a particular broker-dealer, such compensation might be in excess of customary commissions.

When selling the common shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and redeliver such shares to close out their short positions;

•
enter into option or other types of transactions that require the selling stockholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may resell the shares of common stock being registered for resale hereby (i) in transactions that are exempt from registration under the Securities Act or (ii) as long as the registration statement of which this prospectus forms a part or to which it relates is effective under the Securities Act, and as long as there is a qualification in effect under, or an available exemption from, any applicable state securities law with respect to the resale of such shares. There is no assurance that any selling stockholder will sell any common stock offered hereby, and any selling stockholder may transfer, devise or gift the common stock by other means not described in this prospectus. For example, in addition to selling pursuant to the registration statements of which this prospectus is a part or to which it relates, the selling stockholders also may sell under Rule 144.

The selling stockholders and any broker-dealers, agents, or underwriters that participate with the selling stockholders in the distribution of common stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act. Accordingly, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the common stock offered hereby and purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. We will not pay any compensation to any NASD member in connection with this offering. Brokerage commissions, if any, attributable to the sale of the shares of common stock offered hereby will be borne by the selling stockholders.

We will not receive any proceeds from the sale of any shares of common stock by the selling stockholders. We have agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the common stock being offered by the selling stockholders. We have agreed to indemnify certain of the selling stockholders against certain liabilities under the Securities Act. Each selling stockholder may indemnify any brokerdealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

To comply with the securities laws of certain jurisdictions, if applicable, the shares of common stock offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualifications requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to the common stock. Without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any of the common stock offered by the selling stockholders pursuant to this prospectus, which may affect the marketability of the common stock offered hereby.

The selling stockholders also may pledge the shares of common stock being registered for resale hereby to NASD broker/dealers pursuant to the margin provisions of each selling stockholder's customer agreements with such pledgees. Upon default by a selling stockholder, the pledgee may offer and sell shares of common stock from time to time as described above.

LEGAL MATTERS

The validity of the common stock in this offering will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The balance sheet of Vital Living, Inc. as of December 31, 2004 and the related consolidated financial statements of operations, changes in stockholders’ deficiency, and cash flows for the years ended December 31, 2004 and 2003, included in this prospectus have been audited by Epstein, Weber & Conover, PLC, an independent registered public accounting firm, as stated in their report appearing herein (which expresses a qualified opinion), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to our company and the common stock offered by this prospectus, we refer you to the registration statement, exhibits, and schedules.

Anyone may inspect a copy of the registration statement without charge at the public reference facility maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from that facility upon payment of the prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other informaton regarding registrants that file electronically with the SEC.

                                VITAL LIVING, INC

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Vital Living, Inc.

We have audited the accompanying consolidated balance sheet of Vital Living,
Inc. and subsidiaries as of December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows for the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vital Living, Inc. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit, and is dependent on funding sources from other than operations. Since inception, the Company has been required to raise additional capital by the issuance of both equity and debt instruments. There are no commitments from funding sources, debt or equity, in the event that cash flows are not sufficient to fund ongoing operations or other cash commitments when they come due. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Epstein Weber & Conover PLC

Scottsdale, Arizona
April 8, 2005

                                      F-1

                               VITAL LIVING, INC.
                           Consolidated Balance Sheets
                                                                   December 31,
                                                                       2004
                                                                   ------------
Assets
Current assets:
Cash and cash equivalents                                          $    466,000
Accounts receivable, trade; net of allowance
  for doubtful accounts of $37,000                                      446,000
Inventory, net of reserve of $379,000                                   141,000
Marketable securities                                                   173,000
Prepaid expenses and other current assets                                71,000
                                                                   ------------
   Total current assets                                               1,297,000
                                                                   ------------

Other assets
Deferred debt issuance costs, net of accumulated
  amortization of $450,000                                              766,000
Property and equipment, net                                              70,000
Goodwill                                                              3,226,000
License agreement - GEOMATRIX(R), net                                20,784,000
Other intangible assets, net                                             15,000
Other non-current assets                                                 13,000
                                                                   ------------
    Total other assets                                               24,874,000
                                                                   ------------

Total assets                                                       $ 26,171,000
                                                                   ============

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, trade                                            $  1,981,000
Accrued and other current liabilities                                 1,728,000
Current portion of long-term debt                                       401,000
                                                                   ------------
   Total current liabilities                                          4,110,000
                                                                   ------------

Long-term debt, net of unamortized debt discount
  of $2,140,000                                                       2,146,000
                                                                   ------------
    Total liabilities                                                 6,256,000
                                                                   ------------

Commitments and contingencies                                                --
Stockholders' equity
Preferred stock, $0.001 par value, 50,000,000
  shares authorized:
Preferred stock - Series C, $0.001 par value,
  3,000,000 shares authorized; 500,000 shares
  issued and outstanding                                                     --
Preferred stock - Series D, $0.001 par value,
  1,000,000 shares authorized; 1,000,000 and
  1,000,000 shares issued and outstanding,
  respectively                                                            1,000
Additional paid-in capital - preferred                                  304,000
Common stock, $0.001 par value, 150,000,000
  shares authorized; 99,016,000 shares issued,
  98,592,000 outstanding                                                 99,000
Additional paid-in capital - common                                  86,733,000
Stock, options, and warrants - unamortized                             (214,000)
Treasury stock, 424,000 shares at cost                                  (72,000)
Accumulated other comprehensive income                                 (946,000)
Accumulated deficit                                                 (65,990,000)
                                                                   ------------
    Total stockholders' equity                                       19,915,000
                                                                   ------------

Total liabilities and stockholders' equity                         $ 26,171,000
                                                                   ============

See accompanying notes to consolidated financial statements.

                                      F-2

                               VITAL LIVING, INC.
                      Consolidated Statements of Operations

                                                       Year Ended December 31,
                                                   ----------------------------
                                                       2004            2003
                                                   ------------    ------------

Revenue                                            $  4,161,000    $    498,000
Cost of goods sold                                    2,801,000         237,000
                                                   ------------    ------------
     Gross profit                                     1,360,000         261,000
                                                   ------------    ------------

Administrative expenses
    Salaries and benefits                               992,000      11,449,000
    Professional and consulting fees                  1,676,000       3,203,000
    Selling, general and administrative               1,937,000       1,275,000
    Research and development                          1,180,000         411,000
    Depreciation and amortization                     4,560,000       1,811,000
    Impairment of goodwill and intangibles           14,976,000       6,777,000
                                                   ------------    ------------
        Total administrative expenses                25,321,000      24,926,000
                                                   ------------    ------------
Net loss from operations                            (23,961,000)    (24,665,000)
Other income (expense)
    Other expense                                    (2,036,000)     (2,541,000)
                                                   ------------    ------------
Net loss before discontinued operations             (25,997,000)    (27,206,000)
                                                   ------------    ------------
Discontinued operations
    Loss from operations                             (2,772,000)       (729,000)
    Gain (loss) on disposal                             597,000
                                                   ------------    ------------
Loss from discontinued operations                    (2,175,000)       (729,000)
                                                   ------------    ------------
Net loss                                            (28,172,000)    (27,935,000)
                                                   ------------    ------------

Deemed dividend associated with beneficial
  conversion of preferred stock                        (126,000)     (1,643,000)
Preferred stock dividend                               (300,000)       (585,000)
                                                   ------------    ------------
Net loss available to common stockholders          $(28,598,000)   $(30,163,000)
                                                   ============    ============

Basic and diluted loss per share before
  discontinued operations                          ($      0.40)   ($      0.85)
Gain (loss) from discontinued operations           ($      0.03)   ($      0.02)
Preferred stock dividend                           ($      0.01)   ($      0.07)
                                                   ------------    ------------
Basic and diluted loss per share available to
  common stockholders                              ($      0.44)   ($      0.94)
                                                   ============    ============
Weighted average basic and diluted common stock
  outstanding                                        64,878,000      31,992,000
                                                   ============    ============

See accompanying notes to consolidated financial statements.

                                      F-3

                               VITAL LIVING, INC.
                      Consolidated Statements of Cash Flows

                                                              Year Ended December 31,
                                                               2004            2003
                                                           ------------    ------------
Cash flows from operating activities:
    Net loss                                               $(28,172,000)   $(27,935,000)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                         4,560,000       1,827,000
        Impairment of goodwill                               14,976,000       6,777,000
        Warrants issued, beneficial conversion, and
          amortization of costs associated with senior
          convertible notes                                     765,000       2,050,000
        Issuance of common stock for services                   754,000         693,000
        Issuance of common stock for shareholder penalty
          interest                                              287,000         156,000
        Issuance of common stock for compensation               581,000       1,781,000
        Issuance of warrants for services                            --          33,000
        Issuance of warrants for compensation                        --       6,800,000
        Repricing of and modifications to warrants           (1,624,000)      1,781,000
        Amortization of restricted common stock, options
          and warrants issued for services                      941,000         970,000
        Loss on discontinued operations                       2,772,000         728,000
        Gain on disposal of discontiunued operations           (597,000)             --
        Allowance for bad debt                                    5,000         (54,000)
        Inventory reserve                                       360,000        (172,000)
        Loss on disposal of assets                                   --          44,000
    Change in operating assets and liabilities:
        Accounts receivable                                    (197,000)         50,000
        Inventory                                              (454,000)        183,000
        Prepaid expenses and other current assets             1,113,000        (851,000)
        Accounts payable                                        446,000          (3,000)
        Accrued and other current liabilities                   697,000       1,169,000
                                                           ------------    ------------
            Cash used in continuing activities               (2,787,000)     (3,973,000)
            Cash used by discontinued operations               (763,000)       (764,000)
                                                           ------------    ------------
    Net cash used in operating activities:                   (3,550,000)     (4,737,000)
                                                           ------------    ------------

Cash flows from investing activities:
    Purchases of property, equipment and intangibles            (51,000)        (51,000)
    Proceeds from sale of discontinued operations                50,000              --
    Cost of acquisitions, net of cash acquired of
      $291,000 and $78,000, respectively                             --        (416,000)
                                                           ------------    ------------
            Cash used in investing activities                    (1,000)       (467,000)
                                                           ------------    ------------

Cash flows from financing activities:
    Payment on notes and payables to related
      parties, net                                              (31,000)        (57,000)
    Conversion of senior secured convertible to
      common stock                                              393,000              --
    Borrowings on long term debt, net                                --       4,287,000
    Debt issuance costs                                              --        (751,000)
    Purchase of treasury stock                                       --         (72,000)
    Proceeds from sale of common stock, options, and
      warrants,  net of offering costs                        1,932,000          26,000
    Proceeds from sale of preferred stock,
      net of offering costs                                          --       2,127,000
                                                           ------------    ------------
            Cash provided by financing activities             2,294,000       5,560,000
                                                           ------------    ------------

Effect of foreign exchange rates on cash                         (6,000)        (43,000)

Net (decrease) increase in cash                              (1,263,000)        313,000
                                                           ------------    ------------
Cash at beginning of period                                   1,729,000       1,416,000
                                                           ------------    ------------
Cash at end of period                                      $    466,000    $  1,729,000
                                                           ============    ============

See accompanying notes to consolidated financial statements.

                                      F-4

                               VITAL LIVING, INC.
                      Consolidated Statements of Cash Flows
                                   (continued)

                                                                                       Year Ended December 31,
                                                                               -----------------   -----------------
                                                                                      2004                2003
                                                                               -----------------   -----------------
Supplemental cash flow information
    Interest paid                                                              $         190,000   $         115,000
                                                                               =================   =================

Non cash investing activities
    Common stock issued for acquisitions and acquisition costs                 $              --   $      47,748,000
                                                                               =================   =================

Non cash financing activites
    Issuance of common stock for services, settlements and interest            $         766,000   $       1,716,000
                                                                               =================   =================
    Issuance of common stock for compensation                                  $         581,000   $       1,781,000
                                                                               =================   =================
    Common stock for Series C Preferre stock offering costs                    $              --   $          74,000
                                                                               =================   =================
    Preferred stock for preferred stock dividend                               $              --   $         380,000
                                                                               =================   =================
    Issuance of common stock for marketable securities                         $       1,070,000   $              --
                                                                               =================   =================
    Issuance of common stock for intangibles                                   $       1,642,000   $              --
                                                                               =================   =================
    Issuance of common stock for common stock offering costs                   $          80,000   $              --
                                                                               =================   =================
    Issuance of warrants and options for services                              $         745,000   $         460,000
                                                                               =================   =================
    Issuance of warrants for common stock offering                             $         625,000   $              --
                                                                               =================   =================
    Issuance of warrants for compensation                                      $              --   $       6,800,000
                                                                               =================   =================
    Warrants for preferred stock offerings                                     $              --   $         229,000
                                                                               =================   =================
    Warrants for preferred stock offering costs                                $              --   $         105,000
                                                                               =================   =================
    Warrants for convertible debt offering                                     $              --   $       2,072,000
                                                                               =================   =================
    Repricing of  and amendments to options and warrants                       $       1,624,000   $       1,781,000
                                                                               =================   =================
    Issuance of Series A preferred stock dividend                              $         250,000   $              --
                                                                               =================   =================
    Issuance of preferred stock for preferred stock dividend in arrears        $         204,000   $              --
                                                                               =================   =================
    Conversion of preferred to common                                          $              --   $       1,304,000
                                                                               =================   =================
    Conversion of Series A preferred stock to common stock                     $       4,516,000   $              --
                                                                               =================   =================
    Conversion of Series B preferred stock to common stock                     $       1,250,000   $              --
                                                                               =================   =================
    Conversion of senior notes and accrued interest                            $              --   $       1,548,000
                                                                               =================   =================
    Beneficial conversion of convertible debt                                  $              --   $       2,190,000
                                                                               =================   =================
    Deemed dividend associated with beneficial conversion of preferred stock   $         127,000   $         623,000
                                                                               =================   =================

See accompanying notes to consolidated financial statements

                                      F-5

                               VITAL LIVING, INC.
                 Consolidated Statements of Stockholders' Equity

                                  ------------------Preferred Stock---------------------   --------------Common Stock--------------

                                                              Additional                                                Additional
                                                                Paid-In                                                   Paid-In
                                    Shares       Par Value      Capital       Discount        Shares      Par Value       Capital
                                  ----------   ------------   -----------   ------------   -----------   -----------   ------------
Balance December 31, 2002          3,712,000   $      4,000   $ 6,972,000   ($ 1,147,000)   17,843,000   $    18,000   $   8,021,00
                                  ----------   ------------   -----------   ------------   -----------   -----------   ------------
Series A Preferred stock
  conversion                        (682,000)  ($     1,000)  ($1,303,000)  $         --       682,000   $     1,000   $  1,303,000

Series A Preferred stock
  dividend,                          380,000             --       380,000             --            --            --             --
Series B Preferred stock issued
  for cash,                        1,000,000          1,000       803,000             --            --            --         70,000
Series C Preferred stock issued
  for cash                           500,000             --       100,000             --        62,000            --        337,000
Series C Preferred stock
  beneficial conversion feature           --          1,000       253,000       (253,000)           --            --             --
Series D Preferred stock issued
  for cash                         1,000,000          1,000       814,000             --            --            --             --
Series D Preferred stock
  beneficial conversion feature           --             --       370,000       (370,000)           --            --             --
Amortization of preferred stock
  beneficial conversion features          --             --            --      1,643,000            --            --             --
Common stock issued for services
  and settlements                         --             --            --             --     1,425,000         1,000      1,715,000
Common stock issued for
  compensation                            --             --            --             --     1,300,000         1,000      1,780,000
Common stock issued for
  acquisition of COF                      --             --            --             --     2,754,000         3,000      2,972,000
Common stock issued for
  acquisition of ENI                      --             --            --             --    32,398,000        32,000     42,340,000
Common stock issued for
  acquisition of DFN                      --             --            --             --     1,700,000         2,000      2,400,000
Convertible debt beneficial
  conversion feature                      --             --            --             --            --            --      2,190,000
Convertible debt detachable
  warrants issued                         --             --            --             --            --            --      2,072,000
Options and warrants exercised            --             --            --             --       105,000            --         27,000
Options and warrants issued for
  services                                --             --            --             --            --            --        460,000
Options and warrants issued for
  compensation                            --             --            --             --            --            --      6,800,000
Warrants repriced for an
  employee                                --             --            --             --            --            --      1,526,000
Warrant modification for a
  consultant                              --             --            --             --            --            --        255,000
Amortization of restricted
  common stock, options, and
  warrants issued for services            --             --            --             --            --            --             --
Treasury stock purchase,
  424,000 shares at cost                  --             --            --             --            --            --             --
Comprehensive income:                     --             --            --             --            --            --             --
Change in cumulative
  translation adjustment                  --             --            --             --            --            --             --
Net loss                                  --             --            --             --            --            --             --

Comprehensive Income                      --             --            --             --            --            --             --
                                  ----------   ------------   -----------   ------------   -----------   -----------   ------------
Balance December 31, 2003          5,910,000   $      6,000   $ 8,389,000   ($   127,000)   58,269,000   $    58,000   $ 74,268,000
                                  ----------   ------------   -----------   ------------   -----------   -----------   ------------
Preferred stock conversion        (4,615,000)        (5,000)   (8,289,000)            --     5,068,000         5,000      8,289,000

Beneficial conversion of
  dividend payable                   205,000             --       204,000             --            --            --             --
Amortization of preferred stock
  beneficial conversion features          --             --            --        127,000            --            --             --
Common stock issued for services
  and settlements                         --             --            --             --       653,000         2,000        752,000

Common stock issued for penalty
  shares                                  --             --            --             --       357,000            --        287,000

Commons stock issued for
  marketable securities                   --             --            --             --     5,000,000         5,000      1,065,000
Common stock issued for
  acquisitions of intangibles             --             --            --             --     5,451,000         5,000      1,637,000

Common stock issued for
  compensation                            --             --            --             --       700,000         1,000        580,000
Common stock returned pursuant
  to holdback agreement on
  purchase of ENI                         --             --            --             --      (791,000)       (1,000)    (1,033,000)
Recovery of shares related to
  COF acquisition                         --             --            --             --    (1,850,000)       (2,000)      (553,000)
Common stock issued as dividend
  on Series C Preferred                   --             --            --             --       250,000            --         50,000
Common stock issued as dividend
  on Series B preferred                   --             --            --             --       250,000            --        250,000
Common stock issued in exchange
  for Senior Secured Convertible
  Notes                                   --             --            --             --     1,205,000         1,000        300,000

Sale of common stock                      --             --            --             --     4,095,000         4,000        893,000
Options and warrants exercised            --             --            --             --    19,753,000        20,000      1,015,000

Options and warrants issued for
  services                                --             --            --             --            --            --        245,000

Common stock issued for
  amortiazble services                    --             --            --             --       606,000         1,000        302,000
Amortization of restricted
  common stock, options, and
  warrants issued for services            --             --            --             --            --            --        154,000
Re-pricing of options                     --             --            --             --            --            --     (1,768,000)
Net loss                                  --
Comprehensive income:                     --             --            --             --            --            --             --
Loss on marketable securities             --             --            --             --            --            --             --
Change in cumulative translation
  adjustment                              --             --            --             --            --            --             --

Other comprehensive gain/(loss)           --             --            --             --            --            --             --

Total Comprehensive income:               --             --            --             --            --            --             --

                                  ----------   ------------   -----------   ------------   -----------   -----------   ------------
Balance December 31, 2004          1,500,000   $      1,000   $   304,000   $          0    99,016,000   $    99,000   $ 86,733,000
                                  ==========   ============   ===========   ============   ===========   ===========   ============

                               VITAL LIVING, INC.
                 Consolidated Statements of Stockholders' Equity
                                  (continued)

                                     Stock,                 Accumulated
                                  Options and                 Other
                                    Warrants    Treasury   Comprehensive    Retained     Comprehensive  Stockholders'
                                  Unamortized    Stock     Income (Loss)    Deficit         Income         Equity
                                  -----------   --------   ------------   ------------   ------------   ------------
Balance December 31, 2002         ($  982,000)  $      0   $         --   ($ 7,228,000)            --   $  5,658,000
                                  -----------   --------   ------------   ------------   ------------   ------------
Series A Preferred stock
  conversion                      $        --   $     --   $         --   $         --             --   $          0
Series A Preferred stock
  dividend,                                --         --             --       (585,000)            --   ($   205,000)
Series B Preferred stock issued
  for cash,                                --         --             --             --             --        874,000
Series C Preferred stock issued
  for cash                                 --         --             --             --             --        437,000
Series C Preferred stock
  beneficial conversion feature            --         --             --             --             --          1,000
Series D Preferred stock issued
  for cash                                 --         --             --             --             --        815,000
Series D Preferred stock
  beneficial conversion feature            --         --             --             --             --             --
Amortization of preferred stock
  beneficial conversion features           --         --             --     (1,643,000)            --             --
Common stock issued for services
  and settlements                    (569,000)        --             --             --             --      1,147,000
Common stock issued for
  compensation                             --         --             --             --             --      1,781,000
Common stock issued for
  acquisition of COF                       --         --             --             --             --      2,975,000
Common stock issued for
  acquisition of ENI                       --         --             --             --             --     42,372,000
Common stock issued for
  acquisition of DFN                       --         --             --             --             --      2,402,000
Convertible debt beneficial
  conversion feature                       --         --             --             --             --      2,190,000
Convertible debt detachable
  warrants issued                          --         --             --             --             --      2,072,000
Options and warrants exercised             --         --             --             --             --         27,000
Options and warrants issued for
  services                            (16,000)        --             --             --             --        444,000
Options and warrants issued for
  compensation                             --         --             --             --             --      6,800,000
Warrants repriced for an
  employee                                 --         --             --             --             --      1,526,000
Warrant modification for a
  consultant                               --         --             --             --             --        255,000
Amortization of restricted
  common stock, options, and
  warrants issued for services        970,000         --             --             --             --        970,000
Treasury stock purchase,
  424,000 shares at cost                   --    (72,000)            --             --             --        (72,000)
Comprehensive income:                      --         --             --             --             --             --
Change in cumulative
  translation adjustment                   --         --        (43,000)            --             --        (43,000)
Net loss                                   --         --             --    (27,935,000)            --    (27,935,000)
                                                                                                        ------------
Comprehensive Income                       --         --             --             --             --    (27,978,000)
                                  -----------   --------   ------------   ------------   ------------   ------------
Balance December 31, 2003         ($  597,000)  ($72,000)  ($    43,000)  ($37,391,000)            --   $ 44,491,000
                                  -----------   --------   ------------   ------------   ------------   ------------
Preferred stock conversion                 --         --             --             --             --             --

Beneficial conversion of
  dividend payable                         --         --             --             --             --        204,000
Amortization of preferred stock
  beneficial conversion features           --         --             --       (127,000)            --             --
Common stock issued for services
  and settlements                          --         --             --             --             --        754,000

Common stock issued for penalty
  shares                                   --         --             --             --             --        287,000

Commons stock issued for
  marketable securities                    --         --             --             --             --      1,070,000
Common stock issued for
  acquisitions of intangibles              --         --             --             --             --      1,642,000

Common stock issued for
  compensation                             --         --             --             --             --        581,000
Common stock returned pursuant
  to holdback agreement on
  purchase of ENI                          --         --             --             --             --     (1,034,000)
Recovery of shares related to
  COF acquisition                          --         --             --             --             --       (555,000)
Common stock issued as dividend
  on Series C Preferred                    --         --             --        (50,000)            --             --
Common stock issued as dividend
  on Series B preferred                    --         --             --       (250,000)            --             --
Common stock issued in exchange
  for Senior Secured Convertible
  Notes                                    --         --             --             --             --        301,000

Sale of common stock                       --         --             --             --             --        897,000
Options and warrants exercised             --         --             --             --             --      1,035,000

Options and warrants issued for
  services                           (245,000)        --             --             --             --             --

Common stock issued for
  amortiazble services               (303,000)        --             --             --             --             --
Amortization of restricted
  common stock, options, and
  warrants issued for services        787,000         --             --             --             --        941,000
Re-pricing of options                 144,000         --             --             --             --     (1,624,000)
Net loss                                   --         --             --     (28,172,000)           --    (28,172,000)
Comprehensive income:                      --         --             --             --             --             --
Loss on marketable securities              --         --       (897,000)            --             --             --
Change in cumulative translation
  adjustment                               --         --         (6,000)            --             --             --
                                                           ------------
Other comprehensive gain/(loss)            --         --       (903,000)      (903,000)            --       (903,000)
                                                                          ------------
Total Comprehensive income:                --         --             --    (29,075,000)            --    (29,075,000)
                                  -----------   --------   ------------   ------------   ------------   ------------
Balance December 31, 2004         ($  214,000)  ($72,000)  ($   946,000)  ($65,990,000)            --   $ 19,915,000
                                  ===========   ========   ============   ============   ============   ============

See accompanying notes to consolidated financial statements.

                                      F-6

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

Note 1 - Organization and Description of Business

      We were incorporated in the State of Nevada on January 22, 2001 under the name Nutritional Systems, Inc. We acquired substantially all of the assets of Vital Living, Inc. effective May 7, 2001 and changed our name to Vital
      Living, Inc. on May 20, 2001. We then merged with VCM Technology Limited, a company reporting under the Securities Exchange Act of 1934, on August
      16, 2001. As set forth in the terms of the merger agreement, we acquired all of the outstanding shares of common stock of VCM from its sole stockholder in exchange for 5,062 shares of restricted common stock.
      Following the merger, we continued as the surviving corporation and commenced reporting under the Securities and Exchange Act of 1934 by assuming the reporting of 1934 by assuming the reporting status of VCM, which in turn provided us with the ability to file for quotation on the
      Over-the- Counter Bulleting Board under the symbol "VTLV".

      Through a series of various acquisition and divestiture activities that occurred during 2004 and 2003, as described further below, we develop and market nutritional supplements, and nutraceuticals products for distribution primarily through healthcare practitioners. Through a licensing agreement, we also have certain rights for the use of a pharmaceutical delivery system known as "GEOMATRIX." Our principal products currently are Greensfirst(R), Dream Protein(R), and Complete
      Essentials(R).

      Nutritional supplements represent a convenient and cost-effective way for an individual to obtain the nutritional benefits of whole foods.
      Nutritional supplements are formulated from whole foods and are intended to provide for improved health, reduced risk of diseases, and the delay onset of age related indicators while resulting in little added caloric and fat intake. Nutritional supplements come in powder, capsule, cracker, and other forms. Nutraceuticals, consisting of vitamins, minerals, herbs, and supplements, are products that are isolated or purified from foods and generally sold in medicinal forms not usually associated with foods, including tablets, capsules, and drops. Nutraceuticals are intended to have physiological benefits or have the ability to reduce the risk of chronic disease beyond basic nutritional products.

      We develop and test our nutraceuticals in collaboration with leading medical experts in the nutraceuticals field. We have designed our products to be incorporated by healthcare practitioners into standard patient routines in which healthcare practitioners recommend and sell our nutritional supplements and nutraceuticals products to their patients. Use of vitamins, minerals, herbs, and nutritional supplements continues to rise as consumers seek nutritional products to improve general health, increase longevity, and enhance the overall quality of life.

      In November 2002, we acquired MAF BioNutritionals, LLC ("MAF"). MAF formulates, markets, and distributes natural and organic food-based, preventative nutraceuticals and therapeutic and functional food products designed to support proactive human cell maintenance and rehabilitation, essential in the prevention and treatment of disease, as well as overall optimal body performance and metabolic function. As further described below, we sold the primary assets of MAF and discontinued its operations in September 2004.

      In July 2003, we completed the acquisition of the assets and assumption of certain liabilities of Christopher's Original Formulas, Inc. ("COF").
      Through this acquisition, we gained the exclusive licensing and marketing rights to Christopher's products, a line of over 300 herbal formulas and products, consisting primarily of naturally occurring organic substances sold to professionals and at retail locations throughout the United
      States. As further described below, we sold certain assets and liabilities of COF back to the previous owners and discontinued its operations in July
      2004.

      In August 2003, we completed the acquisition of E-Nutraceuticals, Inc.
      ("ENI"). In addition, through a collaborative partnership with SkyePharma,
      PLC, ("Skye"), a UK pharmaceuticals company and a major shareholder of ours, we are in the process of enhancing existing nutraceuticals via
      FDA-approved, proprietary delivery systems. Pursuant to an amended
      Development and License Agreement between the parties, we acquired exclusive rights to Skye's drug delivery technology, GEOMATRIX(TM), and marketing and royalty rights to pharmaceutical sales using GEOMATRIX(TM)
      in the Peoples Republic of China, Taiwan, and Hong Kong.

      In October 2003, we completed the acquisition of Doctors For Nutrition,
      Inc. ("DFN"). DFN's product line includes GreensFIRST(R), a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. We currently distribute GreensFIRST(R) through health practitioner offices throughout the United States.

                                      F-7

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies

      The consolidated financial statements include Vital Living, Inc. and its wholly owned domestic and foreign subsidiaries (collectively, "We","Vital
      Living" or the "Company"). Consolidated financial statements are financial statements of a parent company and its subsidiaries presented as if the entities were a single economic unit. Although the assets, liabilities, revenues, and expenses of all entities are combined to provide a single set of financial statements, certain eliminations and adjustments are made. These eliminations are necessary to ensure that only arm's-length transactions between independent parties are reflected in the consolidated statements; transactions between related parties are eliminated.

      Going concern

      The accompanying consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations, have a working capital deficit, and depend on funding from sources other than operations. Since inception, we have been required to raise additional capital by the issuance of both equity and debt securities.
      There are no commitments from funding sources, debt or equity, in the event that cash flows are not sufficient to fund ongoing operations or other cash commitments as they come due. These factors raise substantial doubt about our ability to continue as a going concern. We will be required to raise additional capital in the near term through offerings of securities to fund our operations and will attempt to continue raising capital resources if we do not begin to generate revenue sufficient to maintain ourselves as a viable entity. No assurance can be given that such financing will be available or, if available, that it will be available on commercially favorable terms. Moreover, available financing may be dilutive to current investors.

      We are in the process of improving, acquiring, or developing products for sale that would generate revenue to sustain our operations, as well as consolidating our operations in order to gain cost synergies and efficiencies. If successful, these actions will serve to mitigate the factors that have raised doubt about our ability to continue as a going concern and increase the availability of resources for funding of our current operations and future market development. In addition, in March
      2004, we entered into a purchase agreement with investors and sold 250,000 shares of our common stock at $1.00 per share with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat(R).
      The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

      Financial instruments

      Our financial instruments consist of cash, receivables, payables, and long-term debt. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items.
      The carrying amount of long-term debt as of December 31, 2004 approximates fair value because interest rates and debt discounts are reflective of market rates.

      Concentrations of credit risk

      Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash. At various times during the year, our cash balances may be in excess of federally insured limits. We maintain our cash, which consists primarily of demand deposits, with high-quality financial institutions, which we believe limits this risk.

      Acquisitions

      We account for acquisitions in accordance with Statement of Financial
      Accounting Standards, ("SFAS") No. 141 "Business Combinations" and
      accordingly apply the purchase method of accounting for all business combinations initiated after June 30, 2001 and separately identify recognized intangible assets that meet the criteria and amortize these assets over their determinable useful lives.

      Cash and cash equivalents

      Our cash equivalents consist primarily of any financial instrument with maturities of three months or less and cash investments with high-quality financial institutions. Our investment policy limits the amount of credit exposure to any one financial institution.

                                      F-8

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Investments in marketable securities

      Investments in marketable securities consist of corporate equity securities which are stated at market value. The Company currently classifies all investment securities as available-for-sale. Unrealized gains and losses on such securities, net of the related income tax effect, are excluded from earnings and report as a separate component of stockolders' equity until realized. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of the securities sold.

      Investments in marketable securities consisted of the following at
      December 31, 2004:

                                                                    Fair
                         Cost          Gains         Losses         Value
                      ----------------------------------------------------------
Equity securities     $ 1,070,000     $   --      $ (897,000)      $173,000

      During the year ended December 31, 2004, the Company invested in common stock of Langely Park, an entity traded on the London stock exchange. The
      Company acquired these shares by issuing 5,000,000 shares of its common stock valued at eh $0.21 per share trading value on the date the Company made the investment. On the basis of the trading value of Langely at
      December 31, 2004 the Company has written down its investment to the estimated fair value and the unrealized loss of $897,000 is recorded in other comprehensive income.

      Accounts Receivable

      The Company determines any required allowance by considering numerous factors including the length of time trade accounts receivable are past due and the Company's previous loss history. Receivables are considered past due when they are unpaid greater than 90 days. The Company records and allowance for accounts when they become uncollectible, and payments subsequently received on such accounts are reflected as a reduction of that allowance. The allowance for doubtful accounts was $437,000 at
      December 31, 2004.

      Inventories

      Inventories are stated at the lower of cost (first-in, first-out method)
      or market and consist of products available for sale or raw materials. At
      December 31, 2004 inventories for resale were $141,000 net of a reserve of
      $379,000. During the year ended December 31, 2004, the Company provided an allowance of $325,000 for inventory related to its X-Fat product line.

      Property and equipment

      Property and equipment consists of office furniture, fixtures, and equipment, including computer hardware and software and various leasehold improvements. We record Property and equipment at cost. We provide for
      Depreciation on a straight-line basis over the lesser of correlating lease terms or estimated useful lives ranging from three to ten years.

      Goodwill

      Goodwill represents the excess of the aggregate price paid by us over the value of the net equity acquired in an acquisition. In accordance with
      SFAS No. 142, "Goodwill and Other Intangible Assets," we no longer required to amortize goodwill, but are required to review goodwill for impairment at least annually whenever events indicate that the carrying amount of the asset may not be recoverable in accordance with SFAS No. 144
      "Accounting for the Impairment or Disposal of Long-Lived Assets." As of
      December 31, 2004, events had occurred that would indicate goodwill had been impaired and, accordingly, an impairment loss was recorded (see Note
      5).

      Intangible assets

      Our other intangible assets include trademarks, patents, formulations, customer lists, and various marketing and license agreements. We amortize intangible assets on a straight-line basis over the lesser of the correlating agreements or estimated useful lives ranging from two to 14 years.

                                      F-9

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Long-lived assets

      We review long-lived assets and identifiable other intangible assets to be held and used for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We evaluate goodwill and other intangible assets arising from various acquisitions for impairment on at least an annual basis or when events occur that would indicate that impairment had occurred. We measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. As of December 31, 2004, events had occurred that would indicate goodwill and other intangibles had been impaired; accordingly, an impairment loss was recorded (see Note 5).

      Deferred charges

      We capitalize costs associated with the issuance of debt instruments. We amortize these costs are amortized on a straight-line basis over the term of the debt instruments. Amortization expense was $765,000 and $231,000 for the years ended for the year ended December 31, 2004 and 2003 respectively. These amounts are recorded as a component of interest expense.

      Accounting estimates

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
      Some of the more significant estimates required to be made us include the valuation of inventory, intangible assets, and equity based transactions.
      Actual results could differ from such estimates.

      Income taxes

      We account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability approach specified by
      SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted rates that will be in effect when these differences reverse. Deferred tax assets are recorded at their likely realizable amounts.

      Revenue recognition

      We recognize revenue when products are shipped to customers. Our return policy provides for an unconditional guarantee to our customers for a full refund of any unused product, including product that has exceeded its expiration date. All returns are subject to quality assurance reviews before acceptance. We have determined that product returns are immaterial.
      However, we provide an allowance for returned product as a reduction of revenue based on estimates and historical experience with individual customers. We offer, from time to time, volume and promotional discounts on the products we sell. We record these discounts as a reduction of revenue.

      Comprehensive income

      SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Other comprehensive income consists of charges to stockholders' equity, other than contributions from or distributions to stockholders, excluded from the determination of net income. Our other comprehensive income consists of unrealized gains and losses on available for sale securities and foreign currency translations.
      We do not provide for U.S. income taxes on foreign currency translation adjustments since we do not provide for such taxes on undistributed earnings of foreign subsidiaries.

      Foreign currency translation

      Financial statements of our foreign subsidiary are prepared using the local currency as the functional currency. Translation of these foreign operations to U.S. dollars occurs using the current exchange rate for balance sheet accounts and a weighted average exchange rate for results of foreign operations. Translation gains or losses are recognized in
      "accumulated other comprehensive income (loss)" as a component of stockholders' equity in the accompanying consolidated balance sheets.

                                      F-10

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Research and development

      We expense research and development costs relating to both present and future products when incurred. Research and development costs amounted to
      $1,180,000 and $411,000 for the years ended December 31, 2004 and 2003, respectively.

      Net loss per share

      We account for earnings per share ("EPS") in accordance with SFAS No. 128,
      "Earnings Per Share," which establishes the requirements for presenting
      EPS. SFAS No. 128 requires the presentation of "basic" and "diluted" EPS on the face of the income statement. Basic earnings per share begins with income (loss) applicable to common stockholders (net income (loss) less preferred stock dividends) and is based on the weighted average number of common shares outstanding during each period presented. Diluted EPS assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. For the purpose of diluted earnings per common share, and only if such calculation results in dilution, preferred stock dividends will not reduce earnings; however, the weighted average common shares outstanding would increase representing the amount of common shares into which such preferred stock is currently convertible. During the years ended December 31, 2004 and 2003, we reported a net loss from operations;
      thus the effects of dilutive securities were anti-dilutive, rendering basic and diluted loss per share the same. Convertible preferred stock, warrants, and options to purchase common stock are included as common stock equivalents only when dilutive. Potentially dilutive securities excluded from the loss per share calculation for the year ended December
      31, 2004 are as follows:

            Convertible preferred stock                    619,000
            Convertible debt                            19,283,000
            Warrants                                       815,000
            Employee options                               401,000
                                                        ----------
                                                        21,118,000
                                                        ==========

      Stock based compensation

      We account for our stock option plans in accordance with the provisions of
      SFAS No. 123, "Accounting for Stock Based Compensation," as amended by
      SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and
      Disclosure." SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25,
      "Accounting for Stock Issued to Employees," and related interpretations and provide pro forma net income or loss and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

      We are subject to reporting requirements of FASB Financial Interpretation
      No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock
      Compensation," which requires a non-cash charge to deferred compensation expense if the price of our common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

      We account for our incentive plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25,
      "Accounting for Stock issued to Employees," and related Interpretations.
      No stock-based employee compensation (except that related to re-priced warrants in accordance with FIN No. 44) is reflected in net loss, as all options and warrants granted had an exercise price equal to or below the market value of the underlying common stock at the date of grant.

      The fair value of our stock-based awards to employees was estimated using the Black-Scholes option-pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, the
      Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because our stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our stock-based awards to employees. The fair value of our stock-based awards
      (including re-priced warrants discussed above) was estimated assuming no expected dividends and the following weighted average assumptions for the years ended December 31:

                                      F-11

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

                                                       2004                2003
                                                       ----                ----
Expected life in years                                 3.00                4.00
Expected stock price volatility                         37%                 33%
Risk-free interest rate                                3.72%               3.14%
Average fair value per option/warrant                  $0.59               $0.68

      For pro forma purposes, the estimated fair value of our stock-based awards to employees is amortized over the respective vesting periods.

      The following table illustrates the effect on net loss and net loss per share if we had applied the fair value recognition provisions of Statement of Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based
      Compensation," to our stock-based employee compensation for the years ended December 31:

                                                                  2004            2003
                                                              ------------    ------------
Net loss - as reported                                        $(28,172,000)   $(27,935,000)
Add:
        Stock based compensation included
          in determination of net loss                             170,180       1,526,000
Deduct:

        Stock based employee compensation
          determined under fair value based
          method for all awards, net of related
          tax effects                                              (54,083)     (1,356,000)
                                                              ------------    ------------

Net loss - pro forma                                           (28,055,903)    (27,765,000)
Deemed dividend associated with beneficial
  conversion of preferred stock                                   (126,000)     (1,643,000)
Series A Preferred stock dividend                                 (300,000)       (585,000)
                                                              ------------    ------------
Net loss available to common stockholders
  - pro forma                                                 $(28,481,903)   $(29,993,000)
                                                              ------------    ------------

Basic and diluted loss per share - as reported
Basic and diluted loss per share - as reported                $      (0.43)   $      (0.87)
Basic and diluted loss per share available to
  common stockholders - as reported                           $      (0.44)   $      (0.94)
Basic and diluted loss per share - pro forma                  $      (0.44)   $      (0.87)
Basic and diluted loss per share available to
  common stockholders - pro forma                             $      (0.44)   $      (0.94)

Weighted average basic and diluted common stock outstanding     64,878,000      31,992,000
                                                              ============    ============

      The Company granted warrants to its CEO in 2003. These warrants were subsequently re-priced. As a result of this re-pricing, the award is now accounted as a variable award. Due to a decline in the trading price of the Company's common stock, there was a reduction in personnel costs of
      $1,468,000 for the adjustments of the variable award.

      Recent accounting pronouncements-

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain
      Instruments with Characteristics of Both Liabilities and Equity." SFAS No.
      150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003.
      The adoption of SFAS No. 150 did not have a material effect on our company.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No.
      133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and
      Hedging Activities." This statement is effective for contracts entered into or modified after September 30, 2003. The adoption of SFAS No. 149 did not have a material effect on our Company.

                                      F-12

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      In January 2003, the FASB issued FIN 46, "Consolidation of Variable
      Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after September 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31,
      2003, regardless of when the variable interest entity was established.

      In December 2003, the FASB issued a revised Interpretation No. 46 ("FIN
      46R"), "Consolidation of Variable Interest Entities." FIN 46R requires companies to consider whether entities, in which they have financial interests, lack sufficient equity at risk to permit that entity to finance its activities without additional subordinated financial support and to consolidate those entities where the company would absorb the majority of any losses. The consolidation requirements are effective for interim and annual periods ending after March 15, 2004. The adoption of FIN 46 and FIN
      46R did not have a material effect on our Company.

      In December 2004 the FASB issued a revised Statement 123 (SFAS 123R),
      "Accounting for Stock-Based Compensation" requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award -- usually the vesting period. The effective date for this statement is as of the first interim period that begins after June 15, 2005. The Company is evaluating the impact of this new pronouncement and has not yet estimated the effect of implementation on the Company's financial statements.

Note 3 - Mergers and Acquisitions

      During 2004 and 2003, we acquired three companies. In each transaction, common stock was used as consideration and the excess of the purchase consideration over the net assets or obligations assumed, after allocation to respective identifiable intangible assets, was recorded as goodwill as summarized below. A description of each business combination follows.

                                                    ENI             DFN              WWS
                                                ------------    ------------    ------------
Purchase price paid                             $ 40,877,000    $  2,651,000    $    805,000
Less:
    Working capital (assets) liabilities, net        405,000        (314,000)              0
    Property and equipment, net                       (1,000)         (7,000)              0
    Intangibles, net                             (43,059,000)              0               0
Plus:
    Debt obligations assumed                         150,000               0               0
    Acquisition costs                              1,628,000          91,000               0
                                                ------------    ------------    ------------
Goodwill at purchase date                                  0       2,421,000         805,000
    Less: Impairment at December 31, 2004                  0
                                                ------------    ------------    ------------
Goodwill at December 31, 2004                   $         --    $  2,421,000    $    805,000
                                                ------------    ------------    ------------

      E-Nutraceuticals, Inc.

      On August 20, 2003, we acquired 100% of the outstanding common stock of
      ENI, a privately held Delaware corporation. The acquisition net purchase price of $41.3 million consisted of 31,500,000 shares of our common stock.
      Included in the purchase price was the cost of 251,000 options issued in exchange for existing ENI options, which were estimated to have a fair value of $254,000. Other acquisition costs include 1,150,000 shares of common stock valued at $1.30 per share or $1,495,000 issued to financial advisors and $133,000 of legal and other related costs paid to professional advisors.

                                      F-13

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      The total number of shares issued in this transaction, including the issuance of the Series D Preferred Stock (see Note 8), was 40% of the
      total number of shares outstanding on a fully diluted basis, which contemplates that all warrants, options, and various classes of preferred stock are converted to common stock.

      The original recording of the ENI acquisition was based on a third-party business valuation and purchase price allocation provided by a reputable, independent, full-service investment bank. The primary assets of ENI included the intangible value associated with the worldwide patent rights to X-Fat(R), a dietary supplement used in weight loss; licensing rights to
      GEOMATRIX(R), a time-released drug delivery technology; and marketing rights to pharmaceutical sales using GEOMATRIX(R) in the Peoples Republic of China, Taiwan, and Hong Kong. The purchase price allocation resulted in
      $43,059,000 being assigned to the value of these three agreements. The amortization period for these agreements was approximately 14 years for the GEOMATRIX and X-fat agreements and approximately two years for the marketing agreement.

      During 2004, based our continually monitoring of the fair value of both the goodwill and intangible assets recorded as a result of the ENI acquisition, certain intangible asset impairment determinations were concluded and during 2004, $15.0 million was deemed impaired.

      Doctors For Nutrition, Inc.

      On October 14, 2003, we acquired 100% of the outstanding common stock of
      DFN, a privately held California corporation. The acquisition purchase price of $2.7 million consisted of 3,100,000 shares of our common stock.
      Included in the acquisition costs were 50,000 shares of common stock issued to financial advisors. Goodwill recorded in this transaction is not deductible for federal income tax purposes. During 2004 an additional
      1,400,000 shares of our common stock were granted to the previous owners of Doctors for Nutrition with a value of $308,000. This amount was recorded as an addition to Goodwill.

      Wellness Watchers Systems, LLC.

      On August 17, 2004, we consummated a joint venture with Wellness Watchers
      International, Inc., or WWI, and together formed Wellness Watchers
      Systems, LLC, or WWS. As of December 31, 2004, WWS was owned equally by us and WWI. The operating agreement gave us overall operating responsibility.
      WWS is consolidated within the financial statements of the Company at
      December 31, 2004. WWS manufactures a proprietary brand of dietary protein powder called Dream Protein(R), which is directly marketed to the health practitioners together with our GreensFIRST(R) product. WWS plans to introduce complementary products that will be marketed as part of WWS'
      Healthy Living Program(R). Part of WWI's contribution to WWS was the exclusive licensing of certain products, client lists, and marketing strategies, which included Dream Protein(R). WWS has developed a unique marketing strategy that channels products directly to health practitioners. We paid WWI $805,000 for its 50% interest in WWS. The purchase price consisted of 3,000,000 shares of our common stock along with a $25,000 cash payment. Prior to forming WWS, WWI had no prior operating history. During 2004, WWS had total revenue of $400,000.
      Pursuant to the WWS operating agreement, we are responsible for all operating loss incurred. Accordingly, we have not reported any minority interest during 2004. During February 2005, we acquired 100% interest in
      WWS by issuing an additional 1,000,000 shares of common stock. In conjunction with the 100% acquisition of WWS and certain other marketing and operation strategic productivity decisions, we have consolidated the operations of WWS into DFN during the first quarter of 2005.

      Acquisition pro formas

      The unaudited pro forma consolidated results of operations for the years ended December 31, 2004 and 2003 have been prepared assuming the acquisitions of ENI, WWS and DFN and the corresponding issuance of
      37,999,000 of common stock issued as consideration in these acquisitions as if they, had occurred as of January 1, 2002. Thus, the unaudited pro forma consolidated results of operations include the following periods of operation:

      o     Vital Living, Inc. for the years ended December 31, 2004 and 2003.

      o     ENI for the period from April 1, 2003 through August 20, 2003 (date of acquisition) and the year ended March 31, 2003.

      o     DFN for the period from January 1, 2003 through October 14, 2003
            (date of acquisition) and the year ended December 31, 2002.

      Presented below are the unaudited pro forma consolidated results of operations for the years ended:

                                      F-14

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

                                                            December 31,
                                                   ----------------------------
                                                       2004             2003
                                                   ------------    ------------
Revenue                                            $  4,162,000    $  1,679,000
Cost of goods sold                                    2,802,000         931,000
                                                   ------------    ------------

Gross Profit                                          1,360,000         748,000

Operating expenses and other                         27,357,000      28,247,000
                                                   ------------    ------------

Net loss                                            (25,997,000)    (27,499,000)

Basic and diluted loss per share available to             (0.40)          (0.85)
common stockholders

NOTE 4 - PROPERTY AND EQUIPMENT-

      Property and equipment consists of the following at December 31:

                                          2004
                                       ---------
      Computer hardware and software   $ 132,000
      Office Furniture and fixtures       39,000
      Machinery and equipment             32,000
      Leasehold improvements                   0
                                       ---------
      Gross property and equipment       203,000
      Less accumulated depreciation     (133,000)
                                       ---------
      Net property and equipment       $  70,000
                                       ---------

      Depreciation expense was $37,000 for 2004.

                                      F-15

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

NOTE 5 - INTANGIBLE ASSETS-

      Intangible assets consisted of the following at December 31:

                                                        2004
                                      -----------------------------------------
                                         Gross Carrying
                                              Amount            Accumulated
                                      (net of impairment)       Amortization
                                      -------------------   -------------------

License agreement - Geomatrix         $        24,082,000   $        (3,298,000)
Marketing agreement                             2,577,000            (2,577,000)
Trademarks and patents                             20,000                (5,000)
                                      -------------------   -------------------
Total amortizable intangible assets   $        26,679,000   $        (5,880,000)
                                      -------------------   -------------------
Unamortizable intangible assets
          Goodwill                    $         3,226,000

                                            Estimated           Accumulated
                                           Amortization         Amortization
                                             Expense              Expense
                                       -------------------   -------------------

For the year ended December 31, 2005   $         2,429,000   $         8,309,000
For the year ended December 31, 2006             2,429,000            10,738,000
For the year ended December 31, 2007             2,429,000            13,167,000
For the year ended December 31, 2008             2,429,000            15,596,000
For the year ended December 31, 2009             2,429,000            18,025,000
For the year ended December 31, 2010             2,429,000            20,454,000
For the year ended December 31, 2011             2,429,000            22,883,000
For the year ended December 31, 2012             2,429,000            25,312,000
For the year ended December 31, 2013             1,367,000            26,679,000
                                       -------------------   -------------------
Totals                                 $        20,799,000   $        26,679,000
                                       -------------------   -------------------

      Impairment Analysis

      As required by SFAS No. 142, we continually test goodwill or other intangibles created by each acquisition for impairment. These assets are tested for impairment at least annually, or upon occurrence of such events that may indicate impairment exists. We revised the earnings forecast for the next five years and evaluated the change in fair value of each component of goodwill using the expected present value of future cash flows. Impairment was due to a combination of factors, including acquisition price, increased market competition, and operating performance. As result of this process, during 2004, we determined that certain intangible assets were impaired. Accordingly, during 2004, we recorded impairment charges totaling $14,976,000 in 2004. The individual charges of $9,545,000, $1,727,000 and $3,704,000 are related to the
      Geomatrix licensing agreement, the ENI China marketing agreement and the
      X-Fat marketing agreement, respectively.

      As a result of our review, the remaining goodwill was deemed to be fairly stated at December 31, 2004. The goodwill of $3,226,000 is attributable to previous acquisitions as follows:

                                      F-16

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

                               DFN     $2,421,000
                               WWS        805,000
                                       ----------

                               Total   $3,226,000
                                       ==========

      Our primary intangibles, other than goodwill discussed above, with a gross inttangible value of $26,679,000 at December 31, 2004, were obtained in the 2003 acquisition of ENI and consist of a licensing agreement for the licensing of the GEOMATRIX(R) technology and certain marketing rights to pharmaceutical sales using GEOMATRIX(R) in the Peoples Republic of China,
      Taiwan, and Hong Kong.

      In order to test for impairment of these long-lived assets, fair value was determined based on a valuation study performed by an independent third party that considered primarily the discounted cash flow and guideline company method. As a result of this review, none of the remaining assets are deemed to be impaired.

NOTE 6 - LONG-TERM DEBT

      Between October and December 2003, we borrowed an aggregate principal amount of $1.5 million in the form of Senior Convertible Notes (the
      "Bridge Notes"), due April 28, 2004, in a private placement, subject to certain registration rights, generating cash proceeds of approximately
      $1,300,000, net of cash debt issue costs of $213,600. Principal and interest at a rate of 10% per annum is payable in a single installment on the maturity date in cash or shares of common stock, at our discretion, at a price equal to $1.00 per share. As part of the transactions, Bridge Note holders received 3,060,000 and 1,530,000 warrants to purchase our common stock at exercise prices of $1.00 and $1.50 per share, respectively. The fair value of these warrants of $988,000 has been recorded by us and charged immediately to interest expense as the warrants were fully vested and the related notes fully convertible at the date of issuance. In accordance with the terms of these Bridge Notes, because we consummated a debt financing before the maturity date, the entire principal amount of the notes plus accrued interest totaling $1,548,000 has been converted into the debt securities offered in the December 2003 Secured Notes.

      Debt issue costs related to this transaction of $655,000, including cash fees of $214,000, common stock issued valued at $298,000, and the fair value associated with warrants issued of $144,000 as discussed in Note 9, was recorded in deferred debt issuance costs, net of amounts charged to interest expense during the year ended December 31, 2004 totaling $766,000 before refinancing. The market value of our common stock on the dates the
      Bridge Notes were issued ranged from $1.28 - $1.52 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the convertible debt was sold at a price less than market value, a beneficial conversion to holders of the Bridge Notes occurred. Accordingly, a beneficial conversion amount of $542,000 was recorded to additional paid-in-capital and a corresponding amount recorded as a debt discount and subsequently recorded as interest expense when converted as described above.

      In December 2003, we borrowed an aggregate principal amount of approximately $4.58 million in the form of Senior Secured Convertible
      Notes (the "Secured Notes"), due December 17, 2008, in a private placement, subject to certain registration rights, thereby converting the
      Bridge Notes as described above, generating cash proceeds of $2.5 million, net of cash debt issue costs of $538,000. At time of issuance the Secured
      Notes bore interest at a rate of 12% per annum, 8% of which is payable semi-annually in cash each June and December, while 4% per annum could be paid, at our discretion, in cash or our common stock at a price equal to the ten-day average trading price of our common stock five business days prior to the relevant interest payment date. A total of $550,000, or an amount equal to the first two semi-annual interest payments at 12%, was placed in an interest bearing escrow account at December 31, 2003 and was recorded in Prepaid Expenses and Other Current Assets. In October 2004, we
      agreed with the holders of the Secured Notes and warrants to reduce the conversion price and exercise price of those securities to $0.25 per share. Two noteholders converted their notes as of December 31, 2004.
      There was no expense recorded relative to the reduction in the conversion price. The reduction of the conversion price is permanent and there was no time limit placed on the reduced conversion price, therefore it was determined not to be a an inducement to convert as that term is defined in
      Statement of Financial Accounting Standards No. 84 Induced Conversions of
      Convertible Debt . In exchange for this reduction:

      We agreed to include the additional shares of common stock that are now issuable upon conversion of the outstanding Secured Notes as a result of the reduction in the conversion price in the next registration statement we file with the Securities and Exchange Commission ("New Registration
      Statement"). The shares of common stock originally convertible under the
      Secured Notes are registered for resale under our Registration Statement on Form SB-2 (SEC File No. 333-111921) ("Registration Statement"), which was declared effective by the SEC on August 13, 2004; We are now entitled to pay all 12% interest due on the Secured Notes in either cash or shares of our common stock, at our sole option, commencing with the interest payment due in December 2004. We were originally required to pay the 12%
      interest on the senior convertible promissory notes at the rate of 8% per annum in cash and had the option to pay the remaining interest at the rate of 4% per annum in cash or shares of common stock. The shares of common stock representing the 4% interest payments are registered for resale under the Registration Statement. We have agreed to include the additional shares of common stock representing the 8% interest payments in the New
      Registration Statement; and

                                      F-17

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      o     All penalties that we were required to pay as a result of our failure to have the Registration Statement declared effective by
            April 15, 2004 will be payable by our in shares of common stock
            ("Penalty Stock") at a price equal to $0.258. Such shares will be included on the New Registration Statement.

      We may redeem the Secured Notes commencing December 15, 2004, provided the ten-day average trading price of our common stock prior to the redemption is at least $3.00 per share. The Secured Notes are collateralized by our assets, have priority in right of payment over all our indebtedness, and include certain provisions related to change in control, reorganization, recapitalization, and other adjustments. In addition, Secured Note holders received 4,588,000 warrants to purchase shares of common stock at an exercise price of $1.00 per share. The fair value of these warrants of
      $1,084,000 was recorded and previously charged immediately to interest expense as the warrants were fully vested and the related notes fully convertible at the date of issuance. As discussed in Note 2, we have restated our financial results as of December 31, 2003 to record a debt discount of $1,066,000, net of accumulated accretion of $18,000 of interest expense, in accordance with EITF 00-27 and will amortize the remaining discount over the life of the Secured Notes.

      Debt issue costs related to the Secured Notes of $741,000, including cash fees of $330,000 and the value associated with warrants issued of $167,000 as discussed in Note 9, is recorded in deferred debt issuance costs.
      Amounts charged to interest expense during the year ended December 31,
      2004 totals $255,000 and includes $244,000 of cash and the fair value of warrants issued in conjunction with the refinancing of the Bridge Notes charged to expense in the period incurred. The market value of our common stock on the date the Secured Notes were issued ranged from $1.15 - $1.23 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the convertible debt was sold at a price less than market value, a beneficial conversion to holders of the Secured Notes occurred.
      Accordingly, a beneficial conversion amount of $1,648,000 was recorded and additional paid-in-capital and a corresponding amount was previously recorded by us to interest expense, as the debt is immediately convertible at the option of the debt holder. As discussed in Note 2, we have restated
      our financial results as of December 31, 2003 to record a debt discount of
      $1,620,000, net of accumulated accretion of interest expense of $27,000, in accordance with EITF 00-27 and will amortize the remaining discount over the life of the Secured Notes.

      In connection with our acquisitions, we assumed certain of the acquired companies' long-term debt , the terms of which are described further below. Long-term debt consists of the following at December 31:

      Secured Notes

      $4,286,000 Secured Notes; maturity December 2008;
      interest at 12% per annum (may be paid in cash or
      common stock); principal due at December 17, 2008               $4,286,000

      Small Business Administration Loan

      $650,000 note payable to bank; maturity December 14,
      2008; variable interest at prime plus 1.5% (6.75% at
      December 31, 2004); monthly principal and interest
      payments of $10,000; secured by assets of the company              401,000
                                                                      ----------
      Total                                                            4,687,000

      Less current portion                                               401,000
      Less unamortized debt discount                                   2,140,000
                                                                      ----------

      Net long-term debt                                              $2,146,000
                                                                      ----------

                                      F-18

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Aggregate maturities of long-term debt for the subsequent five years ending December 31 are as follows:

                                2005   $  401,000
                                2006           --
                                2007           --
                                2008    4,286,000
                                       ----------
                               Total   $4,687,000
                                       ----------

NOTE 7 - COMMITMENTS AND CONTINGENCIES

      From time to time, we are party to a variety of legal proceedings arising out of the normal course of business, including cases in which damages may be sought. We believe we have a valid defense and are vigorously defending any pending litigation. While the results of litigation cannot be predicted with certainty, we do not believe that the outcome of these proceedings will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

      We lease office space under non-cancellable operating leases that expire through 2007. Future minimum lease payments under non-cancellable operating leases for the subsequent five years ending December 31 are approximately as follows:

                                      2005     $ 82,000
                                      2006       82,000
                                      2007       27,000
                                      2008
                                      2009
                                               --------
                                               --------
                        Total                  $191,000
                                               ========

      Total rent expense was $126,000 and $161,000 for the years ended December
      31, 2004 and 2003, respectively.

      In connection with the ENI Acquisition, we became party to a Development and License Agreement and subsequent Amendment (collectively, the "ENI
      Agreements") with SkyePharma, PLC ("Skye"). The ENI Agreements provide for certain product identification and license exclusivity rights on nutraceutical products utilizing Skye's patented drug-delivery technologies, GEOMATRIX(R), in exchange for various commitments as follows:

      o     In consideration for the ENI Agreement and development services through 2004 and contingent on additional debt or equity financing of $3.0 million, we are obligated to pay Skye $1.0 million in four equal installments beginning January 1, 2004 and each first day of each calendar quarter thereafter.

      o     We may retain our right to identify new product candidates and license them exclusively through the later of December 31, 2017 or the expiration of Skye's corresponding patents, provided at least four such product candidates are identified us and approved by Skye, or Skye receives $1.0 million in product development fees, per calendar year beginning January 1, 2005.

      o     We are obligated to pay Skye royalties equal to 10% of net sales generated from the products, as defined, quarterly in arrears.

      Should we fail to meet the above commitments, product selection and license exclusivity rights will terminate at the end of the respective calendar year without effect on rights attained in prior years. As of
      December 31, 2004, we had failed to make payments to Skye totaling
      $750,000 related to the ENI Agreement. We are in process of renegotiating the related terms and payments in order to maintain our rights under the
      ENI Agreements despite the default. These amounts are included in accrued and other liabilities.

      The ENI Agreements also appointed us as Skye's exclusive marketing partner to pharmaceutical companies for licensing of all of Skye's technology in the Chinese Territories, as defined therein. We are eligible to receive 5%
      of all gross revenues resulting directly from our marketing efforts.
      Receipt of such royalties is contingent, however, on such revenues reaching or exceeding $1.0 million, or in aggregate $2.0 million, by
      August 2004 and 2005, respectively. Should these revenue goals not be achieved, our exclusive marketing rights and Skye's royalty obligation on newly established sales will terminate, except, that royalties on on-going gross revenues resulting directly from our marketing efforts prior to the loss of such rights will continue to be due and payable.

                                      F-19

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      In connection with the ENI Acquisition, we became party to a Licensing
      Agreement, granting us an exclusive, worldwide, perpetual license to dietary supplements containing chitosan, gor X-Fat(R) (the "X-Fat
      License"). The X-Fat License requires us to pay royalties equal to 10% of the first $1.0 million of net product sales and 5% of such net product sales in excess of $1.0 million, up to a maximum royalty of $1,250,000 per fiscal year. We are required to pay advanced royalties of $15,000 per quarter to be credited against future royalty payments. At December 31,
      2004, we prepaid royalties of $307,000.

NOTE 8 - CAPITAL STOCK

      In December 2003, the board of directors and a majority of stockholders approved an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to
      150,000,000, par value $.001 per share. We are currently authorized to issue up to 50,000,000 shares of preferred stock, par value $.001 per share. At December 31, 2004, our capital stock consisted of the following:

                                                                       Issued &
        Capital Stock                 Par Value     Authorized       Outstanding
        -------------                 ---------     ----------       -----------

Common Stock                          $    0.001   150,000,000        99,016,000
Preferred Stock                       $    0.001     3,000,000         1,500,000

      Common Stock

      Each holder of common stock is entitled to one vote per share of held on all matters submitted to a vote of our stockholders. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. In the event of dissolution or liquidation or the winding-up of our company, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all liabilities, subject to any preferential payments to the holders of any Secured Notes and preferred stock then outstanding. Although we are restricted from paying cash dividends under the terms of the Secured
      Notes, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. All of our outstanding common shares are fully paid and non-assessable.

      During 2004, 791,000 shares were retuned to us as required by the term of the ENI acquisition agreement. Additionally, the Company received
      1,850,000 shares valued at $555,000 that were returned in connection with the agreement to unwind the COF acquisition.

      Common Stock Issued to an Employee

      During the 2004 and 2003 we issued 700,000 and 1,300,000 shares of common stock to a former employee valued at $581,000 and $6,000,000 million as consideration for early termination of an employment contract during 2004 and compensation related to the closing for various 2003 acquisitions, respectively.

      Common Stock Issued for Services and Settlements

      In order to fund operating activities, we, from time to time, issue common stock in lieu of cash in exchange for goods or services.

      During the years ended December 31, 2004 and 2003, we issued 653,000 and
      1,425,000 shares of restricted common stock with a value of $754,000 and
      $1,716,000 respectively, in consideration for consulting, investment banking, or other services rendered, compensation, release of debt, and various other claims that parties may have had against the Company.

      Additionally, during 2004, we issued 357,000 shares of our common stock valued at 287,000 related to penalties for not having an effective registration statement as required for the December 2003 private placement.

      During the years ended December 31, 2004 and 2003, 160,000 and 395,000 shares of common stock with a value of $47,000 and $514,000, respectively, were issued to directors for director services and to various consultants for various consultations and advisory services to be provided over a period ranging from 12 months to three years. These shares were originally capitalized as a component of equity and amortized to expense over the vesting periods. For the years ended December 31, 2004 and 2003, $587,000 and $428,000 was amortized to expense, respectively. The value of unamortized restricted common stock issued for services as of December 31,
      2004 and 2003 was $93,000 and $390,000, respectively.

                                      F-20

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      During the 2003, a total of 1,400,000 shares of common stock with an aggregate value of $1.7 million were issued for financial advisory services related to our various acquisitions. During 2003, 1,150,000 shares of common stock with a market value of $1.5 million were issued to financial advisors in the ENI Acquisition, 154,000 shares of common stock with a market value of $166,000 were issued to financial advisors in the
      COF Acquisition, and 50,000 shares of common stock with a market value of
      $59,000 were issued to a financial advisor in the DFN Acquisition.

      During the year ended December 31, 2003, 266,000 shares of common stock with a value of $372,000 were issued for investment banking and other services related to private placements of both senior convertible debt and the Series C Preferred stock. The value of the shares were capitalized as a component of equity if associated with Series C Preferred stock private placement ($74,000), or as deferred loan costs if associated with Senior
      Convertible Debt private placements ($298,000).

      Pursuant to a registration rights agreement related to a November 2002 private placement of 1,368,000 shares of common stock, we were required to file and have declared effective a registration statement to register the shares of common stock issued and shares that might be issued upon exercise of the Series B Warrants and Series C Warrants from the private placement prior to March 20, 2003. We failed to have the registration statement declared effective by the deadline; as a result, we owed the investors liquidated damages equal to 2% per month of the purchase price of these securities, calculated on a pro rata basis to the date on which the registration statement was ultimately declared effective. During 2003, we reached an agreement with some of the investors to pay such damages in
      328,000 shares of our common stock, valued at approximately $367,000.
      During 2004 we issued an additional 357,000 shares valued at approximately
      $287,000.

      Treasury Stock

      As part of a resignation agreement executed in July 2003, in which all severance payments under a prior employment agreement were waived, 280,000 shares of restricted common stock were returned at no cost and 144,000 shares were repurchased by us at $0.50 per share from William Coppel, former President, for total payments of $72,000 during 2003. These shares have been returned to and recorded as treasury stock as of December 31,
      2003. The 280,000 shares of common stock returned by Mr. Coppel were recorded at par value, or $280, with a corresponding adjustment to additional paid-in capital.

      Preferred Stock

      Preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders, and may include voting rights
      (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of shares of preferred stock could adversely affect the rights of the holders of common stock and therefore, reduce the value of the common stock.

      Series A Preferred Stock

      Between February and June 2002, we sold 3,712,000 shares of 10% Series A
      Preferred Stock at $1.00 per share, generating cash proceeds of approximately $3.6 million, net of cash offering costs of $118,000.
      Holders may convert their shares into a like amount of common stock at any time after the first anniversary date of issuance and the shares will convert by their terms after 18 months. Upon conversion, holders of Series
      A Preferred Stock will receive one Series A Warrant per five preferred shares converted to purchase one share of common stock at an exercise price of $2.00 per share, exercisable one year from the date of issuance.
      If all Series A Preferred Stock were to convert, it would require that we issue 742,000 Series A Warrants, excluding those to be issued upon conversion of Series A Preferred Stock issued as dividends.

      Holders of Series A Preferred Stock have no voting rights, but are entitled to various rights, preferences, and restrictions that include, a
      10% cumulative dividend payable in additional shares of Series A Preferred
      Stock at $1.00 per share; a preference upon a liquidation, dissolution, or winding up of our company; and privileges upon redemption during the first twelve months from the date of issuance equal to $1.50 per share.

      The market value of our common stock on the dates Series A Preferred Stock was sold ranged between $1.25 - $3.40 per common share. In accordance with
      EITF 98-5, as amended by EITF 00-27, because the Series A Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series A Preferred
      Stock occurred. Accordingly, during 2002, we recorded a discount of $3.4 million within stockholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series A Preferred Stock is convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus the beneficial conversion is amortized over a one-year period. A total of $1.1 million of the Series A Preferred Stock discount was amortized during 2003. At
      December 31, 2003, the entire amount of the Series A Preferred discount had been amortized.

                                      F-21

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      During 2003, holders of 682,000 shares of Series A Preferred Stock converted such shares into 682,000 shares of common stock. As a condition to conversion, we granted 136,000 warrants with an exercise price of $2.00 per share. The value of the converted Series A Preferred Stock was $1.3 million and the value of the warrants was $55,000 using the Black-Scholes option-pricing model. Dividends are cumulative and are to be paid every six months from the date of issuance for a total of 18 months with no obligation to pay dividends thereafter. During June 2003, 380,000 additional shares of Series A Preferred Stock valued at $380,000 were issued in satisfaction of dividends owed to holders of Series A Preferred
      Stock and at December 31, 2003, declared and unpaid dividends of $204,000 were accrued and will be paid by the issuance of Series A Preferred Stock for a total dividend of $585,000 (or $0.02 per share). At December 31,
      2003, 3,400,000 shares of Series A Preferred Stock remained outstanding pending the issuance of a like amount of common stock.

      During 2004, the holders of the 3.4 million shares of Series A Preferred
      Stock converted such shares into a like amount of shares of common stock.
      As a condition of conversion, we granted 859,000 series A warrants with an exercise price of $2.00 per share. The value of the converted Series A
      Preferred Stock was $6.5 million and the value of the warrants was
      $385,000 using the Black-Scholes option-pricing model. Dividends on the
      Series A Preferred Stock issued in September 2002 are cumulative and are to be paid every six months from the date of issuance for a total of 18 months with no obligation to pay dividends thereafter. During February
      2004, 205,000 additional shares of Series A Preferred Stock valued at
      $205,000 were issued in satisfaction of all dividends owed to holders of
      Series A Preferred Stock for a cumulative dividend of $585,000.

      The market value our common stock on the dates Series A Preferred Stock was sold ranged between $1.25 - $3.40 per share. In accordance with EITF
      98-5, as amended by EITF 00-27, because the Series A Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series A Preferred
      Stock occurred. Accordingly, during 2002, we recorded a discount of $3.4 million within stockholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series A Preferred Stock was convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus, the beneficial conversion was amortized over a one-year period and fully amortized by
      December 31, 2003. In conjunction with the conversion of the Series A
      Preferred shares during 2004, $2.2 million of previously amortized beneficial conversion was reclassified from preferred stock additional paid-in-capital to common stock additional paid-in capital.

      Series B Preferred Stock

      On April 16, 2003, we sold to one investor 10 units, each consisting of
      100,000 shares of non-voting 25% Series B Preferred Stock, 100,000 Series
      D Warrants, and 100,000 Series E Warrants, convertible into 1,000,000 shares of Series B Preferred Stock at $1.00 per share, 1,000,000 Series D
      Warrants at an exercise price of $1.30 per share, and 1,000,000 Series E
      Warrants at an exercise price of $1.60 per share, generating cash proceeds of $875,000, net of cash offering costs of $125,000. The combined fair value at the date of grant of the Series D and Series E Warrants using the
      Black-Scholes option-pricing model was $62,000.

      The holder of the Series B Preferred Stock is entitled to a one-time a dividend at a rate of 25% per annum, payable in cash or common stock on the one-year anniversary of the issuance date with no obligation to pay dividends thereafter. Unpaid and/or undeclared dividends are cumulative.
      The total amount of dividends not declared at December 31, 2003 was
      $177,000 (or $0.01 per common share) and would total $250,000 on an annual basis (or $0.01 per common share). Each share of Series B Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary of the date of issuance. In connection with this offering, 200,000 Series D Warrants with an exercise price of $1.30 per share (fair value of $8,086) and a cash commission equal to 12.5% of the proceeds (or $125,000) were paid to the stockholder to facilitate the transaction, thus increasing the total offering costs to
      $133,086. The Series B Preferred Stock has no voting rights, liquidation preferences, or protective provisions.

      In April 2004, 250,000 additional shares of Series B Preferred Stock valued at $250,000 were issued in satisfaction of dividends owed to the holder of the Series B Preferred Stock. Simultaneously, all 1,250,000
      shares of Series B Preferred Stock were converted into 1,250,000 shares of common stock.

                                      F-22

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Series C Preferred Stock

      On July 9, 2003, we sold to one investor five units, each consisting of
      100,000 shares of non-voting 50% Series C Preferred Stock, 100,000 Series
      D Warrants, and 100,000 Series E Warrants, aggregating 500,000 shares of
      Series C Preferred Stock at $1.00 per share, 500,000 Series D Warrants at an exercise price of $1.30 per share, and 500,000 Series E Warrants at an exercise price of $1.60 per share, generating cash proceeds of $438,000, net of cash offering cost of $63,000. The combined fair value at the date of grant of the Series D and Series E Warrants using the Black-Scholes option-pricing model was $242,000.

      The holder of the Series C Preferred Stock is entitled to a two-time dividend at the rate of 50% per annum, payable in cash or common stock on the first and second anniversary of the issuance date with no obligation to pay dividends thereafter. Unpaid and/or undeclared dividends are cumulative. The total amount of dividends not declared at December 31,
      2004 was $370,000... Each share of Series C Preferred Stock is convertible into one share of common stock at the option of the holder at any time after the first anniversary of the date of issuance.

      In connection with this offering, 250,000 Series D Warrants with an exercise price of $1.30 per share (fair value of $72,000), a cash commission equal to 12.5% of the proceeds (or $63,000), 63,000 shares of common stock (fair value of $74,000, or $1.18 per share), and an option to acquire 63,000 shares of common stock exercisable at $1.00 per share (fair value of $26,000) were granted, paid, or issued to a stockholder to facilitate the transaction, thus increasing the total offering costs to
      $234,000. The Series C Preferred Stock has no voting rights, liquidation preferences, or protective provisions.

      The market value of our common stock on the date the Series C Preferred
      Stock was sold was $1.18 per share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series C Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series C Preferred Stock occurred. Accordingly, during 2003, we recorded a discount of $253,000 within stockholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series C Preferred Stock is convertible into common stock at the option of the holder at any time after the first anniversary date of its issuance, thus the beneficial conversion is amortized over a one-year period. The entire $253,000 balance was amortized during 2004 and 2003.

      Series D Preferred Stock

      On August 20, 2003, concurrent with the ENI Acquisition, we sold to a single investor 1,000,000 shares of Series D Preferred Stock at $1.00 per share, generating cash proceeds of $815,000, net of cash offering costs of
      $185,000. Each share of Series D Preferred Stock is convertible into one share of common stock at the option of the holder at any time.

      The market value of our common stock on the date the Series D Preferred
      Stock was sold was $1.37 per common share. In accordance with EITF 98-5, as amended by EITF 00-27, because the Series D Preferred Stock was sold at a price less than market value of the underlying components of the security, a beneficial conversion to holders of the Series D Preferred
      Stock occurred. Accordingly, during 2003 we recorded a discount of
      $370,000 within stockholders' equity and a corresponding amount to preferred stock additional paid-in-capital. The Series D Preferred Stock is convertible into common stock at the option of the holder at any time, thus the beneficial conversion was recorded as a dividend upon issuance.

      The holder of the Series D Preferred Stock is entitled to various rights, preferences, and restrictions that include, but are not limited to:

      1.    Voting. The Series D Preferred Stock votes on an as-converted basis with the common stock.

      2.    Dividends. The holders of the Series D Preferred Stock are entitled to a like dividend or distribution, pro rata, should there be a cash or property dividend or distribution to any class of common stock or preferred stock other than the Series A Preferred Stock, determined on an as converted basis. This does not include any dividends paid in shares of common stock to the holders of Series B Preferred Stock and Series C Preferred Stock outstanding as of the date of issuance.

      3.    Liquidation Preference. The Series D Preferred Stock is senior to the Series B Preferred Stock and Series C Preferred Stock and the
            common stock upon liquidation and is entitled to an amount equal to the original $1.00 per share issue price plus any declared and unpaid dividends (as adjusted for stock dividends, combinations, splits, recapitalization, and the like with respect to such shares).

      4.    Redemption. We have no rights to redeem the Series D Preferred
            Stock.

                                      F-23

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      5.    Conversion. The holders of Series D Preferred Stock have the right to convert into common stock, at any time. Each share of Series D
            Preferred Stock is convertible into one share of common stock subject to adjustment for declared and unpaid dividends, stock dividends, combinations, splits, recapitalization, and the like with respect to such shares. The conversion price is initially set at
            $1.00. The conversion price may be decreased at the end of two years if the common stock is trading at a price below the conversion price then in effect. The floor for such adjustment is $0.25 per share.
            The conversion price of the Series D Preferred Stock may also be reduced in certain situations if we issue additional options, warrants, or rights to purchase common stock at a price below the conversion price of the Series D Preferred Stock. In such event, the conversion price will be decreased by multiplying the conversion price then in effect by a fraction of which (i) the numerator will be the number of outstanding shares of common stock on the date of issuance of the rights plus the number of shares of common stock which could be purchased at the then conversion price from the aggregate offering price of the rights and (ii) the denominator will be the shares of common stock outstanding on the date of issuance of the rights plus the number of shares of common stock so offered for subscription or purchase pursuant to such rights.

      6.    Protective Provisions. So long as any shares of Series D Preferred
            Stock are outstanding, we may not, without the prior affirmative consent or vote of the holders of at least two thirds of the outstanding shares of the Series D Preferred Stock:

            a.    authorize, create, designate, establish or issue shares of, any class or series of capital stock ranking senior to or on parity with the Series D Preferred Stock or reclassify any shares of common stock into shares having any preference or priority as to dividends or assets superior to any such
                  preference or priority of Series D Preferred Stock; or

            b.    amend, alter or repeal, whether by merger, consolidation or otherwise, our amended and restated articles of incorporation or bylaws or the resolutions contained in the certificate of designation of the Series D Preferred Stock and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and
                  restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series D
                  Preferred Stock, or which would increase the amount of
                  authorized shares of the Series D Preferred Stock or of any other series of preferred stock ranking senior to the Series D
                  Preferred Stock, with respect to the payment of dividends
                  (whether or not such series of preferred stock is cumulative or non-cumulative as to payment of dividends) or liquidation.

NOTE 9 - DISCONTINUED OPERATIONS

      In order to resolve certain disputes with a former employee of the COF subsidiary, on July 9, 2004, we settled all matters via an execution of a
      Settlement and Release Agreement (the "Agreement") calling for the settlement of all claims and the sale of certain assets and liabilities back to the previous owners of COF. As part of the Agreement, we will pay the previous owners of COF $150,000 in six equal monthly installments beginning July 2004 in exchange for the return of 2,600,000 shares of our common stock originally paid as part of the acquisition price. In addition, we will assign certain assets and the previous owners of COF will assume certain liabilities of NSI as of the effective date, the previous owners of COF will sublease the Company's facilities located in
      Spanish Fork, Utah for a period of one year from the effective date, and executive employment agreements with Robert Scott and James Jeppson executed as part of the COF Acquisition become null and void. Should either party fail to perform its obligations under the Agreement, certain rights and options exist allowing the parties to terminate the Agreement.
      During 2004, we paid $50,000 of the $150,000 required payments under the
      Agreement. As of November 15, 2004, we has not received the 2.6 million shares of common stock back from the previous owners of COF, accordingly we are seeking specific remedies. In September 2004, we were served with a final demand notice from the Internal Revenue Service ("IRS") related to obligations from the previous owners of COF. These amounts were the obligation of the previous owners of COF which was ratified in the
      Agreement. However, in order for us to avoid any future claims related to this matter, in November 2004, we entered into a settlement agreement with the IRS related to this matter and paid the remaining $100,000 obligation under the Agreement directly to the IRS. The IRS has agreed not pursue us related to this matter.

      On September 30, 2004, MAF entered into an agreement to sell all properties, rights and assets used or useful in connection with its product line, Boulder Bar. This was the primary asset in MAF. MAF received a $50,000 cash payment, a $50,000 promissory note and the purchaser has agreed to continue serving the debt obligation of approximately $435,000, which is secured by the aforementioned asset. As a result of this transaction, during 2004, the Company recorded an impairment charge related to the remaining $104,000 of intangible assets related to the MAF acquisition and a charge of $38,000 related to other MAF assets deemed to be of no remaining value.

      As of December 31, 2004, COF and MAF total net asset were ($916,000) and
      $189,000, respectively. For 2004 total revenues for COF and MAF were
      $1,060,000 and $543,000 respectively. For 2003, COF and MAF total revenues were $987,000 and $1,370,000, respectively.

                                      F-24

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

NOTE 10 - STOCK OPTIONS AND WARRANTS

      Series A Warrants

      Series A Warrants were issued in connection with the June 2002 Series A
      Preferred Stock private placement. Upon conversion of every five shares of
      Series A Preferred Stock into common stock, we will grant one Series A
      Warrant to purchase one share of our common stock, exercisable after one year from the date of grant at an exercise price of $2.00 per share and expiring on the second anniversary of the date of grant. The exercise price of the warrants is subject to adjustment for stock splits, dividends, reclassifications, and other adjustments.

      Upon conversion of the 3,712,000 shares of Series A Preferred Stock and corresponding stock dividends, we will ultimately issue 859,420 Series A
      Warrants. During 2004, pursuant to the warrant offering in November and
      December 2004, one holder of the Series A warrants exercised 278,000 warrants at $0.10 per warrant resulting in gross proceeds of approximately
      $28,000. As of December 31, 2004, there were 582,000 Series A Warrants outstanding.

      Series B and Series C Warrants

      Series B and Series C Warrants were issued in connection with the November
      2002 common stock private placement, concurrent with the MAF Acquisition.
      The Series B and Series C Warrants have exercise prices of $1.65 and
      $2.14, respectively, and may be exercised at the option of the holder at any time for a period of five years from the date of issuance. The exercise prices are subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions. If we issue additional shares of common stock at a price less than $1.00 per share, the exercise prices of the warrants upon each such issuance will be adjusted and reset to such issuance price; however, this reset feature does not apply to the following:

      1.    any stock splits, dividends, reclassifications, or similar actions,
            or

      2.    any issuance of shares of common stock (or shares of common stock issuable upon the exercise of securities convertible into shares of common stock with an exercise price or a conversion price less than
            $1.00) if such securities were issued to consultants, employees, service providers, or to a third party to satisfy amounts owed;
            provided that we may not issue to such individuals, in any rolling
            12-month period, more than 1,600,000 shares of common stock or 10%
            of the actual number of shares of common stock issued and
            outstanding (assuming the conversion of the Series A Preferred
            Stock) and may not issue to any one individual more than 500,000 shares of common stock.

      As long as a registration statement covering the shares underlying the warrants is effective, we may redeem any or all of the warrants, at any time, at $0.05 per warrant if:

      1.    the closing price for our common stock on any 20 trading days within a period of 30 consecutive trading days ending on the date of the notice of the call has been in excess of 150% of the then effective exercise price, and

      2.    no less than four of such 20 days occur during the last five trading days ending on the date of the notice of the redemption.

      As of December 31, 2004, there were 1,368,000 Series B Warrants and
      1,368,000 Series C Warrants outstanding.

      Series D and Series E Warrants

      Series D and Series E Warrants were issued in connection with the April
      2003 Series B Preferred Stock and July 2003 Series C Preferred Stock
      private placements. The Series D and Series E Warrants have exercise prices of $1.30 and $1.60, respectively, and may be exercised at the option of the holder at any time for a period of five years from the date of issuance. The exercise prices are subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions.
      As of December 31, 2004, there were 1,950,000 Series D Warrants and
      1,500,000 Series E Warrants outstanding.

      Series F Warrants

      Series F Warrants were issued in connection with the July 2003 amendment of one of our strategic consulting agreements. The Series F Warrants have an exercise price of $1.00 per share and may be exercised at the option of the holder at any time for a period of five years from the date of issuance. The exercise price is subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions. As of
      December 31, 2004, there were 125,000 Series F Warrants outstanding.

                                      F-25

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Series G and H Warrants

      Series G and H Warrants were issued in connection with the sale of our common stock in June and July 2004. We sold units, each unit consisting of one share of common stock, three Series G Warrants, and one Series H
      Warrant, aggregating 3,900,000 shares of common stock at $0.25 per share,
      11,700,000 Series G Warrants at an exercise price of $0.25 per share, and
      3,900,000 Series H Warrants at an exercise price of $0.25 per share, generating cash proceeds of $772,000, net of cash offering costs of
      $125,000. In addition, 265,000 shares of common stock and 1,950,000 warrants, with a combined fair market value at the date of issuance of
      $549,000 were issued to financial advisors to facilitate the transaction, thus increasing the total offering costs to $599,000.

      In December 2004, the holders of the G warrants exercised their right to convert the warrant in 5.8 million shares of our common stock. As of
      December 31, 2004, no G warrants and 3.9 million H warrants were outstanding. We received no consideration related to the G warrant conversion into our common stock.

      Other Warrants

      In connection with the Bridge Notes and Senior Secured Notes (see Note 6)
      during 2003, we granted note holders an aggregate of 9,706,000 warrants at original exercise prices that ranged from $1.00 to $1.50 per share. The warrants may be exercised immediately, expire on the fifth anniversary of the date of issuance, and the exercise price is subject to adjustment for stock splits, dividends, reclassifications, and other typical corporate actions.

      Additionally, we granted 174,000 warrants to financial advisors associated with the issuance of the Bridge Notes. Financial advisors associated with the Secured Notes were granted 558,000 warrants.

      In conjunction with warrant exercises in November and December of 2004,
      6,560,000 of these warrants were exercised at $0.10 per warrant generating gross cash proceeds of $660,000. The holders of each exercised warrant will receive a new warrant with an exercise price of $0.10. In conjunction with this offering, we paid to financial advisors to help facilitate the transaction $64,000 in cash consideration and will issue 656,000 new warrants with an exercise price of $0.10. Effectively, we sold common stock for $0.10 per share and extend the terms of the warrants.

      In aggregate, as of December 31, 2004, there were 11,210,000 of these warrants outstanding.

      Stock Option Plans

      On August 1, 2001, the Board of Directors adopted our 2001 Stock Option
      Plan pursuant to which incentive stock options or non-statutory stock options to purchase up to 2,500,000 shares of common stock can be granted to employees, officers, directors, consultants, and independent contractors and other service providers.

      On May 3, 2002, the Board of Directors adopted our 2002 Stock Option Plan pursuant to which incentive stock options or non-statutory stock options to purchase up to 2,000,000 shares of common stock can be granted to employees, officers, directors, consultants, independent contractors, and other service providers.

      On a combined basis, the plans had 437,000 and 3,831,000 options outstanding at December 31, 2004 and 2003, respectively, with exercise prices ranging from $0.65 to $1.00. At December 31, 2003, there were an aggregate of 3,600,000,517 options available under the plans for future grant.

      Options and Warrants Issued for Services

      In order to fund operating activities, we, from time to time, grant options or warrants to purchase common stock in lieu of cash in consideration for consulting, investment banking, or other services rendered, compensation, release of debt, and various other claims that parties may have against us. We granted options and warrants to purchase common stock during the years ended December 31, as follows:

                            2004                               2003
               ---------------------------------   ----------------------------
               Number       Fair      Exercise     Number      Fair    Exercise
               Granted      Value       Price      Granted     Value     Price
               -------     -------   -----------   -------    -------    -----
Options        150,000    $ 88,500   $      0.65    40,000   $ 16,000    $1.40
Warrants       300,000     181,000   $0.25-$1.30   743,000    444,000    $1.00
               -------------------   -----------   -------    -------    -----
               450,000    $269,500                 783,000   $460,000
               -------------------                 ------------------

                                      F-26

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      The fair value of certain of these options and warrants are being amortized over their respective vesting periods, which range from zero to
      36 months. For the years ended December 31, 2004 and 2003, $185,000 and
      $708,000 was amortized to expense, respectively. The fair value of unamortized options and warrants issued for services at December 31, 2004 and 2003 was $122.000 and $207,000, respectively.

      During June and July 2004 in connection with the common stock offering, we granted an aggregate of 2,000,000 warrants to acquire common stock to investment advisors with an exercise price of $1.25 per share.
      Additionally, during 2004, we issued 300,000 warrants to acquire common stock with exercise prices that ranged from $0.89 to $1.30 per share to various advisors.

      In 2004, we granted 150,000 options to an advisor to purchase common stock at an exercise price of $0.65 per share.

      Per FIN No. 44, "Accounting for Certain Transactions Involving Stock
      Compensation," a non-cash charge to expense is required if the price of our common stock on the last trading day of a reporting period is greater than the exercise price of certain stock options and warrants issued. The requirements of FIN No. 44 may also result in a credit to expense to the extent that the trading price declines from the trading price as of the end of the previous reporting period, provided however that a credit is not recorded to the extent our common stock trades below the exercise price of the options or warrants. In accordance with FIN No. 44, we adjust expense upward or downward on a monthly basis based on the trading price at the end of each period. As a result, we recorded expense of $255,000 during the year ended December 31, 2003, which represents the fair value of the effective re-pricing of the options using the Black-Scholes option-pricing model at the date of the amendments. Due to a decline in the trading price of the Company's common stock, there was a reduction in personnel costs of $1,755,000 for the adjustments of the variable award in the year ended December 31, 2004.

      Options and Warrants Issued to Employees

      During 2004, we granted 80,000 warrants with an exercise price of $0.54 per share to several employees

      In accordance with FIN No. 44, we adjust expense upward or downward on a monthly basis based on the trading price at the end of each period. As a result, we recorded a net credit to compensation expense of approximately
      $1,755,000 during the year ended December 31, 2004.

      During August 2003, concurrent with the ENI Acquisition and the Series D
      Preferred Stock private placement, we executed a second amendment to the
      Officer Warrants that provided for the granting of an additional 5,000,000 warrants with an exercise price of $0.01 per share and eliminated the full-ratchet dilution provision, as defined. The new warrants were 100%
      vested on the date of grant and had a fair value of $6.8 million, which was charged to compensation expense during the year ended December 31,
      2003.

      In July 2002, we granted 30,000 options to an employee with an exercise price of $2.40, vesting quarterly over a three-year period commencing
      October 17, 2002. The options were cancelled in 2002.

      In January 2002, we issued 125,000 options to an employee under our 2001
      Stock Option Plan. The options have an exercise price of $1.00 per share, expire in four years, and vest quarterly, 40,000 in the first year, 45,000 in the second year, and 40,000 in the third year. The fair value of the options using the Black-Scholes option-pricing model was determined to be zero.

      Summary of Options and Warrants

      A summary of stock option activity for the years ended December 31 is as follows:

                                      F-27

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

                                                     2004                     2003
                                            ----------------------   ----------------------
                                                          Weighted                 Weighted
                                                           Average                  Average
                                                          Exercise                 Exercise
                                              Shares        Price     Shares         Price
                                            ---------     --------   ---------     --------
Outstanding at beginning of period          3,039,000     $   0.93   3,385,000     $   0.87
Granted                                       375,000     $   0.59     654,000     $   1.21
Cancelled                                  (2,750,000)    $   0.91          --           --
Exercised                                    (263,000)    $   0.10  (1,000,000)    $   0.35
                                            ---------     --------   ---------     --------
Outstanding at end of period                  401,000     $   0.87   3,039,000     $   0.93
                                            ---------     --------   ---------     --------
Exercisable at end of period                  339,000     $   0.77   1,764,000     $   1.10
                                            =========     ========  ==========     ========

      Information about stock options outstanding at December 31, 2004 is as follows:

                               Options Outstanding                    Options Exercisable
                    -----------------------------------------     ---------------------------
                                    Weighted
                                     Average        Weighted                        Weighted
                                    Remaining       Average                         Average
 Range of Exercise    Shares        Contractual     Exercise        Shares          Exercise
      Prices        Outstanding       Life           Price        Exercisable        Price
-------------     -----------     -----------     -----------     -----------     -----------
$0.35 - $1.00         401,000             3.9     $      0.87         339,000     $      0.91
$1.40 - $1.50              --              --              --              --              --
$2.00 - $3.00              --              --              --              --              --
                  -----------     -----------     -----------     -----------     -----------
                      401,000                                         339,000
                  -----------                                     -----------

A summary of warrant activity for the years ended December 31 is as follows:

                                                  2004                              2003
                                       ----------------------------     ----------------------------
                                                         Weighted                         Weighted
                                                          Average                         Average
                                                         Exercise                         Exercise
                                         Shares            Price           Shares           Price
                                       -----------      -----------     -----------      -----------
Outstanding at beginning of period      26,475,000      $      0.91       7,775,000      $      1.32
Granted                                 25,196,000      $      0.22      18,730,000      $      0.87
Cancelled                                       --               --              --               --
Exercised                              (19,856,000)     $      0.10         (30,000)     $      0.01
                                       -----------                      -----------
Outstanding at end of period            31,815,000      $      0.46      26,475,000      $      0.91
                                       -----------                      -----------

Exercisable at end of period            31,815,000      $      0.46      25,538,000      $      0.91
                                       -----------                      -----------

                                      F-28

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

Information about warrants outstanding at December 31, 2004 is as follows:

                       Warrants Outstanding & Exercisable
                       ----------------------------------
      Weighted                                Weighted
      Average                                  Average            Weighted
      Range of                                Remaining            Average
      Exercise             Shares            Contractual          Exercise
       Prices            Outstanding             Life               Price
    -------------      --------------      --------------      --------------
    $0.01 - $0.35          26,218,000                4.10      $         0.13
    $0.54 - $1.00           1,015,000                2.98      $         0.95
    $1.30 - $1.65           4,000,000                3.52      $         1.43
    $        2.00             582,000                2.42      $         1.43
                       --------------
                           31,815,000                4.00      $         0.35

NOTE 11 - INCOME TAXES

      Components of the deferred tax asset (liabilities) as of December 31 are as follows:

                                                   2004               2003
                                               ------------        ------------
Net operating loss carryforwards               $ 10,140,000        $  6,362,000
Deferred compensation                             3,297,000           3,108,000
Prepaids                                            161,000                   0
Inventories                                         130,000                   0
Amortizable intangibles                           8,024,000           1,079,000
Other temporary differences                          58,000              61,000
                                               ------------        ------------
                                                 21,810,000          10,610,000
Less valuation allowance                        (21,810,000)        (10,610,000)
                                               ------------        ------------
                                               $         --        $         --
                                               ============        ============

      Net operating loss carry forwards are available to reduce future taxable income. However, a change in ownership, as defined by federal income tax regulations, could significantly limit our ability to utilize our U.S. net operating loss carry forwards. Additionally, because federal tax laws limit the time during which the net operating loss carry forwards may be applied against future taxes, if we fail to generate taxable income prior to the expiration dates, we may not be able to fully utilize the net operating loss carry forwards to reduce future income taxes.

      As we have had cumulative losses and there is no assurance of future taxable income, valuation allowances have been recorded to fully offset the deferred tax asset at December 31, 2004 and 2003. During the year ended December 31, 2004, a current income tax benefit of $3,778,000 was offset by an equal deferred income tax provision primarily related to the increase in the valuation allowance. The valuation allowance increased
      $11,200,000 during 2004 due to our current period net loss. Due to this increase in the valuation allowance, the effective tax rate has been reduced to 0% for the years ended December 31, 2004 and 2003. As of
      December 31, 2004, we had net operating loss carry forwards for federal income tax reporting purposes of approximately $28,158,000 which expire through 2024. The utilization of such operating losses may be limited.

      A reconciliation of statutory to effective income tax rates is as follows for years ended December 31:

                                      2004                       2003
                            ----------------------     -----------------------
Federal statutory rates     -34%      $ (9,578,000)       -34%     $ (9,498,000)
State                        -6%        (1,690,000)        -6%       (1,676,000)
Valuation allowance          40%            67,000         40%       11,174,000
Other                        --         11,201,000         --
                            ----------------------     -----------------------
   Effective rate             0%      $         --          0%     $        --
                            ======================     =======================

                                      F-29

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

NOTE 12 - RELATED PARTY TRANSACTIONS

      From time to time, we engage our directors, shareholders, or other related parties for consulting services related to investment, acquisition, or other activities in the normal course of business. We believe that all of these transactions are conducted at an "arms-length." Fair market value of securities issued in these transactions, including stock, options, and warrants, is listed below where applicable and calculated using the
      Black-Scholes Pricing Model as of the date of issuance or grant.

      Officers and Directors

      During 2004, we issued 165,000 and 75,000 shares of restricted common stock to Michael Cardamone and D. Clay Coffeen, respectively, in exchange for director services for a combined fair market value of $47,000.

      During 2004, $35,000 was either paid directly or amounts paid on behalf of
      Mr. Hannah, our Chairman. These amounts were paid for services requested by management that were deemed outside the scope of his role as Chairman.

      In connection with the departure of the former Chairman and Chief
      Executive Officer in January 2004, we executed a severance agreement that provides for cash payments of $244,000 ($119,000 due within eight days of execution, $20,000 due on each first day of July, August, and September
      2004, and $22,000 due on each first day of October, November, and December
      2004) and 600,000 shares of the Company's common stock, valued at
      $498,000, due within eleven days of execution and included in a pending
      Registration Statement initially filed January 14, 2004. In addition, we agreed to continue to pay Mr. Edson's medical benefits until the earlier of (i) July 31, 2005, or (ii) the date he becomes eligible to be covered under another program. However, due to certain differences between the parties, in August 2004, the parties agreed that we would issue 100,000 shares of our common stock in exchange for complete settlement of the severance agreement. As of September 30, 2004, we had no further obligations to Mr. Edson.

      In March and April 2004, we transacted a common stock private placement
      (see Note 6) for which finder's fees of 8% in cash and 8% in common stock were authorized to various parties to facilitate the transaction. We paid
      $21,000 in cash and issued 20,800 shares of common stock, valued at
      $17,000, to a company whose principal is our former Chief Executive
      Officer and Chairman for such services. In addition, 110,000 of the
      510,000 common shares issued to investors in this private placement, valued at $110,000, were family members of our former Chief Executive
      Officer and Chairman.

      Shareholders

      We are party to two voting agreements as follows:

      MAF Voting Agreement. In connection with our November 2002 MAF
      Acquisition, we entered into a stockholders' agreement with Stuart A.
      Benson, Donald C. Hannah, Bradley D. Edson, Martin Gerst, William Coppel,
      Phil Maffetone, Kenneth Martin, Leslie C. Quick, III, and Thomas C. Quick
      (the "MAF Voting Agreement"). Pursuant to the MAF Voting Agreement:

      o     for so long as Messrs. Edson, Benson, Hannah and Gerst beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they will be entitled to nominate and have elected four directors acceptable to them in their sole discretion; and

      o     for so long as Messrs. Coppel, Maffetone, Quick and Quick
            beneficially own an aggregate of at least 65% of the shares of common stock held by them on the date of the agreement, they will be entitled to nominate and have elected three Directors.

      Each of the parties to the MAF Voting Agreement has agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a Director nominated by any of the parties. Because Messrs. Coppel, Maffetone, Quick, and Quick do not still beneficially own the required 65%, they no longer have the right to nominate and have elected any Directors.

      ENI Voting Agreement. In connection with our August 2003 ENI Acquisition, we entered into a stockholders' agreement with Stuart A. Benson, Donald C.
      Hannah, SkyePharma PLC, Stephen Morris, and Fifth Avenue Capital, Inc.
      (the "ENI Voting Agreement"). Pursuant to the ENI Voting Agreement, as
      amended:

                                      F-30

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      o     for so long as Messrs. Benson and Hannah (the "Founders")
            beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they will be entitled to nominate three directors;

      o     for so long as Stephen Morris and Fifth Avenue Capital beneficially own an aggregate of at least 65% of the shares of common stock owned by them on the date of the agreement, they will be entitled to nominate one director; and

      o     for so long as SkyePharma beneficially owns an aggregate of at least
            65% of the shares of common stock owned by it on the date of the agreement, it is entitled to nominate one director.

      Each of the parties to the ENI Voting Agreement has agreed to vote the shares of common stock beneficially owned by them on the date of the agreement in favor of the other group's nominees. Each of the parties have further agreed that they will vote in favor of the other parties' nominee or nominees, and will not take any action, or cause us to take any action, to remove, with or without cause, a Director nominated by any of the parties.

      We have a consulting arrangement with Stephen Chen, Chairman and Chief
      Executive Officer of Strong International, Inc., the sole shareholder of the outstanding Series C Preferred Stock, to assist in creating strategic alliances in China. During 2004, we paid Mr. Chen $19,000 related to such matters. In 2004, 250,000 additional shares of Series B Preferred Stock valued at $250,000 were issued in satisfaction of dividends owed to the holder of the Series B Preferred Stock. Simultaneously, all 1,250,000
      shares of Series B Preferred Stock converted into 1,250,000 shares of common stock. Additionally, Mr. Chen participated in the November and
      December warrant offering and exercised 612,000 warrants to purchase our common stock at an exercise price of $0.10 per warrant.

      We have several agreements with HCFP/Brenner Securities, LLC ("Brenner"), a stockholder, to provide consulting, investment, or financial services.
      During 2004, the following amounts were paid to Brenner in exchange for such services:

                                                                      Options & Warrants
                                                                -------------------------------
                                                                                                   Fair Market
                                                                                                     Value of
Matter                           Cash             Stock             Number       Exercise Price     Securities
-------------------          --------------   --------------    --------------   --------------   --------------
Consulting Services          $           --          300,000               --              N/A   $      135,000
Investment Services          $       19,000               --        2,141,000    $0.10 - $0.25   $      266,000

      We have several agreements with Atlas Capital Services, LLC ("Atlas") to provide consulting, investment, or financial services, including the valuation related to the ENI Acquisition.

      We have several agreements with Sloan Securities Corp ("Sloan") to provide consulting, investment, or financial services. During 2004, the following amounts were paid to Sloan (or its designees) in exchange for such services:

                                                Options & Warrants
                                               ---------------------
                                                                     Fair Market
                                                           Exercise    Value of
Matter                   Cash        Stock       Number     Price     Securities
--------------------   ---------   ---------   ---------   ---------   ---------
Investment Services    $  45,338          --     453,000   $    0.10   $  59,000

NOTE 13 - SUBSEQUENT EVENTS

      Executive Management

      On February 15, 2005, Vital Living, Inc. (the "Company") entered into an employment agreement dated as of January 1, 2005 with Stuart Benson providing for the employment of Mr. Benson as the Company's President and
      Chief Executive Officer. On February 15, 2005, the Company entered into an employment agreement dated as of January 1, 2005 with Gregg A. Linn providing for the employment of Mr. Linn as the Company's Chief Financial
      Officer. The employment agreements have initial terms of three years each, and are both subject to automatic renewal for successive one-year periods.

                                      F-31

                                VITAL LIVING, INC
                   Notes to Consolidated Financial Statements

      Mr. Benson's employment agreement provides for Mr. Benson to receive an annual base salary of $220,000 from January 1, 2005 through December 31,
      2005; $250,000 from January 1, 2006 through December 31, 2006; and
      $280,000 commencing on January 1, 2007. Mr. Linn's employment agreement provides for Mr. Linn to receive an annual base salary of $160,000 from
      January 1, 2005 through December 31, 2005; $180,000 from January 1, 2006 through December 31, 2006; and $200,000 commencing on January 1, 2007.
      Both executives will also be eligible to receive annual bonuses pursuant to the employment agreements in amounts to be determined by the Board of
      Directors of the Company.

      As part of their compensation packages, the Company granted to Mr. Benson and Mr. Linn, subject to the approval of the Company's stockholders at its
      2005 Annual Meeting of Stockholders, options to purchase 3,000,000 shares and 2,000,000 shares, respectively, of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the date of execution of the agreements. The options vest one third on each of the first three annual anniversaries following the date of grant.

                                      F-32

VITAL LIVING, INC.
Consolidated Balance Sheets

	March 31,	December 31,
	2005	2004
Assets	(Unaudited )	(Audited )
Current assets:
Cash and cash equivalents	$122,000	$466,000
Accounts receivable, trade; net of allowance for doubtful accounts of $38,000 and $37,000, respectively.	547,000	446,000
Inventory, net of reserve of $379,000 for both periods.	57,000	141,000
Marketable securities	173,000	173,000
Prepaid expenses and other current assets	61,000	71,000
Total current assets	960,000	1,297,000

Other assets
Deferred debt issuance costs, net of accumulated amortization of $500,000 and $450,000, respectively.	716,000	766,000
Property and equipment, net	64,000	70,000
Goodwill	3,296,000	3,226,000
License agreement – GEOMATRIX®, net	20,177,000	20,784,000
Other intangible assets, net	15,000	15,000
Other non-current assets	28,000	13,000
Total other assets	24,296,000	24,874,000

Total assets	$25,256,000	$26,171,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,548,000	$1,981,000
Accrued and other current liabilities	1,882,000	1,728,000
Current notes payable	472,000	401,000
Total current liabilities	3,902,000	4,110,000

Long-term debt, net of unamortized debt discount of $2,003,000 and $2,140,000, respectively.	2,283,000	2,146,000
Total liabilities	6,185,000	6,256,000

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized:
Preferred stock - Series C, $0.001 par value, 3,000,000 shares authorized; 500,000 shares issued and outstanding	—	—
Preferred stock - Series D, $0.001 par value, 1,000,000 shares authorized; 1,000,000 and 1,000,000 shares issued and outstanding, respectively	1,000	1,000
Additional paid-in capital – preferred	304,000	304,000
Common stock, $0.001 par value, 150,000,000 shares authorized; 101,387,000 shares issued, 98,592,000 outstanding	101,000	99,000
Additional paid-in capital – common	86,848,000	86,733,000
Stock, options, and warrants – unamortized	(391,000)	(214,000)
Treasury stock, 424,000 shares at cost	(72,000)	(72,000)
Accumulated other comprehensive loss	(946,000)	(946,000)
Accumulated deficit	(66,774,000)	(65,990,000)
Total stockholders’ equity	19,071,000	19,915,000

Total liabilities and stockholders’ equity	$25,256,000	$26,171,000

See accompanying notes to financial statements.

3

VITAL LIVING, INC.
Consolidated Statements of Operations

	Three Months Ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)

Revenue	$1,262,000	$943,000
Cost of goods sold	671,000	508,000
Gross profit	591,000	435,000

Administrative expenses
Salaries and benefits	131,000	855,000
Professional and consulting fees	102,000	206,000
Selling, general and administrative	115,000	461,000
Research and development	30,000	298,000
Depreciation and amortization	614,000	1,229,000
Total administrative expenses	992,000	3,049,000
Net loss from operations	(401,000)	(2,614,000)
Other income (expense)
Interest expense	(321,000)	(411,000)
Net loss before discontinued operations	(722,000)	(3,025,000)
Discontinued operations
Loss from operations	—	(349,000)
Loss from discontinued operations	—	(349,000)

Net loss available to common stockholders	$(722,000)	$(3,374,000)

Basic and diluted loss per share before discontinued operations	($0.01)	($0.05)
Gain (loss) from discontinued operations	$0.00	($0.01)
Basic and diluted loss per share available to common stockholders	($0.01)	($0.06)

Weighted average basic and diluted common stock outstanding	99,465,000	60,538,000

See accompanying notes to financial statements.

4

Vital Living, Inc.
Consolidated Statements of Cash Flows
	Three Months Ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(722,000)	$(3,374,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	614,000	1,228,000
Warrants issued, beneficial conversion, and amortization of costs associated with senior convertible notes	186,000	186,000
Repricing of and modifications to warrants	(174,000)	(510,000)
Amortization of restricted common stock, options and warrants issued for services	9,000	110,000
Loss on discontinued operations	—	349,000
Allowance for bad debt	—	12,000
Inventory reserve	—	36,000
Change in operating assets and liabilities:
Accounts receivable	(100,000)	(192,000)
Inventory	84,000	(353,000)
Prepaid expenses and other assets	(5,000)	(167,000)
Accounts payable	(280,000)	51,000
Accrued and other current liabilities	162,000	1,277,000
Cash used in continuing activities	(226,000)	(1,347,000)
Cash used by discontinued operations	—	(104,000)
Net cash used in operating activities	(226,000)	(1,451,000)

Cash flows from investing activities:
Purchases of property, equipment and intangibles	(1,000)	(128,000)
Cash used in investing activities	(1,000)	(128,000)

Cash flows from financing activities:
Payment on notes and payables to related parties, net	—	(97,000)
Payment on notes payables	(117,000)	(60,000)
Proceeds from sale of common stock, net of offering costs	—	414,000
Cash used in/provided by financing activities	(117,000)	257,000

Net decrease in cash and cash equivalents	(344,000)	(1,322,000)
Cash and cash equivalents at beginning of period	466,000	1,729,000
Cash and cash equivalents at end of period	$122,000	$407,000

See accompanying notes to consolidated financial statements.

5

Vital Living, Inc.
Consolidated Statements of Cash Flows
(continued)

	Three Months Ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)
Supplemental cash flow information
Interest paid	$1,000	$115,000

Non cash investing activities
Common stock issued for acquisitions and acquisition costs	$-	$47,748,000

Non cash financing activites
Issuance of common stock for services, settlements and interest	$-	$1,716,000
Issuance of common stock for compensation	$-	$1,781,000
Common stock for Series C Preferre stock offering costs	$-	$74,000
Preferred stock for preferred stock dividend	$-	$380,000
Issuance of warrants and options for services	$-	$460,000
Issuance of warrants for compensation	$-	$6,800,000
Warrants for preferred stock offerings	$-	$229,000
Warrants for preferred stock offering costs	$-	$105,000
Warrants for convertible debt offering	$-	$2,027,000
Repricing of and amendments to options and warrants	$199,000	$1,781,000
Conversion of preferred to common	$-	$1,304,000
Conversion of senior notes and accrued interest	$-	$1,548,000
Beneficial conversion of convertible debt	$-	$2,190,000
Deemed dividend associated with beneficial conversion of preferred stock	$-	$623,000

See accompanying notes to financial statements.

6

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 1 - Interim Financial Information

We have included the consolidated balance sheet as of March 31, 2005, the consolidated statements of operations for the three months ended March 31, 2005 and 2004, and the consolidated statements of cash flows for the three months ended March 31, 2005 and 2004. The consolidated balance sheet as of December 31, 2004 was derived from the audited consolidated financial statements included in our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004. It is our opinion that all adjustments, which are of a normal recurring nature necessary to present fairly such financial statements, have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. Accordingly, these consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2004. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the operating results for the full year.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as net sales and expenses reported for the periods presented. We regularly assess these estimates and, while actual results may differ, we believe that the estimates are reasonable.

Certain amounts in the consolidated financial statements and notes thereto have been reclassified to conform to current classifications.

Note 2 - Summary of Significant Accounting Policies

Stock based compensation

We account for our stock option plans in accordance with the provisions of SFAS No. 123, “Accounting for Stock Based Compensation,” as amended by SFAS No. 148 “Accounting for Stock-Based Compensation-Transition and Disclosure.” SFAS No. 123 permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations and provide pro forma net income or loss and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied.

We are subject to reporting requirements of FASB Financial Interpretation No. (“FIN”) 44, “Accounting for Certain Transactions Involving Stock Compensation,” which requires a non-cash charge to deferred compensation expense if the price of our common stock on the last trading day of each reporting period is greater than the exercise price of certain stock options. After the first such adjustment is made, each subsequent period is adjusted upward or downward to the extent that the trading price exceeds the exercise price of the options.

We account for our incentive plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock issued to Employees,” and related Interpretations. No stock-based employee compensation (except that related to re-priced warrants in accordance with FIN No. 44) is reflected in net loss, as all options and warrants granted had an exercise price equal to or below the market value of the underlying common stock at the date of grant.

7

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The fair value of our stock-based awards to employees was estimated using the Black-Scholes option-pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because our stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our stock-based awards to employees. The fair value of our stock-based awards (including re-priced warrants discussed above) was estimated assuming no expected dividends and the following weighted average assumptions for the three months March 31:

2005
Expected life in years	3.00
Expected stock price volatility	37%
Risk-free interest rate	3.72%
Average fair value per option/warrant	$0.59

For pro forma purposes, the estimated fair value of our stock-based awards to employees is amortized over the respective vesting periods.

The following table illustrates the effect on net loss and net loss per share if we had applied the fair value recognition provisions of Statement of Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” to our stock-based employee compensation for the three months ended March 31:

	2005	2004

Net loss before discontinued operation	$722,000	$3,025,000
Add:	(190,000)	—
Stock based compensation included in determination of net loss
Deduct:	25,000	—
Stock based employee compensation determined under fair value based method for all awards, net of related tax effects

Net loss – pro forma	$557,000	$3,025,000

Basic and diluted loss per share – as reported
Basic and diluted loss per share – as reported	$0.01	$0.05
Basic and diluted loss per share – pro forma	$0.01	$0.05

Weighted average basic and diluted common stock outstanding	99,465,000	60,538,000

We granted warrants to our CEO in 2003. These warrants were subsequently re-priced. As a result of this re-pricing, the award is now accounted as a variable award. Due to a decline in the trading price of our common stock, there was a reduction in personnel costs of $199,000 for the adjustments of the variable award.

During the first quarter of 2005, we issued 5,000,000 stock options to several our employees. See footnote 8 for further discussion.

8

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Going concern

The accompanying consolidated financial statements have been prepared assuming we will continue on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have suffered recurring losses from operations, have a working capital deficit, and depend on funding from sources other than operations. Since inception, we have been required to raise additional capital by the issuance of both equity and debt securities. There are no commitments from funding sources, debt or equity, in the event that cash flows are not sufficient to fund ongoing operations or other cash commitments as they come due. These factors raise substantial doubt about our ability to continue as a going concern. We will be required to raise additional capital in the near term through offerings of securities to fund our operations and will attempt to continue raising capital resources if we do not begin to generate revenue sufficient to maintain ourselves as a viable entity. No assurance can be given that such financing will be available or, if available, that it will be available on commercially favorable terms. Moreover, available financing may be dilutive to current investors.

We are in the process of improving, acquiring, or developing products for sale to generate revenue to sustain our operations, as well as consolidating our operations in order to gain cost synergies and efficiencies. If successful, these actions will serve to mitigate the factors that have raised doubt about our ability to continue as a going concern and increase the availability of resources for funding of our current operations and future market development. In addition, in March 2004, we entered into a purchase agreement with investors and sold 250,000 shares of our common stock at $1.00 per share with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat®. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Note 3 - Mergers and Acquisitions

In November 2002, we acquired MAF BioNutritionals, LLC (“MAF”). MAF formulates, markets, and distributes natural and organic food-based, preventative nutraceuticals and therapeutic and functional food products designed to support proactive human cell maintenance and rehabilitation, essential in the prevention and treatment of disease, as well as overall optimal body performance and metabolic function. As further described in note 9, we sold the primary assets of MAF and discontinued its operations in September 2004.

In July 2003, we completed the acquisition of the assets and assumption of certain liabilities of Christopher’s Original Formulas, Inc. (“COF”). Through this acquisition, we gained the exclusive licensing and marketing rights to Christopher’s products, a line of over 300 herbal formulas and products, consisting primarily of naturally occurring organic substances sold to professionals and at retail locations throughout the United States. As further described in note 9, we sold certain assets and liabilities of COF back to the previous owners and discontinued its operations in July 2004.

In August 2003, we completed the acquisition of E-Nutraceuticals, Inc. (“ENI”). In addition, through a collaborative partnership with SkyePharma, PLC, (“Skye”), a UK pharmaceuticals company and a major shareholder of ours, we are in the process of enhancing existing nutraceuticals via FDA-approved, proprietary delivery systems. Pursuant to an amended Development and License Agreement between the parties, we acquired exclusive rights to Skye’s drug delivery technology, GEOMATRIX™, and marketing and royalty rights to pharmaceutical sales using GEOMATRIX™ in the Peoples Republic of China, Taiwan, and Hong Kong.

In October 2003, we completed the acquisition of Doctors For Nutrition, Inc. (“DFN”). DFN’s product line includes GreensFIRST®, a highly concentrated formulation of fruits and vegetables. One serving of the product has the antioxidant power of over 10 servings of fruits and vegetables. We currently distribute GreensFIRST® through health practitioner offices throughout the United States.

During 2005 and 2004, we acquired Wellness Watchers Systems, LLC (“WWS”). Common stock was primarily used as consideration. Based on our analysis of the purchase price, the entire $875,000 purchase price was classified as goodwill on our consolidated Balance Sheet.

9

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Wellness Watchers Systems, LLC.

On August 17, 2004, we consummated a joint venture with Wellness Watchers International, Inc., or WWI, and together formed Wellness Watchers Systems, LLC, or WWS. As of December 31, 2004, WWS was owned equally by us and WWI. The operating agreement gave us overall operating responsibility. WWS is consolidated within our financial statements at December 31, 2004. WWS manufactures a proprietary brand of dietary protein powder called Dream Protein®, which is directly marketed to the health practitioners together with our GreensFIRST® product. During 2005, WWS introduced complementary products that were marketed as part of WWS’ Healthy Living Program®. Part of WWI’s contribution to WWS was the exclusive licensing of certain products, client lists, and marketing strategies, which included Dream Protein®. WWS has developed a marketing strategy that channels products directly to health practitioners. We paid WWI $805,000 for its 50% interest in WWS. The purchase price consisted of 3,000,000 shares of our common stock along with a $25,000 cash payment. Prior to forming WWS, WWI had no prior operating history. During February 2005, we acquired 100% interest in WWS by issuing an additional 1,000,000 shares of common stock. In conjunction with the 100% acquisition of WWS and certain other marketing and operation strategic productivity decisions, we have consolidated the operations of WWS into DFN during the first quarter of 2005.

Note 4 - Net Loss Per Share

We account for earnings per share (“EPS”) in accordance with SFAS No. 128, “Earnings Per Share,” which establishes the requirements for presenting EPS. SFAS No. 128 requires the presentation of “basic” and “diluted” EPS on the face of the income statement. Basic EPS begins with income (loss) applicable to common stockholders (net income (loss) less preferred stock dividends) and is based on the weighted average number of common shares outstanding during each period presented. Diluted EPS assumes the exercise of all stock options and warrants having exercise prices less than the average market price of the common stock using the treasury stock method. In computing basic net loss per share available to common stockholders, net loss is increased by cumulative dividends on preferred stock when they are declared even if they are not paid. If a class of preferred stock contains dividend rights that are not cumulative, then the amount of the dividend is not considered in determining the net loss available to common shareholders until it is paid. For the purpose of diluted earnings per common share, and only if such calculation results in dilution, preferred stock dividends will not reduce earnings; however, the weighted average common shares outstanding would increase representing the amount of common shares into which such preferred stock is currently convertible. During the periods ended March 31, 2005 and 2004, we reported a net loss; thus, the effects of dilutive securities were anti-dilutive, rendering basic and diluted loss per share the same. Convertible preferred stock, warrants, and options to purchase common stock are included as common stock equivalents only when dilutive.

10

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 5 - Intangible assets-

Intangible assets consisted of the following:

	March 31, 2005
	Gross Carrying	Accumulated
	Amount	Amortization
License agreement - Geomatrix	$24,082,000	$(3,905,000)
Marketing agreement	2,577,000	(2,577,000)
Trademarks and patents	21,000	(6,000)

Total amortizable intangible assets	$26,680,000	$(6,488,000)

Unamortizable intangible assets
Goodwill	$3,296,000

	December 31, 2004
	Gross Carrying	Accumulated
	Amount	Amortization
License agreement - Geomatrix	$24,082,000.00	$(3,298,000.00)
Marketing agreement	2,577,000	(2,577,000)
Trademarks and patents	20,000	(5,000)

Total amortizable intangible assets	$26,679,000	$(5,880,000)

Unamortizable intangible assets
Goodwill	$3,226,000

Impairment Analysis

As required by SFAS No. 142, we test goodwill or other intangibles created by each acquisition for impairment. These assets are tested for impairment at least annually, or upon occurrence of such events that may indicate impairment exists. We revised the earnings forecast for the next five years and evaluated the change in fair value of each component of goodwill using the expected present value of future cash flows..

As a result of our review, the remaining goodwill was deemed to be fairly stated at March 31, 2005 and December 31, 2004. The goodwill of $3,296,000 is attributable to previous acquisitions as follows:

DFN	$2,421,000
WWS	875,000

Total	$3,296,000

11

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 6 - Commitments and contingencies

From time to time, we are party to a variety of legal proceedings arising out of the normal course of business, including cases in which damages may be sought. We believe we have a valid defense and are vigorously defending any pending litigation. While the results of litigation cannot be predicted with certainty, we do not believe that the outcome of these proceedings will have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

In connection with the ENI Acquisition, we became party to a Development and License Agreement and subsequent Amendment (collectively, the “ENI Agreements”) with SkyePharma, PLC (“Skye”). The ENI Agreements provide for certain product identification and license exclusivity rights on nutraceutical products utilizing Skye’s patented drug-delivery technologies, GEOMATRIX®, in exchange for various commitments as follows:

•
In consideration for the ENI Agreement and development services through 2004 and contingent on additional debt or equity financing of $3.0 million, we are obligated to pay Skye $1.0 million in four equal installments beginning January 1, 2004 and each first day of each calendar quarter thereafter.

•
We may retain our right to identify new product candidates and license them exclusively through the later of December 31, 2017 or the expiration of Skye’s corresponding patents, provided at least four such product candidates are identified us and approved by Skye, or Skye receives $1.0 million in product development fees, per calendar year beginning January 1, 2005.

•	We are obligated to pay Skye royalties equal to 10% of net sales generated from the products, as defined, quarterly in arrears.

Should we fail to meet the above commitments, product selection and license exclusivity rights will terminate at the end of the respective calendar year without effect on rights attained in prior years. As of March 31, 2005, we had failed to make payments to Skye totaling $750,000 related to the ENI Agreement. We are in process of renegotiating the related terms and payments in order to maintain our rights under the ENI Agreements despite the default. These amounts are included in accrued and other current liabilities.

Note 7 - Capital Stock

Common Stock Issued for Services and Settlements

In order to fund operating activities, we, from time to time, issue common stock in lieu of cash in exchange for goods or services.

During the first quarter of 2005, we issued 319,000 shares of our common stock to a vendor in exchange for a complete settlement of a $176,000 obligation.

During February 2005, we acquired the remaining 50% interest in WWS by issuing an additional 1,000,000 shares of our common stock.

Note 8 - Related Party Transactions

Officers and Directors

During the first quarter, we entered into an employment agreement dated as of January 1, 2005 with Stuart Benson providing for the employment of Mr. Benson as our company’s President and Chief Executive Officer. On February 15, 2005, we entered into an employment agreement dated as of January 1, 2005 with Gregg A. Linn providing for the employment of Mr. Linn as our company’s Chief Financial Officer. The employment agreements have initial terms of three years each and are both subject to automatic renewal for successive one-year periods.

12

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Mr. Benson's employment agreement provides for Mr. Benson to receive an annual base salary of $220,000 from January 1, 2005 through December 31, 2005; $250,000 from January 1, 2006 through December 31, 2006; and $280,000 commencing on January 1, 2007. Mr. Linn's employment agreement provides for Mr. Linn to receive an annual base salary of $160,000 from January 1, 2005 through December 31, 2005; $180,000 from January 1, 2006 through December 31, 2006; and $200,000 commencing on January 1, 2007. Both executives will also be eligible to receive annual bonuses pursuant to the employment agreements in amounts to be determined by our Board of Directors.

As part of their compensation packages, we granted to Mr. Benson and Mr. Linn, options to purchase 3,000,000 shares and 2,000,000 shares, respectively, of our common stock at an exercise price equal to the closing price of our common stock on the date of execution of the agreements. The options vest one third on each of the first three annual anniversaries following the date of grant.

During the three months ended March 31, 2005, $5,000 was either paid directly or amounts paid on behalf of Mr. Hannah, our Chairman. These amounts were paid for services requested by management that were deemed outside the scope of his role as Chairman.

Note 9 - Discontinued Operations

In order to resolve certain disputes with a former employee of the COF subsidiary, on July 9, 2004, we settled all matters via an execution of a Settlement and Release Agreement calling for the settlement of all claims and the sale of certain assets and liabilities back to the previous owners of COF. As part of the agreement, we will pay the previous owners of COF $150,000 in six equal monthly installments beginning July 2004 in exchange for the return of 2,600,000 shares of our common stock originally paid as part of the acquisition price. In addition, we will assign certain assets and the previous owners of COF will assume certain liabilities of NSI as of the effective date, the previous owners of COF will sublease facilities of our company located in Spanish Fork, Utah for a period of one year from the effective date, and executive employment agreements with Robert Scott and James Jeppson executed as part of the COF Acquisition become null and void. Should either party fail to perform its obligations under the agreement, certain rights and options exist allowing the parties to terminate the agreement. During 2004, we paid $50,000 of the $150,000 required payments under the agreement. As of November 15, 2004, we have not received the 2.6 million shares of common stock back from the previous owners of COF; accordingly, we are seeking specific remedies. In September 2004, we were served with a final demand notice from the Internal Revenue Service ("IRS") related to obligations from the previous owners of COF. These amounts were the obligation of the previous owners of COF, which was ratified in the agreement. However, in order for us to avoid any future claims related to this matter, in November 2004, we entered into a settlement agreement with the IRS related to this matter and paid the remaining $100,000 obligation under the agreement directly to the IRS. The IRS has agreed not pursue us related to this matter.

On September 30, 2004, MAF entered into an agreement to sell all properties, rights, and assets used or useful in connection with its product line, Boulder Bar. This was the primary asset in MAF. MAF received a $50,000 cash payment, a $50,000 promissory note and the purchaser has agreed to continue serving the debt obligation of approximately $435,000, which is secured by the aforementioned asset. As a result of this transaction, during 2004, we recorded an impairment charge related to the remaining $104,000 of intangible assets related to the MAF acquisition and a charge of $38,000 related to other MAF assets deemed to be of no remaining value.

As of March 31, 2005, COF and MAF had no mateiral net assets remaining on the accompanying consolidated balance sheets.

13

Vital Living, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 10 - Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those financial instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of SFAS No. 150 did not have a material effect on us.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement is effective for contracts entered into or modified after September 30, 2003. The adoption of SFAS No. 149 did not have a material effect on us.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.” In general, a variable interest entity is a corporation, partnership, trust, or any other legal entity used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after September 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established.

In December 2003, the FASB issued a revised Interpretation No. 46 (“FIN 46R”), “Consolidation of Variable Interest Entities.” FIN 46R requires companies to consider whether entities, in which they have financial interests, lack sufficient equity at risk to permit that entity to finance its activities without additional subordinated financial support and to consolidate those entities where the company would absorb the majority of any losses. The consolidation requirements are effective for interim and annual periods ending after March 15, 2004. The adoption of FIN 46 and FIN 46R did not have a material effect on us.

In December 2004, the FASB issued a revised Statement 123 (SFAS 123R), “Accounting for Stock-Based Compensation” requiring public entities to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. The effective date for this statement is as of the first interim period that begins after June 15, 2005. We are evaluating the impact of this new pronouncement and have not yet estimated the effect of implementation on our financial statements.

14

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

____________________

TABLE OF CONTENTS
		6,062,386 Shares Vital Living, Inc. Common Stock ____________________ PROSPECTUS ____________________ , 2005
Prospectus Summary	1
Risk Factors	4
Use of Proceeds	12
Dividend Policy	12
Price Range of Common Stock	12
Management’s Discussion and Analysis	14
Business	23
Management	29
Principal and Selling Stockholders	36
Description of Capital Stock	39
Description of Securities	39
Plan of Distribution	46
Legal Matters	48
Experts	48
Where You Can Find More Information	48

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 22. Indemnification of Directors and Officers.

The certificate of incorporation and bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Nevada General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).

Under Nevada law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the Board of Directors of the registrant deems appropriate.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the offering described in the Registration Statement. All such expenses are estimates except for the SEC registration fee.

SEC registration fee	$35.68
Accountants’ fees and expenses	1,500
Legal fees and expenses	25,000
Printing and engraving expenses	10,000
Miscellaneous fees	15,000
Total	$51,535.68

Item 26. Recent Sales of Unregistered Securities.

We made the following sales of unregistered securities during the past three years:

1. Nevada Offering. In July 2001, we completed a public offering that was offered without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration afforded by Section 3(b) of the Securities Act and Regulation D promulgated thereunder. On June 26, 2001, we received a letter of effectiveness for our registration filed under NRS 90.490 with the State of Nevada Securities Division. The registration pertained to 2,100,000 shares of common stock at a price of $0.28 per share for a total amount of proceeds of $588,000 which was the full amount of the offering. This amount and any prior securities sold by us in the prior 12 months did not exceed $1.0 million. The securities were sold pursuant to Nevada regulations utilizing a series 63 agent, with a fee paid of 2% of the total funds raised in Nevada for handling prospectus delivery, subscription monitoring and handling the bank impound account. The investors in this offering are as follows:

Name	Address	City	State	Zip
3 GC, Ltd.	6265 S. Stevenson Way	Las Vegas	NV	89120
Barbara Ahearn	520 W. Valle Del Oro Rd.	Oro Valley	AZ	85737
Debra Amigone	3175 Camelback Dr.	Las Vegas	NV	89109
ANT, Inc.	1850 E. Flamingo Rd. #111	Las Vegas	NV	89119
Calvin & Jetta Atkinson	24648 North 76th Place	Scottsdale	AZ	85255
Atlantic Pacific Guarenteen Group, Ltd.	2921 N. Tenaya Way, #216	Las Vegas	NV	89128
Ben Barnow	508 N. Kings Rd., #1	LA	CA	90048
Richard Battock	7512 E. Knollwood Pl.	Tucson	AZ	85750
Richard Bellinger	1465 E. Putnam Ave., #204	Old Greenwich	CT	06870
Michael Berger	13212 N. 7th Dr.	Phoenix	AZ	85029
Gregory & Deborah Bernett	6738 N. 36th St.	Phoenix	AZ	85018
Sharon Berti
Terrance Wolff	1518 N. El Camino	Tempe	AZ	85281
Henry & Claire Bock	7815 N. Central	Phoenix	AZ	85020
Sherilyn & Curtis Brooks	1907 E. Ponderosa Place	Tucson	AZ	85706
Maureen Buchanan	32 Ellicott Ln.	Wayne	NJ	07470
Ruth Buchanan	59 Clarke Ct.	Rutherford	NJ	07070
Michael Buchwald	4334 E. Dracena Ln.	Tucson	AZ	85712
Patricia Bulan	2600 W. Ironwood Hills, #6128	Tucson	AZ	85745
Len Bunts	1628 E. Southern Ave., #9254	Tempe	AZ	85282
Jennifer Byrnes	P.O. Box 57386	Tucson	AZ	85732
Arthur Cake	470 W. Roger Rd., #107	Tucson	AZ	85705
Greg & Susan Carlson	920 W. Wanda Vista Pl.	Tucson	AZ	85704
Coleman Capital Corp.
Roger Coleman	2921 N. Tenaya Way, #234	Las Vegas	NV	89128
Steve Coleman	2724 Otter Creek Ct., #101	Las Vegas	NV	89117
James Collander	24 Coleman Ave.	W. Chatham	NJ	07928
Corporate Capital Formation, Inc.	2921 N. Tenaya Way, #216	Las Vegas	NV	89128
John Country	2138 Buena Creek Rd.	Vista	CA	92127
Virginia Country	2138 Buena Creek Rd.	Vista	CA	92127
Gisela DeMint	241 Paradise Bird St.	Henderson	NV	89014
Perry & Michelle Dodd	326 W. Orchid Lane	Phoenix	AZ	85021
Erin Doucette	576 Cervantes Dr.	Henderson	NV	89014
James Doucette	576 Cervantes Dr.	Henderson	NV	89014
Sheila Doucette	576 Cervantes Dr.	Henderson	NV	89014
Debra Ann Duffy	15255 N. Frank Llyod Wright	Scottsdale	AZ	85260
John Dwyer	37 Farmersville Rd.	Califon	NJ	07830
John Dwyer	37 Farmersville Rd.	Califon	NJ	07830
Daryl Edson	1876 E. McNair Dr.	Tempe	AZ	85283
Michael Edson	6805 Mamaronick	Tucson	AZ	85718
Thelma Edson	6021 E. Lafayette Blvd.	Scottsdale	AZ	85251
Winston Farrar	269 Hickory Hollow	Las Vegas	NV	89123
Sidney Feinberg	6646 Sun River Rd.	Boynton Bch	FL	33437
Robert Fernandez	961 N. Chrysler Dr.	Tucson	AZ	85716
Leonard & Patricia Fontes	1213 N. Torino Ave.	Tucson	AZ	85712
Norlan Foster	2429 Greens Ave.	Henderson	NV	89014
Ruth Foster	2429 Greens Ave.	Henderson	NV	89014
Paul Friedman	9758 S. La Rosa Dr.	Tempe	AZ	85284
Nancy Funk	3901 W. Turkey Ln.	Tucson	AZ	85742
Marcy & Colette Goldstein	9B City Lights	Lahug Cebu	Philippines	85283
Lawrence Green	315 W. State Ave.	Phoenix	AZ	85021
Gary Grieco	2856 La Casita Ave.	Las Vegas	NV	89120

Bradley Grieco	2856 La Casita Ave.	Las Vegas	NV	89120
Chandra Hackett	269 Hickory Hollow	Las Vegas	NV	89123
Sandy Hackett	269 Hickory Hollow	Las Vegas	NV	89123
Anette Hays	1225 W. Mesquite St.	Chandler	AZ	85224
John Hennessy	E. 28th St.	Tucson	AZ	85710
Alan Hiller	6 Zeck Court	Suffern	NY	10901
Douglas Hollender	135 Morton Dr.	Ramsey	NJ	07446
Richard & Jeanne Horney	4475 Tourmaline Pl.	Tucson	AZ	85750
Paul Huber	510 4th St.	Canby	MN	56220
Paul Huber	510 4th St.	Canby	MN	56220
Pamela Hunter	15 Dunham Ave.	Cranford	NJ	07016
Brett & Denis Kacura	5620 Costa Maritima	San Clemente	CA	92673
William Karl	269 Hickory Hollow	Las Vegas	NV	89123
Phillip Kass	4438 Haskell Ave.	Encino	CA	91436
Kidakus Consulting, Ltd.	2856 La Casita Ave.	Las Vegas	NV	89120
Sheryl Kieser	9000 S. Las Vegas Blvd.,#1122	Las Vegas	NV	89123
Elise Klein	123 Elbert St	Ramsey	NJ	07446
Elise & Bruce Klein	123 Elbert St	Ramsey	NJ	07446
Elise & Peter Klein	123 Elbert St	Ramsey	NJ	07446
Harry & Pamela Kravshaar	309 S. Lapeer Dr.	Beverly Hills	CA	90211
Shara Leavens	10 194 N. Eight Iron Ln.	Oro Valley	AZ	85737
Todd Leavens	10 194 N. Eight Iron Ln.	Oro Valley	AZ	85737
Bruce Lee	2501 North 4th St., #7	Flagstaff	AZ	86004
William Lee	200 Old Palisade Rd., I IC	Fort Lee	NJ	07024
London Venture Capital Corporation	661 N. Broadway	Upper Nyack	NY	10960
Kelly & Joseph Long	1106 Silverstone Way	Las Vegas	NV	89123
Joseph Long	P.O. Box 231617	Las Vegas	NV	89123
Jeffrey Lustgarten
Andrea Barnow	11901 Kiowa Ave.	Los Angeles	CA	90049
Enzio & Arnzell Magaletti	9449 E. Indio Place	Tucson	AZ	85749
Joan Magen	6001 Calle del Pasiano	Scottsdale	AZ	85251
Victoria Mahoney	49 Douglas Dr.	Towaco	NJ	07082
William Mesch	7911 E. Birwood	Tucson	AZ	85750
Antoinette Metzer	7962 N. Jensen Dr.	Tucson	AZ	85741
Brian Mitchell	1900 W. Canada Hills Dr.	Tucson	AZ	85737
Manuel Moncivais	1314 Whippoorwill Dr.	Cedar Park	TX	78613
Neil Moody	30393 Upper Bearcreek Rd.	Evergreen	CO	80439
Sharon Moody	30393 Upper Bearcreek Rd.	Evergreen	CO	80439
Edward Morgan	125 E. Mabel	Tucson	AZ	85705
New Century Resources & Technology	2921 N.Tenaya Way, #208	Las Vegas	NV	89120
John Nussbaum	25045-486 Ave.	Sherman	SD	57038
John S. Nussbaum	25045-486 Ave.	Sherman	SD	57030
John & Theresa Nussbaum	4132 W. Villa Rita Dr.	Glendale	AZ	85308
Arnold Orbach	501 N. Craycroft Rd.	Tucson	AZ	85711
Michael Pesce	2919 E. Allen Rd.	Tucson	AZ	85716
Platinum Consulting Group	2243 Chatsworth Ct.	Henderson	NV	89014
Douglas Potts	3250 E. Presidio Rd.	Tucson	AZ	85716
Pt.Reyes Investments, LP	3631 W. Frier	Phoenix	AZ	85051
Nancy Purdin	3117 E. Circulo Del Tenis	Tucson	AZ	85716
Douglas Physcher	2370 Lorain Rd.	San Marino	CA	91108
Yvonne Quade	2048 E. Libra Dr.	Tempe	AZ	85283
Joseph Raiti	7 Kentisbury Circle	E. Brunswick	NJ	08816
Todd Ream	2133 Maple Springs St.	Las Vegas	NV	89015
Bartly Reilly	1360 N. Sandburg, #2909 C	Chicago	IL	60610
John Reilly	2905 Shannon Rd.	Northbrook	IL	60062
Kevin & Claudia Reilly	16009 N. 102nd Place	Scottsdale	AZ	85259
J. Terence Reilly	2905 Shannon Rd.	Northbrook	IL	60062
Alan Ross	2500 Claridge Ave.	Henderson	NV	89014
Connie Ross	2902 La Mesa Dr.	Henderson	NV	89014
Kevin & Bonnie Ross	4917 E. Duane Lane	Cave Creek	AZ	85331
Christina Ruince	5572 N. Golden Rod Way	Prescott	AZ	86305
Joseph Schmidt	32 Ellicott Ln.	Wayne	NJ	07470

Darl & Becky Shipley	16078 N. Chapulin Way	Tucson	AZ	85739
Adam Shorr	18655 Avenue Capri	Lute	FL	33558
James Sieffert	2223 E. Hale St.	Mesa	AZ	85213
Winona & Stephan Smith	111 E. Lee St.	Tucson	AZ	85705
Derylle Spears	2921 N. Tenaya Way #216	Las Vegas	NV	89128
Sperry Young and Stoecklein	1850 E. Flamingo Rd.	Las Vegas	NV	89119
Harold Stein	97 Douglas Dr.	Toronto	Canada	M4W 2132
David Stenmoe	306 Rimrock Circle	Prescott	AZ	86303
Deborah Stoecklein	2243 Chatsworth Ct.	Henderson	NV	89014
Donald Stoecklein	2243 Chatsworth Ct.	Henderson	NV	89014
George Tancus Capistrano	28961 Calle Susanna	San Juan	CA	92675
Tiffany Trovato	8309 Spring Arts Ave.	Las Vegas	NV	89129
Gary & Donna Varnell	27685 N. 61st Place	Scottsdale	AZ	85262
Alta Wehnert	334 Totowa Rd.	Totowa	NJ	07512
Alta Wehnert	334 Totowa Rd.	Totowa	NJ	07152
Thomas & Deanna Wiedemann	2719 Oak Ave.	Northbrook	IL	60062
Howard Wernick	6502 N. 29th St.	Phoenix	AZ	85016
Scott Whitaker	3201 Wiaconoin Ave. #108	Washington	DC	20016
Lloyd & Doris Whitt	6291 N. Caravan Ln.	Tucson	AZ	85704
Dan Willoughby	11283 N. Sawtooth Rd.	Tucson	AZ	85737
Sharon Witherspoon	786 N. El Dorado	Gilbert	AZ	85233
Sharon Witherspoon	786 N. El Dorado	Gilbert	AZ	85233
Robert & Margaret Wrenn	1222 Big Rock Rd.	Tucson	AZ	85718

2. Option Grants to Strategic Partners.    On August 21, 2001, we issued to the Arizona Heart Institute, Inc. an option to acquire 1.0 million shares of common stock at $0.35 per share in consideration for their agreement to act as our strategic partner and provide us with marketing and consulting services. The shares originally vested as follows: 600,000 options would vest upon AHI agreeing to endorse, distribute and produce the certain logo material, 200,000 options would vest when gross aggregate sales equaled or exceeded $1.0 million, and an additional 200,000 options would vest when gross aggregate sales equaled or exceeded $1.5 million. This grant was exempt under Securities 4(2) of the Securities Act, as amended. In July 2003, we executed an amendment to the agreement extending the term of agreement for an additional year. In consideration for such extension, AHI received the right to exercise 100,000 shares of common stock purchasable under the previously issued option through a "net exercise" provision and the option exercise period was extended to three years.

On August 21, 2001, we issued to AHI Management Hong Kong, Ltd. an option to purchase 1.0 million shares of our common stock at $0.35 per share in consideration for its agreement to act as exclusive distributor of our products in China, Taiwan and Hong Kong. Options to purchase 300,000 shares of common stock vested upon issuance. However, they are subject to divestiture if gross aggregate sales of our products does not equal or exceed $2.0 million within the first 30 months of the agreement. The remainder of the option vests in installments based on our attaining gross aggregate sales ranging from $5.0 million to $15.0 million. This grant was exempt under Section 4(2) of the Securities Act, as amended. In July 2003, the agreement was amended to provide for the immediate vesting of options to acquire 300,000 shares of our common stock and the elimination of any lock-up period thereto. In consideration, they agreed to eliminate their right to act as our exclusive distributor in China. We are now able to seek other distributors in such territory on a non-exclusive basis.

3. Options, warrants and shares of common stock granted to consultants and members of the scientific advisory board.

On March 25, 2002, we issued warrants to purchase 500,000 shares of common stock at a price of $1.00 per share to Leslie D. Michelson as consideration for his agreement to serve as a consultant. The warrants vest in equal installments over 17 months. We did not receive any cash compensation for the issuance of the warrant. This grant was exempt under Section 4(2) of the Securities Act, as amended.

On October 1, 2001, we issued warrants to purchase 300,000 shares of common stock at a price of $0.35 per share to Howard Wernick as consideration for his agreement to serve as a consultant. The warrants vested immediately upon grant. On April 3, 2003, we issued 20,000 shares of common stock valued at $17,600 as consideration for additional work Dr. Wernick performed for us. Both of these grants were exempt under Section 4(2) of the Securities Act, as amended.

On March 25, 2002, we issued warrants to purchase 150,000 shares of common stock at a price of $1.00 per share to Brian C. Smith in consideration for his agreement to serve as a consultant. The warrants vest in equal installments over 17 months. This grant was exempt under Section 4(2) of the Securities Act, as amended.

On March 25, 2002, we issued options to purchase 200,000 shares of common stock at a price of $1.00 per share to Michael H. Davidson in consideration of his agreement to serve as chairman of our scientific advisory board. The options vest in equal installments over 17 months. On April 3, 2003, we issued 20,000 shares of common stock valued at $17,600 to Dr. Davidson in respect of additional services. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

On May 7, 2002, we issued options to purchase 15,000 shares of common stock at a price of $2.80 per share to David Maron, MD in consideration of his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of his agreement. This transactions was exempt under Section 4(2) of the Securities Act, as amended.

Effective as of May 7, 2002, we issued options to purchase 15,000 shares of common stock at $2.80 per share to Dr. John Sutherland in consideration for his agreement to serve on our strategic advisory board. These options vest 1,250 on August 1, 2002 and an additional 1,250 will vest on the 1st day of every third month for the term of the Agreement. This grant was exempt under Section 4(2) of the Securities Act, as amended.

On May 8, 2002, we issued options to purchase 120,000 shares of common stock at a price of $2.80 per share to Demetrie Argyropoulos in consideration for his agreement to serve as a consultant. The options vest in equal installments over 18 months. This grant was exempt under Section 4(2) of the Securities Act, as amended.

On May 15, 2002, we issued options to purchase 15,000 shares of common stock at a price of $2.80 per share to Dr. Dennis Sprecher in consideration of his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of his agreement. This transactions was exempt under Section 4(2) of the Securities Act, as amended.

On May 19, 2002, we issued options to purchase 200,000 shares of common stock at a price of $3.00 per share to Stephen Songsheng Chen in consideration for his agreement to serve as a consultant. The options vest in equal installments over 24 months. Effective July 9, 2003, we agreed to amend Mr. Chen's consulting agreement and granted to Mr. Chen an additional 125,000 shares of common stock and Series F Warrants to acquire 125,000 shares of common stock at an exercise price of $1.00. Effective August 13, 2003, we issued immediately exercisable warrants to acquire 72,000 shares of common stock at an exercise price of $2.00. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

Effective as of June 17, 2002, we issued options to purchase 15,000 shares of common stock at $2.80 per share to Dr. Ronald Krauss in consideration for his agreement to serve on our strategic advisory board. The options vest 1,250 on August 1, 2002 and an additional 1,250 will vest on the 1st day of every third month for the term of the Agreement. This grant was exempt under Section 4(2) of the Securities Act, as amended.

Effective as of August 12, 2002, we issued 48,000 shares of common stock to HCFP/Brenner Securities, LLC pursuant to the terms of an investment banking agreement. Effective as of April 9, 2003, we issued an additional 100,000 shares of common stock pursuant to an additional investment banking agreement with Brenner for merger and acquisition advisory work. These grants were exempt under Section 4(2) of the Securities Act, as amended.

Effective September 20, 2002, we issued options to purchase 500,000 shares of common stock at $1.50 per share to Martin Wallace in consideration for his agreement to provide consulting work. The options vest based on certain sales levels attained. This grant was exempt under Section 4(2) of the Securities Act, as amended.

Effective as of November 7, 2002, we issued 68,000 shares of common stock to Mark Behringer, 32,000 shares of common stock to Robert A. Cooke, and 33,000 shares of common stock to Weil Consulting Corporation in consideration of their providing us with consulting services. This grant was exempt under Section 4(2) of the Securities Act, as amended.

On April 3, 2003, we issued a warrant to purchase 35,000 shares of common stock at $1.00 per share to Atlas Capital Services in consideration for its services in connection with a private placement of securities. The warrant was immediately exercisable. This grant was exempt under Section 4(2) of the Securities Act, as amended.

On July 9, 2003, we completed the sale of 5 units, each consisting of 100,000 shares of non-voting 50% Series C Convertible Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, aggregating 500,000 shares of Series C Preferred Stock, 500,000 Series D Warrants and 500,000 Series E Warrants. The Series D Warrants have an exercise price of $1.30 per share and the Series E Warrants have an exercise price of $1.60 per share and each are immediately exercisable. The securities were purchased by a single investor, Strong International Enterprises (HK) Co., Ltd. of Hong Kong. Stephen Chen, one of our shareholders and a consultant of ours, facilitated the placement of the units and received 250,000 Series D Warrants exercisable at $1.30 per share in connection with the sale, together with a cash commission of $62,500. Mr. Chen also received 62,500 shares of common stock valued at $73,750 and an option to acquire 62,500 shares of common stock exercisable at $1.00 per share. The transaction was exempt under Section 4.2 of the Securities Act of 1933, as amended. In July 2003, Mr. Chen's consulting agreement was amended, and he was issued 125,000 shares of common stock valued at $147,500 and granted 125,000 Series A Warrants to purchase common stock at an exercise price of $1.00 per share. These transactions were exempt under Section 4(2) of the Securities Act, as amended.

During July 2003, in conjunction with our acquisition of Christopher's Original Formulas, Inc., we issued 54,000 shares of common stock to Atlas Capital Services for investment services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

During August 2003, in conjunction with the acquisition of E-Nutriceuticals, Inc., 950,000 shares of common stock were issued to HCFP/Brenner Securities and 200,000 shares were issued to Robert Eide and his designees for acquisition advisory services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

During August 2003, we issued 1,300,000 shares of common stock to Bradley Edson as compensation for closing the E-Nutriceuticals acquisition and issuance of the Series D Preferred Stock. These shares vested 100% upon issuance and had a fair market value of $1,781,000, or $1.37 per share. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

During September 2003, 135,000 shares of common stock were issued to Brenner for financial advisory services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

On December 10, 2003, we issued 12,000 shares of common stock to CEO Cast for financial services. This issuance was exempt under Section 4(2) of the Securities Act, as amended.

On April 19, 2004, we issued a warrant to purchase 100,000 shares of common stock at $0.89 per share to Nest Ventures, LLC in consideration for consulting services. The warrant was immediately exercisable. This grant was exempt under Section 4(2) of the Securities Act, as amended.

In May 2004, we issued stock options to purchase a total of 200,000 shares of common stock at prices ranging from $0.85 to $1.30 per share to Elite Financial Communications Group, LLC in consideration for consulting services. This grant was exempt under Section 4(2) of the Securities Act, as amended.

In July 2004, we issued 518,692 shares of common stock to Susan Vann, as Executor of the Estate of Bruce Vann, our former legal counsel, in consideration of outstanding obligations owed to Mr. Vann for $111,000 worth of legal services performed on our behalf. The issuance was exempt under Section 4(2) of the Securities Act, as amended.

4. Series A Preferred Private Placement. Between February and June 2002, we sold, for $3,712,000, in an exempt private placement to accredited investors under Rule 506 under Regulation D, 3,712,000 shares of 10% Series a Preferred Stock. The list of Series A Preferred Stock investors are as follows:

Name	Address	City	State	Zip	Amount

American Pension Services/FUB Custodian for Gregory Bemett IRA #3580	11027 South State St	Sandy	Utah	84070	$100,000
Arzu,Jose Antonio	1 Ave 12-46 2.10	Guatemala	Guatemala		$430,000
Bellinger, Richard	P.O. Box 11097	Greenwich	CT	06831	$25,000
Benson, Gladys R	5305 Sago Palm Blvd	Tamarac	FL	33319	$50,000
Benson, Mitchell C. & Rhonda B. JTWROS	45 E. End Ave	New York	NY	10028	$25,000
Bernell, Gregory	6738 N. 36th St	Phoenix	AZ	85018	$200,000
Bland, Jeffery Lee	5226 W. Tierra Buena Lane	Glendale	AZ	85306	$15,000
Bock, Henry & Claire	7815 N. Central Ave	Phoenix	AZ	85620	$10,000
Cake, Arthur	1208 W. Roger Rd	Tucson	AZ	85705	$25,000
Carlson, Greg R. & Susan C. JTWROS	920 W. Wanda Vista Place	Tucson	AZ	85704	$25,000
Chen,Stephen Songsheng	2099 Strathshire Hall Lane	Powell	Ohio	43065	$ 500,000
Chen,Stephen Songsheng	2099 Strathshire Hall Lane	Powell	Ohio	43065	$ 700,000
Collander, James J	24 Coleman Ave. West	Chatham	NJ	07928	$25,000
Cook, James F. Estate Susan C. Carlson, Executor	920 W. Wanda Vista Place	Tucson	AZ	85704	$25,000
Crescent Venture Investors LLC	1482 E. Valley Rd., Ste. 122	Santa Barbara	CA	93108	$200,000
Danoff, Eve K. & Robert B. Danoff JWROS	6940 E. Orange Blossom Lane	Paradise Valley AZ	85253	$10,000
Della Holt Trust	P.O. Box 31236	Tucson	AZ	85751	$25,000
Demsey, Richard L.	c/o Nurenberg Plevin 1370 Ontario St., Standard Bldg .-1st Flr	Cleveland	Ohio	4413	$100,000
Dettle, Robert	1101 Water St	Santa Cruz	CA	95062	$10,000
Dwyer, John J.	37 Farmersville Rd	Califon	NJ	07830	$25,000
Feinberg, Sidney or Harriet A., JWROS	6646 Sun River Rd	Boynton Beach FL	33437	$10,000
Fernandez, Robert A.	961 N. Chrysler Dr	Tucson	AZ	85716	$10,000
Friedman, Paul D.	9758 S. La Rosa Dr	Tempe	AZ	85284	$10,000
Godfrey, Norman	#1400-75 The Donway West	Toronto	Ontario	M3C2E9	$100,000
Goldstein, Colette	1012 W. Laredo Ave	Gilbert	AZ	85233	$10,000
Green, Lawrence	315 West State Ave	Phoenix	AZ	85021	$10,000
Hannah, Donald C. Jr.	9229 Sunset Blvd. #505	Los Angeles	CA	90069	$25,000
Huber, Paul & Renae	510 4th St	Canby	MN	56220	$40,000
Javan, LLC	P.O. Box 1678	Tempe	AZ	85280	$10,000
Krakow, Michael E. & Jennifer L. JWROS	6094 Madbury Ct	San Luis Obispo	CA	93401	$25,000
Leff, Edmund I	8641 N 55th PI	Paradise Valley	AZ	85253	$10,000
Lyons, Rich	17231 N. 43rd Street	Phoenix	AZ	85032	$10,000
Magaletti, Enzio T. & Amzell B. Community Property WROS	9449 E.Indio Place	Tucson	AZ	85749	$25,000
Millennium Trust Co. LLC FBO Neil V. Moody IRA Trust #906414010	100 Sands Point Rd., #305	Longboat Key	FL	34228	$50,000
Mitchell, Brian	1900 W. Canada Hills Dr	Tucson	AZ	85737	$25,000
Moody, Neil V. Revocable Trust did 2/9/95	100 Sands Point Rd., #305	Longboat Key	FL	34228	$100,000
Morren, Arnold	4705 Leann Court	Grandville	MI	49315	$25,000
Morren, Arnold	4705 Leann Court	Grandville	MI	49418	$25,000
Morren, Jay & Kathleen Living Trust did 3/18/92	901 Windrow, S.E	Grand Rapids	MI	49508	$50,000
Orbach, Arnold & Gail JTRS	501 N. CraycroftRd	Tucson	AZ	85711	$10,000
Orbach, Arnold & Gail JTRS	501 N. CraycroftRd	Tucson	AZ	85711	$10,000
Pearson, Nellie M., Trustee Pearson Family Trust	1420 Nantahala Beach Rd	Gulf Breeze	FL	32563	$10,000
Peele, Barry	10040 Reevesbury Drive	Beverly Hills	CA	90210	$25,000
Peele, Barry	10040 Reevesbury Drive	Beverly Hills	CA	90210	$25,000
Pillar, Craig & Stacy	1512 E. Remington Ct	Chandler	AZ	85248	$12,000
Portofino Capital Inc.	9903 Santa Monica Blvd	Beverly Hills	CA	90210	$50,000
Ratkovich, James and Michelle	2029 New York Dr	Altadena	CA	91001	$25,000
Reder, Barry	222 Kearny St. 7th Floor	San Francisco	CA	94108	$40,000
Sellerole, Victor	599 Paramus Rd	Paramus	NJ	07652	$10,000
Servold, Dale J. & Kerry M.	1921 Fox Trail	Sioux Falls	SD	57103	$10,000
Servold, Dean N. or Nellie P., JWROS	1420 Nantahala Beach Rd	Gulf Breeze	FL	32563	$10,000
Shoychet, Frank	58 Lanytry Place	Thornhill	Ontario	L4J-8K8	$12,000
Smith, Brian C.	679 Lombardy Place	San Marino	CA	91108	$100,000
Sterk, William	8661 Burlingame Ave., S.W	Byron Center	MI	49315	$50,000
Sterk, William	8661 Burlingame Ave., S.W	Byron Center	MI	49315	$50,000
Stern, Michael J.	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Stern, Michael J. Custodian for Jennifer Susan Stern	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Stern, Michael J. Custodian for Lisa Barabara Stern	10 Finch Forest Trail	Atlanta	GA	30327	$10,000
Szubielski, Edward A. & Robin Nepo Community Property WROS	28692 Vista Ladera	Laguna Niguel	CA	92677	$10,000
Total Training Solutions, Inc.	2201 N. Camino Principal, #2B	Tucson	AZ	85715	$25,000
Valhalla Investment Partners L.P.	1668 Main Street	Sarasota	FL	34236	$50,000
Varnell, Gary L. & Donna L. JWROS	27685 N. 61st Place	Scottsdale	AZ	85262	$13,000
WJ B Insurance Company, Ltd.	1702 Chastain Pkwy East	Pacific Palasades	CA	90272	$30,000
Vasquez, Lynn Marie	2047 E. Elmwood	Mesa	AZ	85213	$10,000
TOTAL:					$3,712,000

During June, 2003, 380,488 shares of Series A Preferred Stock were issued in satisfaction of dividends owed to holders of Series A Preferred Stock. During the period of August 2003 through December 2003, all holders of Series A Preferred Stock converted into 3,172,000 shares of common stock and we issued 818,498 two-year Series A Warrants with an exercise price of $2.00 per share, vesting one year from the date of grant.

5. Shares of Common Stock to Directors. Effective as of August 12, 2002, we issued 30,000 shares of common stock to Robert Eide and 30,000 shares of common stock to Donald Hannah for their respective services as our directors, 10,000 shares of which vests immediately and the balance of which vest over two years. Effective January 7, 2003, we issued 10,000 shares of common stock to Leslie Quick and Carson Beadle for their services as directors. In August 2003, we issued 75,000 shares of common stock to each of Robert J. Eide, Carson Beadle, Donald Hannah, Leslie C. Quick, III and David Allen, 25,000 shares of which vests immediately and the balance of which vest over two years. These grants were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

In January 2004, Bradley Edson, our former chairman and chief executive officer, voluntarily resigned from all his positions with us. In connection with Mr. Edson’s resignation, we entered into a severance agreement with him. Pursuant to the severance agreement, we agreed to issue to Mr. Edson 600,000 shares of our common stock. When issued, this grant will be exempt under Rule 4(2) of the Securities Act of 1933, as amended.

6. MAF Acquisition. On November 20, 2002, we completed the acquisition of MAF BioNutritionals, LLC. The purchase price was 2,500,000 restricted shares of common stock. The issuance of securities in the acquisition was not a public offering, and thus was an exempt offering under Section 4(2) of the Securities Act. Concurrently with the closing of the acquisition of MAF BioNutritionals, we authorized the issuance of 50,000 shares of common stock to Aegis Capital Corp. in connection with investment banking activities rendered in connection with the transaction. Paul Hickey, an investment banker, represented MAF BioNutritionals and was issued 50,000 shares of common stock in April 2003 in lieu of cash compensation owed to him. Similarly Reed Smith LLC, the legal advisors to MAF BioNutritionals, was issued 30,000 shares of common stock as partial compensation owed to them. These issuances were exempt under Section 4(2) of the Securities Act, as amended.

7. MAF Private Placement. Concurrently with the closing of the acquisition of MAF BioNutritionals, we completed a placement of approximately 19.54 Units to 13 accredited investors, each Unit consisting of 70,000 shares of common stock, five year Series B Warrants to acquire a 70,000 shares of common stock exercisable at $1.65 per share and five year Series C Warrants to acquire 70,000 shares of common stock at an exercise price of $2.14 per share. We raised total proceeds of $1,367,500. The identity of each investor is set forth under the section captioned “Selling Stockholders” in the prospectus of this Registration Statement. This offering was exempt pursuant to Rule 506 of Regulation D, under the Securities Act of 1933. Atlas Capital Services was granted warrants to acquire 34,000 shares of our common stock at an exercise price of $1.00 in connection with investment services rendered to one of these investors.

8. Series B Preferred Private Placement. On April 16, 2003, we completed the private placement of 10 units, each unit consisting of 100,000 shares of Series B Preferred Stock, 100,000 Series D Warrant and 100,000 Series E Warrant, for $1,000,000 or $100,000 per unit. The offering was done in an exempt private placement to one accredited investor pursuant to Rule 506 under Regulation D. On April 16, 2004, we issued 250,000 shares of common stock to the holder of the Series B Preferred Stock as a dividend pursuant to its terms and the holder then elected to convert the 1,000,000 shares of Series B Preferred Stock into common stock.

9. Exercise of Warrant. Effective May 7, 2003, Stuart Benson exercised, in part, his warrant and received 30,000 shares of Common Stock for $300.

10. Christopher’s Acquisition. On July 3, 2003, we issued 2,600,000 shares of common stock to acquire the assets of Christopher’s Original Formulas, Inc. In connection with this transaction, we issued 25,000 shares of common stock to Aegis Capital Corp. and 75,000 shares of common stock to Robert J. Eide, a former member of our board of directors for investment services. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended. In connection with our disposal of the assets of Christopher's Original Formulas in July 2004, the 2,600,000 shares were cancelled and returned to unissued status.

11. Series C Preferred Private Placement. On July 9, 2003, we completed the private placement of five units, each unit consisting of 100,000 shares of Series C Preferred Stock, 100,000 Series D Warrants and 100,000 Series E Warrants, for $500,000 or $100,000 per unit. The offering was done in an exempt private placement to one accredited investor pursuant to Rule 506 under Regulation D. In July 2004, we issued 250,000 shares of common stock to the holder of the Series C Preferred Stock as a dividend pursuant to its terms

12. ENI Acquisition. On August 20, 2003, we issued 31,248,584 shares of common stock to acquire all of the outstanding common stock of E-Nutriceuticals, Inc. In connection with the acquisition, we issued 1,150,000 shares of stock to HCFP/Brenner Securities for investment banking services and of these shares, 142,000 shares were subsequently issued to Robert Eide and 58,000 shares were issued to various designates of Robert Eide. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

13. ENI Private Placement. Concurrently with the closing of our acquisition of E-Nutriceuticals, we completed a private placement of 1,000,000 shares of Series D Preferred Stock for $1.00 per share generating gross proceeds of $1,000,000. The securities were purchased by SkyePharma PLC.

14. Bridge Offering. In October, November and December 2003, we sold $1.53 million aggregate principal amount of senior convertible promissory notes and five-year warrants to purchase an aggregate of 4,590,000 shares of common stock with exercise prices ranging from $1.00 to $1.50 per share. The investors in this offering are set forth in the section entitled “Selling Stockholder” in the prospectus forming a part of this Registration Statement. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

15. Private Offering. On December 19, 2003, we completed a private placement of $4,587,738 aggregate principal amount of 12% senior secured convertible notes and five-year warrants to purchase a total of 4,587,738 shares of common stock. We received aggregate proceeds of $4,587,738, of which $3,040,000 was invested in cash. The remaining $1,547,738 raised was as a result of the conversion of existing outstanding principal and accrued interest on previously issued senior convertible promissory notes which converted pursuant to their terms. The previously issued senior convertible promissory notes were retired and the investors were issued new senior secured convertible notes in their place. The proceeds from the sale of the retired senior convertible promissory notes were used for general working capital and no new proceeds were received from the subsequent conversion into senior secured convertible notes. The investors in this offering are set forth in the section entitled “Selling Stockholder” in the prospectus forming a part of this Registration Statement. These transactions were exempt under Rule 4(2) of the Securities Act of 1933, as amended.

16. X-Fat Private Offering. In March and April 2004, we entered into a Purchase Agreement with investors and sold 510,000 shares of common stock at $1.00 per share, for total gross proceeds of $510,000, with rights to receive a portion of net revenues, as defined therein, from the sale of X-Fat®. The offering was done in an exempt private placement to accredited investors pursuant to Rule 506 under Regulation D. The list of investors are as follows:

Name	Address	City	State	Zip	Amount
Insider’s Trend Fund, L.P.	c/o Monarch Capital 330 Madison Avenue	New York	NY	10017	$125,000
Leo Mindel Non GST Exempt Family Trust II	5 Elm Row	New Brunswick	NJ	08901	$125,000
Kody King and Jill Marie Gooding Newland	PMB 611 1928 E. Highland F-104	Phoenix	AZ	85016	$ 50,000
John S. Nussbaum	25045-486th Avenue	Sherman	SD	57030	$ 40,000
Thelma Edson	6021 E. Lafayette Blvd.	Scottsdale	AZ	85251	$ 60,000
Susan J. Caldwell Living Trust	7155 E. Paradise Canyon Rd.	Paradise Valley	AZ	85253	$ 50,000
John T. and Theresa A. Nussbaum	4132 W. Villa Rita Dr.	Glendale	AZ	85308	$ 10,000
A. Dennis and Randy Goldberg	5315 N. Wilkinson Rd.	Paradise Valley	AZ	85253	$ 50,000

17. June 2004 Private Offering. In June and July 2004, we entered into a Purchase Agreement with investors and sold 3,900,000 units, each unit consisting of one share of common stock, three Series G Warrants each to purchase one share of common stock at $0.25 per share and one Series H Warrant each to purchase one share of common stock at $0.25 per share. The per-unit offering price was $0.25 and we received total gross proceeds of $975,000. The offering was done in an exempt private placement to accredited investors pursuant to Rule 506 under Regulation D. In connection with this transaction, we issued 195,000 shares of common stock and warrants to purchase 1,950,000 shares of common stock to HCFP/Brenner Securities for investment banking services. The list of investors are as follows:

Name	Address	City/State	Zip	Amount

Stewart Richer	2 Horatio Street, Apt. 15G	New York, NY	10014	$100,000
Edward S. Gutman	100 United Nations Plaza	New York, NY	10017	$100,000
The Edward S. Gutman Family Foundation	100 United Nations Plaza	New York, NY	10017	$100,000
Joseph Catalano	203 Carnation Drive	Farmingdale, NY	11735	$ 25,000
Silverman Partners	791 Park Avenue, 5B	New York, NY	10021	$300,000
Generic Trading of Philadelphia	1270 Ave. of Americas	New York, NY	10006	$ 50,000
RFJM Partners, LLC	900 Third Ave.	New York, NY	10022	$100,000
Crescent International Ltd.	84, av. Louis-Casa, CH 1216	Cointrin Geneva Switzerland		$200,000
No underwriters were involved in connection with the sales of securities referred to in this Item 15.

Item 27. Exhibits.

(a) Exhibits

Exhibit No.	Description
2.1	Acquisition Agreement and Plan of Merger, dated as of August 16, 2001, between Vital Living, Inc. and VCM Technology Limited (1)
2.2	Certificate of Merger of Vital Living, Inc. and VCM Technology Limited (1)
3.1	Amended and Restated Articles of Incorporation for Vital Living, Inc. (1)
3.2	Amended and Restated Bylaws for Vital Living, Inc. (1)
4.1	Form of Series A Warrant (2)
4.2	Form of Series B Warrant (3)
4.3	Form of Series C Warrant (3)
4.4	Form of Series D Warrant (4)

Exhibit No.	Description
4.5	Form of Series E Warrant (5)
4.6	Form of Series F Warrant (2)
4.7	Certificate of Designation of Preferences, Rights and Limitations of 10% Series A Preferred Stock (20)
4.8	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series B Convertible Preferred Stock (20)
4.9	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series C Convertible Preferred Stock (20)
4.10	Certificate of Designation, Preferences and Relative, Participating, Optional or Other Special Rights of Series D Convertible Preferred Stock (5)
4.11
Stock Purchase Agreement, dated as of October 23, 2002, by and among Vital Living, Inc., MAF BioNutritionals, LLC, William A. Coppel (personally and as a representative of Kenneth Martin), Phillip B. Maffetone, Leslie C. Quick, III, Thomas C. Quick and Kenneth Glah (6)

4.12	Subscription Agreement for November 2002 private placement of units (3)
4.13	Form of Subscription Agreement for Series B Convertible Preferred Stock (4)
4.14	Form of Subscription Agreement for Series C Convertible Preferred Stock (7)
4.15	Form of Subscription Agreement for Series D Convertible Preferred Stock (5)
4.16	Registration Rights Agreement, dated as of November 20, 2002, between Vital Living, Inc. and those persons listed on Exhibit A attached thereto (3)
4.17
Stockholders’ Agreement, dated, by and among Vital Living, Inc., Bradley D. Edson, Stuart A. Benson, Martin Gerst, Donald Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie C. Quick, III, and Thomas C. Quick (3)

4.18
Stockholders’ Agreement, dated August 20, 2003, by and between Vital Living, Inc., Bradley D. Edson, Stuart A. Benson, Donald Hannah, SkyePharma PLC, Fifth Avenue Capital, Inc. and Stephen Morris (5)

4.19	Registration Rights Agreement, dated as of August 20, 2003, by and between Vital Living, Inc. and SkyePharma PLC (5)
4.20	Lock Up Agreement, dated as of May 21, 2001, among Bradley D. Edson Martin Gerst, Donald Hannah and Kenneth Lind (8)
4.21	Amendment No. 1 to Lock Up Agreement, dated as of May 21, 2001, among Bradley D. Edson Martin Gerst, Donald Hannah and Kenneth Lind (8)
4.22	Form of Securities Purchase Agreement for December 2003 private offering (9)
4.23	Form of Senior Secured Convertible Note issued in December 2003 private offering (9)

Exhibit No.	Description
4.24	Form of Warrant issued in December 2003 private offering (9)
4.25	Form of Warrant issued in 2003 offering of senior convertible promissory notes (9)
4.26	Form of Security Agreement for December 2003 private offering (9)
4.27	Form of Registration Rights Agreement for December 2003 private offering (9)
4.28	Form of Escrow Agreement for December 2003 private offering (9)
4.29	Form of Purchase Agreement for March 2004 private offering (21)
4.30	Form of Securities Purchase Agreement for June 2004 private offering (21)
4.31	Form of Series G Warrant (21)
4.32	Form Series H Warrant (21)
4.33	Form of Registration Rights Agreement for June 2004 private offering (21)
4.34	Asset Purchase Agreement, dated September 30, 2004, among Vital Living, Inc., MAF BioNutritional, LLC and Radha Krishna Heartly Blessings, Inc. (22)
10.1	2001 Stock Option Plan (1)
10.2	Agreement, dated August 21, 2001, between Vital Living, Inc. and Arizona Heart Institute, Inc. (8)
10.3	Addendum, dated April 4, 2002, to Agreement between Vital Living, Inc. and Arizona Heart Institute, Inc. (10)
10.4	Amendment No. 1, dated July 15, 2003, to Agreement Vital Living, Inc. and Arizona Heart Institute, Inc. (11)
10.5	Distribution Agreement, dated August 21, 2001, between Vital Living, Inc. and Advanced Medical China, Ltd. (8)
10.6	Amendment No. 1 to Distribution Agreement, dated February 26, 2002, between Vital Living, Inc. and Advanced Medical China, Ltd. and AHI Management Hong Kong Ltd. (12)
10.7	Employment agreement, dated October 1, 2001, between Vital Living, Inc. and Bradley D. Edson (8)
10.8	Amendment No. 1, dated October 1, 2002, to Employment Agreement between Vital Living, Inc. and Bradley D. Edson (3)
10.9	Consultant Agreement, dated October 1, 2001, between Vital Living, Inc. and Howard Wernick (8)
10.10	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Leslie D. Michelson (13)
10.11	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Brian C. Smith (13)

Exhibit No.	Description
10.12	Consulting Agreement, dated March 20, 2002, between Vital Living, Inc. and Michael H. Davidson, M.D. (13)
10.13	Form of Clinical Trial Agreement, between Vital Living, Inc. and the City of Phoenix Fire Department (14)
10.14	Executive Services Agreement, dated as of November 20, 2002, between Vital Living, Inc. and Stuart A. Benson (3)
10.15	Amendment No. 1 to Employment Agreement between Vital Living, Inc. and Stuart A. Benson (20)
10.16	Amendment No. 2 to Employment Agreement between Vital Living, Inc. and Stuart A. Benson (20)
10.17	Warrant Agreement, dated November 20, 2002, between Vital Living, Inc. and Stuart A. Benson (10)
10.18	Amendment No. 1 to Warrant Agreement between Vital Living, Inc. and Stuart A. Benson (4)
10.19	Amendment No. 2 to Warrant Agreement between Vital Living, Inc. and Stuart A. Benson (20)
10.20	Financial Advisor Services Agreement, dated July 29, 2002, between Vital Living, Inc. and Peck and Grossman, LLC (14)
10.21	Agreement, dated February 3, 2003, between Vital Living, Inc. and CHG Allied Inc. (14)
10.22	Agreement, dated September 30, 2002, between Vital Living, Inc. and Medical Resource, LLC, National Provider Network (14)
10.23	Consulting Agreement, dated as of October 8, 2002, between Vital Living, Inc. and Martin Wallace (14)
10.24	Management Agreement, dated as of April 17, 2003, between Vital Living, Inc. and Christopher’s Original Formulas, Inc. (4)
10.25	Consulting Agreement, dated May 19, 2002, between Vital Living, Inc. and Stephen Songsheng Chen (4)
10.26	Warrant Agreement, dated April 16, 2003, between Vital Living, Inc. and Stephen Songsheng Chen (4)
10.27	Scientific Advisory Board Agreement, dated May 15, 2002, between Vital Living, Inc. and Dr. Dennis Sprecher (15)
10.28	Scientific Advisory Board Agreement, dated May 30, 2002, between Vital Living, Inc. and John A. Sutherland (16)
10.29	Scientific Advisory Board Agreement, dated May 16, 2002, among Vital Living, Inc., Thomas Allison and the Mayo Foundation for Medical Education and Research (15)
10.30	Scientific Advisory Board Agreement, dated June 17, 2002, between Vital Living, Inc. and Ronald M. Krauss (17)
10.31	Scientific Advisory Board Agreement, dated May 7, 2002, between Vital Living, Inc. and Dr. David Maron (4)

Exhibit No.	Description
10.32	Settlement and Release Agreement, dated June 25, 2003, between Vital Living, Inc. and William Coppel (18)
10.33	Asset Purchase Agreement, dated as of June 20, 2003, among Vital Living, Inc., Nature’s Systems, Inc., Christopher’s Original Formulas, Inc., Robert C. Scott and James R. Jeppson (18)
10.34	Form of Escrow Agreement, dated August 20, 2003, between Vital Living, Inc., E-Nutraceuticals, Inc., Stephen Morris and Mercantile National Bank - California, as escrow agent (5)
10.35	Development and License Agreement, dated as of December 28, 2001, between E-Nutraceuticals, Inc. and SkyePharma PLC (5)
10.36	Amendment No. 1, dated as of August 20, 2003, to Development and License Agreement by and among Vital Living, Inc., E-Nutraceuticals, Inc., Jagotec AG and SkyePharma PLC (5)
10.37	Stock Purchase Agreement, dated as of October 14, 2003, among Vital Living, Inc. and the stockholders set forth on the signature page attached thereto (19)
10.38	Escrow Agreement, dated as of October 14, 2003, among Vital Living, Inc., the shareholders of Doctors For Nutrition, Inc. and Mercantile National Bank - California (19)
10.39	Executive Services Agreement, dated as of October 14, 2003, between Doctors For Nutrition, Inc. and Bruce Howe (19)
10.40	Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Roger Howe (19)
10.41	Strategic Advisor Agreement, dated October 14, 2003, between Vital Living, Inc. and Dr. Maynard Howe (19)
10.42
Form of Indemnification Agreement between the Company and each of Bradley D. Edson, Stuart A. Benson, Donald C. Hannah, Carson E. Beadle, Leslie C. Quick, Robert J. Eide, David Allen, Marcus Feder, Mitchel Feinglas and Michael Ashton (2)

10.42.1	Schedule of Indemnification Agreements in the form of Exhibit 10.42, including material detail in which such documents differ from Exhibit 10.42 (2)
10.43
Amendment No. 1, dated as of January 13, 2004, to Stockholders’ Agreement, dated as of August 14, 2003, between each of the Company, Bradley D. Edson, Stuart Benson, Donald Hannah, Stephen Morris, SkyePharma PLC and Fifth Avenue Capital, Inc. (20)

10.44	Stock Option Agreement, dated as of April 19, 2004, between the Company and Nest Ventures, LLC (23)
10.45
Settlement and Release Agreement, dated July 9, 2004, between the Company, Natures Systems, Inc., Christopher’s Original Formulas, Inc., Christopher Enterprises, Inc., Robert Scott, James Jeppson,, Norman Barala, Ruth Christopher and Stuart Benson (21)

10.46	Employment Agreement between Vital Living, Inc. and Stuart Benson, dated January 1, 2005 effective as of February 15, 2005 (24)
10.47	Employment Agreement between Vital Living, Inc. and Gregg Linn, dated January 1, 2005 effective as of February 15, 2005 (24)

Exhibit No.	Description
23.1	Consent of Epstein Weber & Conover, PLC
_____________________________________
(1)	Incorporated by reference to current Report on Form 8-K dated August 17, 2001 and filed with the SEC on October 1, 2001
(2)	Incorporated by reference to Registration Statement on Form SB-2 (333-111921) filed with the SEC on January 14, 2004
(3)	Incorporated by reference to current Report on Form 8-K/A dated November 20, 2002 and filed with the SEC on December 5, 2002
(4)	Incorporated by reference to Amendment No. 2 to Registration Statement on Form SB-2 (333-102106) filed on April 28, 2003
(5)	Incorporated by reference to current Report on Form 8-K dated August 21, 2003 and filed with the SEC on September 8, 2003
(6)	Incorporated by reference to current Report on Form 8-K dated October 23, 2002 and filed with the SEC on November 4, 2002
(7)	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 (333-102106) filed on June 18, 2003
(8)	Incorporated by reference to current Report on Form 8-K dated August 17, 2001 and filed with the SEC on November 20, 2001
(9)	Incorporated by reference to current Report on Form 8-K dated December 15, 2003 and filed with the SEC on December 19, 2003
(10)	Incorporated by reference to current Report on Form 8-K dated April 1, 2002 and filed with the SEC on April 16, 2002
(11)	Incorporated by reference to Amendment No. 4 to Registration Statement on Form SB-2 (333-102106) filed on July 23, 2003
(12)	Incorporated by reference to current Report on Form 8-K dated February 27, 2002 and filed with the SEC on February 28, 2002
(13)	Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001
(14)	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 (333-102106) filed on March 7, 2003
(15)	Incorporated by reference to current Report on Form 8-K dated May 15, 2002 and filed with the SEC on May 31, 2002
(16)	Incorporated by reference to current Report on Form 8-K dated May 30, 2002 and filed with the SEC on June 13, 2002
(17)	Incorporated by reference to current Report on Form 8-K dated June 17, 2002 and filed with the SEC on July 2, 2002
(18)	Incorporated by reference to current Report on Form 8-K dated July 2, 2003 and filed with the SEC on July 16, 2003
(19)	Incorporated by reference to current Report on Form 8-K/A dated October 14, 2003 and filed with the SEC on December 5, 2003
(20)	Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003
(21)	Incorporated by reference to the Registration Statement on form SB-2 (333-102106) filed on August 3, 2004
(22)	Incorporated by reference to current Report on Form 8-K dated September 30, 2004 and filed with the SEC on October 20, 2004
(23)	Amendment No. 1 to Registration Statement on Form SB-2 filed on May 12, 2004
(24)	Incorporated by reference to current Report on Form 8-K dated February 15, 2005 and filed with the SEC on February 18, 2005

(b) We filed the following reports on Form 8-K during the quarter ended December 31, 2003.

(1)
A Report on Form 8-K was filed with the Securities and Exchange Commission on October 20, 2004 relating to a change in the conversion and exercise price of the Secured Notes in exchange for allowing us to pay interest either cash or shares of our common stock.

(2)	A Report on Form 8-K/A was filed with the Securities and Exchange Commission on November 4, 2004 relating to the dismissal of our independent accountants.
(3)
A Report on Form 8-K/A was filed with the Securities and Exchange Commission on November 11, 2004 amending a Report on Form 8-K filed November 4, 2004 relating to the dismissal of our independent accountants.

(4)	A Report on Form 8-K was filed with the Securities and Exchange Commission on November 22, 2004 relating to a press release discussing our financial results for the third quarter of 2004.

Item 28. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on May ___, 2005.

Vital Living, Inc.

By:	/s/
Stuart A. Benson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
	Chairman of the Board	__________, 2005
Donald C. Hannah

	President, Chief Executive Officer (Principal Executive Officer)	__________, 2005
Stuart A. Benson

	Chief Financial Officer (Principal Accounting and Financial Officer)	__________, 2005
Gregg Linn

	Director	__________, 2005
David Allen

	Director	__________, 2005
Michael Ashton

	Director	__________, 2005
Carson E. Beadle

	Director	__________, 2005
Michael Cardamone

	Director	__________, 2005
D. Clay Coffeen